UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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EXELON CORPORATION

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March 19, 2015

NOTICE OF THE ANNUAL MEETING

AND 2015 PROXY STATEMENT

To the shareholders of Exelon Corporation:

Our annual meeting of shareholders will be held on Tuesday, April 28, 2015 at 9:00 a.m. Central Time at Exelon Corporation headquarters, 10 S. Dearborn, Chicago, Illinois to:

1)	Elect director nominees named in the attached proxy statement;

2)	Ratify PricewaterhouseCoopers LLP as Exelon’s independent auditor for 2015;

3)	Approve the compensation of our named executive officers as disclosed in the attached proxy statement;

4)	Approve the performance measures included in Exelon Corporation’s 2011 Long-Term Incentive Plan;

5)	Approve the management proposal regarding proxy access;

6)	Vote on a shareholder proposal regarding proxy access, if properly presented at the meeting; and

7)	Conduct any other business that properly comes before the meeting.

Shareholders of record as of March 10, 2015 are entitled to vote at the annual meeting.

On or about March 19, 2015, we will mail to our shareholders a Notice Regarding the Availability of Proxy Materials, which will indicate how to access our proxy materials on the Internet. By furnishing the Notice Regarding the Availability of Proxy Materials we are lowering the costs and reducing the environmental impact of our annual meeting.

Bruce G. Wilson

Senior Vice President,

Deputy General Counsel and Corporate Secretary

Your vote is important. We encourage you to vote promptly.

Internet and telephone voting are available through 11:59 p.m.

Eastern Time on April 27, 2015.

Proxy Statement Summary

We are providing these proxy materials in connection with the solicitation by the board of directors of Exelon Corporation (“Exelon,” the “company,” “we,” “us,” or “our”), a Pennsylvania corporation, of proxies to be voted at our 2015 annual meeting of shareholders and at any adjournment or postponement. The annual meeting of shareholders will take place on April 28, 2015 at 9:00 a.m. Central Time at Exelon Corporation headquarters, 10 S. Dearborn, Chicago, Illinois.

MATTERS FOR SHAREHOLDER VOTING

At this year’s annual meeting, we are asking our shareholders to vote on the following matters:

Proposal 1: Election of Directors

The board of directors recommends a vote FOR the election of the director nominees named in this proxy statement. See pages 1 through 11 for further information on the nominees.

Proposal 2: Appointment of PricewaterhouseCoopers LLP for 2015

The board of directors recommends a vote FOR this proposal. See page 32 for details.

Proposal 3: Advisory Approval of Executive Compensation

The board of directors recommends a vote FOR this proposal. See pages 33-76 for details.

Proposal 4: Approve Performance Measures included in Exelon Corporation’s 2011 Long-Term Incentive Plan

The board of directors recommends a vote FOR this proposal. See pages 77-80 for details.

Proposal 5: Approve Management Proposal regarding Proxy Access

The board of directors recommends a vote FOR this proposal. See pages 81-85 for details.

Proposal 6: Shareholder Proposal regarding Proxy Access

The board of directors recommends a vote AGAINST this proposal. See pages 86-88 for details.

The board of directors knows of no other matters to be presented for action at the annual meeting. If any matter is presented from the floor of the annual meeting, the individuals serving as proxies intend to vote on these matters in the best interest of all shareholders. Your signed proxy card gives this authority to Darryl M. Bradford and Bruce G. Wilson.

Please refer to the material on pages 89-94 for information about how to cast your votes, who may attend the meeting, and other frequently asked questions.

Exelon Corporation Notice of the Annual Meeting and 2015 Proxy Statement	ii

Proxy Statement Summary

GOVERNANCE HIGHLIGHTS

Exelon is committed to maintaining the highest standards of corporate governance. Strong corporate governance practices help us achieve our performance goals and maintain the trust and confidence of our investors, employees, customers, regulatory agencies and other stakeholders. Our corporate governance practices are described in more detail on pages 9-27 and in our Corporate Governance Principles which are available on the Exelon website at www.exeloncorp.com on the corporate governance page under the Investors tab.

Director Independence

•   11 of our 13 nominees are independent.

•    Our CEO is the only management director.

•    During 2014, all of our board committees (except the generation oversight committee and investment oversight committee) were composed exclusively of independent directors.

Board Leadership

•   We have an independent Lead Director, selected by the independent directors.

•    The Lead Director serves as non-exclusive liaison between management and the other non-management directors.

•    The positions of Chairman and CEO are separated

Executive Sessions	• The independent directors regularly meet in executive sessions without management, at which the Lead Director presides.

Board Oversight of Risk Management

•   Our board reviews Exelon’s systematic approach to identifying and assessing risks faced by Exelon and our business units.

•   The board considers enterprise risk in connection with emerging trends or developments and the evaluation of capital investments and business opportunities.

•    The board’s finance and risk committee oversees our risk management strategy, policies and practices and financial condition and risk exposures.

Stock Ownership Requirements

•   Our independent directors must hold at least 15,000 shares of Exelon common stock within five years after joining the board.

•   Our CEO must, after five years of employment, hold Exelon Common Stock valued at six times base salary.

•    Executive vice presidents and higher officers must, within five years after employment or September 30, 2012, hold Exelon Common Stock, valued at three times base salary.

Board Practices	• Our board annually reviews its effectiveness as a group. • Continuing director education is provided during regular board and committee meetings. • Directors may not stand for election after age 75.

Accountability	• All directors stand for election annually. • In uncontested elections, directors must be elected by a majority of votes cast.

iii	Exelon Corporation Notice of the Annual Meeting and 2015 Proxy Statement

Proxy Statement Summary

2014 EXECUTIVE COMPENSATION HIGHLIGHTS

1 STRONG COMPANY PERFORMANCE

•	Exelon’s share price was up 35.4% for the year, with a total shareholder return of 40.6% (including reinvested dividends), outpacing the S&P 500 (14.0%) and our 20 company peer group (23.3%).

•

Exelon Utilities completed the year with high performance across key operating areas including safety (top decile) and top quartile performance in all three utilities (BGE, ComEd and PECO) for both outage frequency and duration. See chart on page 53 for full details.

•	Exelon Generation had exceptional plant performance in 2014, including nuclear capacity factor of over 94%, power dispatch match of nearly 97%, and renewables (wind and solar) energy capture of 95%.

2 STRONG EXECUTION OF M&A STRATEGY

•	Executed a merger agreement to acquire Pepco Holdings Inc. (PHI) for $6.8 billion, with an anticipated closing in the second or third quarter of 2015.

•	Divested five non-core power plants to yield $1.8 billion of pre-tax proceeds ($1.4 billion after-tax).

•	Acquired two Midwest energy marketers (ProLiance and Integrys), virtually doubling the number of customers by adding over 1.2 million residential and commercial and industrial customers.

•	Invested in a portfolio of Bloom Energy fuel cell products to further the Bloom partnership and advance Exelon’s objectives in building its distributed generation business.

3 DECREASE IN CEO REPORTED COMPENSATION

•

As reported in the summary compensation table on page 60, CEO pay decreased 13%, or 20% excluding the change in pension value and deferred compensation earnings. This decrease was attributed to the one-time, performance-based transition award. For more details refer to the transition award section on page 53.

•

For 2014, CEO target total direct compensation was calibrated to approximate the market median of the 20 company peer group. For additional information, please see CEO pay-at-glance section on pages 39-41.

4 COMMITMENT TO SHAREHOLDER ENGAGEMENT

•	The company met with investors holding approximately 46% of the outstanding shares (up from about 35% the prior year).

•	No material plan design changes made for 2014, as shareholders expressed support for the design changes that we implemented in 2013. See page 41 for details.

•

For 2015, the company is making a few enhancements based on shareholder feedback received during the fall 2014 outreach, including increasing the CEO’s stock ownership target from 5X to 6X to align more closely with market practice.

5 STRONG INCENTIVE GOAL RIGOR

•

The 2014 performance share goals, which are part of the LTI Program, were set at a level that resulted in eight of the ten underlying metrics being more challenging than the prior year, aligning with top quartile and top decile industry performance standards as shown on page 53.

Exelon Corporation Notice of the Annual Meeting and 2015 Proxy Statement	iv

v	Exelon Corporation Notice of the Annual Meeting and 2015 Proxy Statement

Cautionary Statements Regarding Forward-Looking Information

This proxy statement contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from the forward-looking statements made by Exelon Corporation include those factors discussed herein, as well as the items discussed in (1) Exelon’s 2014 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 22 and (2) other factors discussed in filings with the SEC by Exelon. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this proxy statement. Exelon does not undertake any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this proxy statement.

Exelon Corporation Notice of the Annual Meeting and 2015 Proxy Statement	vi

Election of Directors

PROPOSAL 1: ELECTION OF DIRECTORS

DIRECTOR NOMINEES

Upon the recommendation of the corporate governance committee, the board nominated the 13 candidates named below for election as directors, each to serve a term ending with the annual meeting in 2016. Each of the nominees has agreed to be named in this proxy statement and to serve as a director, if elected. If any director is unable to stand for election, the board may reduce the number of directors or designate a substitute. In that case, shares represented by proxies may be voted for a substitute director. Exelon does not expect that any director nominee will be unable to serve.

The corporate governance committee believes that the current membership of the board represents an effective mix of directors in terms of the range of backgrounds and experience and diversity. The current board consists of directors who range in age from 56 to 74, with an average age of 64.2 and a median age of 67. The tenure of the directors is similarly varied, with one director having served since the company’s creation in 2000, one since 2002, one since 2005, two since 2007, one since 2008, one since 2009, five since 2012 and one joining in 2013. Four directors come from the Chicago area, one from the Philadelphia area, while eight come from other parts of the country including major metropolitan areas such as New York and Washington, D.C.

The current directors have a wide diversity of experiences that fill the needs of the board and its committees. Eight directors are current or former CEOs of corporations; one is the former CEO of a university. Two directors have strong nuclear experience. Six directors have experience in banking and investment management. One has served in government and one has flag officer military experience. Individual directors have experience or expertise in accounting, utility regulation and operations, and environmental matters, law, the economics of energy and government affairs.

The board of directors held eight meetings during 2014. The board also attended a two-day strategy retreat with the senior officers of Exelon and subsidiary companies. All directors attended at least 75% of all board and committee meetings that they were eligible to attend, with an average attendance of approximately 98.36% across all directors for all board and committee meetings. Although Exelon does not have a formal policy requiring attendance at the annual shareholders meeting, all directors generally attend the annual meeting. Ms. Sue Gin who served as a director since 2000 passed away on September 26, 2014. Hon. Nelson Diaz, who served as a director since 2004, declined to stand for re-election to the board.

The board of directors unanimously recommends a vote “FOR” each of the director nominees below.

Exelon Corporation Notice of the Annual Meeting and 2015 Proxy Statement	1

Election of Directors

ANTHONY K. ANDERSON	In 2012, Mr. Anderson retired as the Vice Chair and Midwest Area Managing Partner of Ernst & Young, after a 35-year career with E&Y. In that capacity, Mr. Anderson oversaw a practice of 3,500 audit, tax, and transaction professionals serving clients through the Midwest. Mr. Anderson also served for six years in the Los Angeles area as managing partner of E&Y’s Pacific Southwest region. Mr. Anderson also served as a member of Ernst & Young’s governing body, the Americas Executive Board. Mr. Anderson currently serves on the boards of AAR Corp. (aerospace and defense), where he serves on the audit and compensation committees; Avery Dennison Corporation (labeling and packaging materials), where he serves on the audit and finance committee; and First American Financial Corporation (financial services), where he serves on the governance and nominating committee. Mr. Anderson also served as a director of the Federal Reserve Bank of Chicago from 2008-2010. Mr. Anderson is the chairman of the board of the Perspectives Charter School. He is also a member of the boards of Chicago Urban League, The Chicago Council on Global Affairs, the Regional Transportation Authority and World Business Chicago. In Los Angeles, Mr. Anderson served as chairman of Town Hall Los Angeles, the Children’s Bureau of Southern California, and the California Science Center. Mr. Anderson is a member of the American, California, and Illinois Institute of Certified Public Accountants. Mr. Anderson’s experience as the vice chair of a global professional services firm and his training and experience as an audit partner and certified public accountant enhance his contribution to the Exelon board and add value to his experience on the audit, finance and risk and generation oversight committees.

Retired Vice Chair and Midwest Area Managing Partner of Ernst & Young
Age: 59 Director since: 2013
Committees: Chair-Audit Committee Member-Finance and Risk Committee Member-Generation Oversight Committee

ANN C. BERZIN	Ms. Berzin has been a director of Exelon since March 12, 2012. Previously, Ms. Berzin served as a director of Constellation Energy Group from 2008 through March 2012 when Constellation merged with Exelon. From 1992 to 2001, Ms. Berzin served as Chairman and Chief Executive Officer of Financial Guaranty Insurance Company (FGIC), an insurer of municipal bonds, asset-backed securities and structured finance obligations. Ms. Berzin joined FGIC in 1985 as its General Counsel following seven years of securities law practice in New York City. Ms Berzin is a director of Ingersoll-Rand plc, Chair of its finance committee, and a member of its audit committee, and previously served as a director of Kindred Healthcare, Inc. (healthcare services) from 2006-2012. Ms. Berzin has broad business and executive leadership experience, as well as expertise in the financial services sector, which is particularly valuable in the area of risk management. Ms. Berzin also serves on the board of Baltimore Gas and Electric Company (“BGE”), an Exelon subsidiary.

Former Chairman and Chief Executive Officer of Financial Guaranty Insurance Company (FGIC)
Age: 62 Director since: 2012
Committees: Member-Audit Committee Member-Finance and Risk Committee

2	Exelon Corporation Notice of the Annual Meeting and 2015 Proxy Statement

Election of Directors

JOHN A. CANNING, JR.	Mr. Canning is the Chairman and co-founder of Madison Dearborn Partners, LLC (“MDP”), which specializes in management buyout and growth equity investing. MDP has raised investment funds with more than $18 billion in limited partner commitments from over 400 endowments, pension funds and other sophisticated investors. MDP has made significant investments in the energy and power industry. Prior to co-founding Madison Dearborn Partners, Mr. Canning spent 24 years with First Chicago Corporation, where he managed the bank’s venture investments. Mr. Canning has over 34 years of experience in private equity investing, including reviewing financial statements and audit results and making investment and acquisition decisions. Mr. Canning is a former director and Chairman of the Federal Reserve Bank of Chicago, giving him insight into economic trends important to the business of Exelon. Mr. Canning also serves on the board of Corning, Inc., a specialty glass and ceramics producer. Mr. Canning has also served on the board of directors of Jefferson Smurfit Group plc and on the audit committees of several charitable organizations, including the Irish Pension Reserve Fund. In addition to his business experience, he also has a law degree. Mr. Canning is a recognized leader in the Chicago business community with knowledge of the economy of the Midwestern United States and the northern Illinois communities that Exelon serves. Mr. Canning’s business experience and service on the boards of other companies and organizations enable him to contribute to the work of the Exelon board. Mr. Canning’s experience in banking and in managing investments, and his experience on the audit committees of other organizations, make him a valued member of the compensation and leadership development committee and the corporate governance committee.

Chairman and co-founder of Madison Dearborn Partners, LLC
Age: 70 Director since: 2008
Committees: Chair-Compensation and Leadership Development Committee Member-Corporate Governance Committee

CHRISTOPHER M. CRANE

Mr. Crane is President and Chief Executive Officer of Exelon Corporation since March 12, 2012. Previously, he served as President and Chief Operating Officer, Exelon; President and Chief Operating Officer, Exelon Generation since 2008. In that role, he oversaw one of the U.S. industry’s largest portfolios of electric generating capacity, with a multi-regional reach and the nation’s largest fleet of nuclear power plants. He directed a broad range of business including major acquisitions, transmission strategy, cost management initiatives, oversight of major capital programs, generation asset optimization and generation development. Mr. Crane is one of the leading executives in the electric utility and power industries. Mr. Crane served as a director of Aleris International Inc. from 2010 through October 2013 (manufacture and sale of aluminum rolled and extruded products), where he served on the compensation committee and as the chair of the nominating and corporate governance committee. He is a member of the executive committee of the Edison Electric Institute and the board of directors of the Institute of Nuclear Power Operations, the industry organization promoting the highest levels of safety and reliability in nuclear plant operation. He is vice chairman of the Nuclear Energy Institute, the nation’s nuclear industry trade association, where he has also served as chairman of the New Plant Oversight Committee and as a member of the Nuclear Strategic Issues Advisory Committee, the Nuclear Fuel Supply Committee and the Materials Initiative Group. Mr. Crane also serves as chair of the boards of directors of Exelon subsidiaries BGE, Commonwealth Edison Company (“ComEd”) and PECO Energy Company (“PECO”).

President and Chief Executive Officer of Exelon Corporation
Age: 56 Director since: 2012
Committees: Member-Generation Oversight Committee Member-Investment Oversight Committee

Exelon Corporation Notice of the Annual Meeting and 2015 Proxy Statement	3

Election of Directors

YVES C. DE BALMANN

Mr. de Balmann has been a director of Exelon since March 12, 2012. Mr. de Balmann served as a director of Constellation Energy Group from 2003 through March 2012 when Constellation merged with Exelon. Mr. de Balmann served as the Co-Chairman of Bregal Investments LP, a private equity investing firm, from September 2002 through December 2012. He was Vice-Chairman of Bankers Trust Corporation, in charge of Global Investment Banking, until its merger with Deutsche Bank in 1999 when he became Co-Head of Deutsche Bank’s Global Investment Bank, and Co-Chairman and Co-Chief Executive Officer of Deutsche Banc Alex. Brown from June 1999 to April 2001, and then a Senior Advisor to Deutsche Bank AG from April 2001 to June 2003. Mr. de Balmann served as a director of Laureate Education, Inc. through December 2014; and he is non-executive Chairman of Conversant Intellectual Property Management. Mr. de Balmann has extensive experience in corporate finance, including the derivatives and capital markets.

Former Co-Chairman of Bregal Investments LP
Age: 68 Director since: 2012
Committees: Member-Audit Committee Member-Compensation and Leadership Development Committee Member-Finance and Risk Committee

NICHOLAS DEBENEDICTIS	Mr. DeBenedictis is the Chairman (since 1993), President and Chief Executive Officer (since 1992) of Aqua America Inc., a water utility with operations in 10 states. Aqua America is the second largest U.S.-based, publicly-traded water and wastewater company in the country. As CEO, Mr. DeBenedictis has experience in dealing with many of the same development, land use and utility regulatory issues that affect Exelon and its subsidiaries. Mr. DeBenedictis also has extensive experience in environmental regulation and economic development, having served in two cabinet positions in the Pennsylvania government, as Secretary of the Pennsylvania Department of Environmental Resources and as Director of the Office of Economic Development. He also spent eight years with the U.S. Environmental Protection Agency and was President of the Greater Philadelphia Chamber of Commerce for three years. Mr. DeBenedictis has also served as a director of P.H. Glatfelter, Inc. (global supplier of specialty papers and engineered products) since 1995, where he has served on the audit, compensation and finance, and nominating and corporate governance committees and currently serves as the chair of the finance committee and on the compensation committee. Mr. DeBenedictis served as a director of Met-Pro Corporation (global provider of solutions and products for product recovery, pollution control, and fluid handling applications) (1997-February 2010). While a director of Met-Pro, he served as presiding independent director, chair of the corporate governance and nominating committee and a member of the audit committee. Mr. DeBenedictis has a master’s degree in environmental engineering and science. As a leader in the greater Philadelphia business community, he has knowledge of the communities and local economies served by PECO. Mr. DeBenedictis’ contribution to the Exelon board is enhanced by his experience as the CEO of a public company, his experience on the boards of other companies, his experience as a utility executive, and his experience with environmental regulation, all of which bring useful perspectives to the Exelon board’s finance and risk committee and the generation oversight committee. His prior experience as the presiding director and chair of the corporate governance committee of another public company offers additional insight to the functions of the Exelon corporate governance committee. Mr. DeBenedictis also serves on the boards of ComEd and PECO, which are Exelon subsidiaries.

Chairman, President and Chief Executive Officer of Aqua America Inc.
Age: 69 Director since: 2002
Committees: Member-Corporate Governance Committee Member-Finance and Risk Committee Member-Generation Oversight Committee

4	Exelon Corporation Notice of the Annual Meeting and 2015 Proxy Statement

Election of Directors

PAUL L. JOSKOW, PH. D.	Dr. Joskow has been the President of the Alfred P. Sloan Foundation since January 1, 2008. The Sloan Foundation is a philanthropic institution that supports research and education in science, technology and economic performance. He is also the Elizabeth and James Killian Professor of Economics and Management Emeritus at the Massachusetts Institute of Technology (MIT). Dr. Joskow joined the MIT faculty in 1972 and served as head of the MIT Department of Economics (1994-1998) and Director of the MIT Center for Energy and Environmental Policy Research (1999-2007). At MIT he was engaged in teaching and research in the areas of industrial organization, energy and environmental economics, competition policy, and government regulation of industry for over 35 years. Much of his research and consulting activity has focused on the electric power industry, electricity pricing, fuel supply, demand, generating technology, and regulation. He is a Fellow of the American Academy of Arts and Sciences, the Econometric Society and a Distinguished Fellow of the American Economic Association. He has served on the U.S. Environmental Protection Agency’s (“EPA”) Acid Rain Advisory Committee, on the Environmental Economics Committee of EPA’s Science Advisory Board, and on the National Commission on Energy Policy. He presently serves on the Secretary of Energy Advisory Board. He served as the Chair of the National Academies Board of Science, Technology and Economic Policy through March 1, 2015. He is also a Trustee of the Putnam Mutual Funds. In addition to his teaching, research, publishing and consulting activities, he has experience in the energy business, serving as a director of New England Electric System, a public utility holding company (1987-2000), until it was acquired by National Grid. He then served as a director of National Grid plc, an international electric and gas utility holding company, and one of the largest investor-owned utilities in the world (2000-2007). Dr. Joskow served as a director of TransCanada Corporation from 2004 until March 2013. TransCanada is an energy infrastructure company with gas pipelines, oil pipelines, electric power operations, and natural gas storage facilities. He served on the audit and governance committees of TransCanada. He previously served on the audit committee of National Grid (2000-2005) and was chair of its finance committee until 2007. He also served on the audit committee of New England Electric System and as the chair of the audit committee of the Putnam Mutual Funds (2002-2005).

President of the Alfred P. Sloan Foundation
Age: 67 Director since: 2007
Committees: Member-Audit Committee Member-Finance and Risk Committee Member-Investment Oversight Committee

ROBERT J. LAWLESS	Mr. Robert J. Lawless has been a director of Exelon since March 12, 2012. Mr. Lawless served as a director of Constellation Energy Group from 2002 through March 2012 when Constellation merged with Exelon. Mr. Lawless served as Chairman of the Board of McCormick & Company, Inc. (food manufacturing industry) from January 1997 until March 2009, having also served as President until December 2006 and Chief Executive Officer until January 2008, and is now retired. He is also a director of The Baltimore Life Insurance Company. Mr. Lawless has extensive executive leadership and strategic planning experience. As a former chief executive officer of a public company, he can provide a critical perspective on issues affecting public companies. Mr. Lawless serves on the compensation and leadership development committee and as the chair of the corporate governance committee.

Former Chairman of the Board of McCormick & Company, Inc.
Age: 68 Director since: 2012
Committees: Chair-Corporate Governance Committee Member-Compensation and Leadership Development Committee

Exelon Corporation Notice of the Annual Meeting and 2015 Proxy Statement	5

Election of Directors

RICHARD W. MIES	Admiral Mies is President and Chief Executive Officer of The Mies Group, Ltd, a private consulting firm that provides strategic planning and risk assessment advice and assistance to clients on international security, energy, defense, and maritime issues. A distinguished graduate of the Naval Academy, he completed a 35-year career as a nuclear submariner in the US Navy. Admiral Mies has a wide range of operational command experience; he served as the senior operational commander of the US Submarine Force and he commanded U.S. Strategic Command for four years prior to retirement in 2002. He subsequently served as a Senior Vice President of Science Applications International Corporation, a provider of scientific and engineering applications for national security, energy, and environment, and as the President and Chief Executive Officer of Hicks and Associates, Inc, a subsidiary of SAIC from 2002-2007. Admiral Mies served as a director of Mutual of Omaha, an insurance and banking company, from 2002-2014, where he chaired the governance committee and served as a member of the audit, compensation, investment, and executive committees. From 2008–2010 Admiral Mies was a director of McDermott International, an engineering and construction company focused on energy infrastructure, where he served on the audit and governance committees. In 2010 he transitioned to the board of Babcock and Wilcox (“B&W”) when that company spun off from McDermott International. He is chair of B&W’s safety and security committee and a member of the governance committee. He is also a member of the Boards of Governors of Los Alamos and Lawrence Livermore National Security LLCs that operate their respective national laboratories. In addition to an undergraduate degree in mechanical engineering and mathematics, Admiral Mies completed post-graduate education at Oxford University, the Fletcher School of Law and Diplomacy, and Harvard University and holds a Masters degree in government administration and international relations. Admiral Mies makes a unique contribution to Exelon’s generation oversight, finance and risk, and audit committees through his extensive leadership experience with nuclear power and strategic planning in the Navy and in business and through his experience on the boards of other companies.

President and Chief Executive Officer of The Mies Group, Ltd.
Age: 70 Director since: 2009
Committees: Chair-Generation Oversight Committee Member-Audit Committee Member-Corporate Governance Committee (through January 28, 2014) Member-Finance & Risk Committee

WILLIAM C. RICHARDSON, PH. D.	Dr. Richardson serves as lead director. Dr. Richardson is the President and Chief Executive Officer Emeritus of the W.K. Kellogg Foundation, a private foundation, and the President and Chief Executive Officer Emeritus of Johns Hopkins University. Dr. Richardson served as the President and CEO of the W. K. Kellogg Foundation until his retirement (1995-2005). He also served as chairman of the Kellogg Trust (1996-2007). In that position he and two other trustees directly oversaw the management of an approximately $7.7 billion fund, including a significant position in Kellogg Company (cereal and convenience foods). He was the President of Johns Hopkins University (1990-1995), and Executive Vice President and Provost of Pennsylvania State University (1984-1990). He is a member of the Institute of Medicine, National Academy of Sciences. Dr. Richardson has served as a director of The Bank of New York Mellon Corporation since 1998; of CSX Corporation (railroad) (1992-2008); and of Kellogg Company (1996-2007). Dr. Richardson serves on the audit and corporate governance and nominating committees of Bank of New York Mellon Corporation, and previously served on the audit, governance, and compensation committees of CSX. He was chair of the governance and compensation committees and lead director of CSX, and chair of the finance committee of Kellogg. Dr. Richardson has an MBA and PhD. from the University of Chicago Graduate School of Business. Dr. Richardson’s experience as CEO of a large international research university and in leading a large investment fund and serving as a director of three major corporations and as a member of their governance, audit, risk and compensation committees make him qualified to serve as a director of Exelon. Through his experience, including experience on the committees of other organizations, Dr. Richardson contributes to the work of the Exelon audit, compensation and leadership development and corporate governance committees.

President and Chief Executive Officer Emeritus of the W.K. Kellogg Foundation
Age: 74 Director since: 2005

Committees:

Lead Director

Member-Audit Committee

Member-Compensation and
Leadership Development
Committee

Member-Corporate Governance
Committee

Member-Investment Oversight
Committee (through
January 28, 2014)

6	Exelon Corporation Notice of the Annual Meeting and 2015 Proxy Statement

Election of Directors

JOHN W. ROGERS, JR.	Mr. Rogers is the founder, Chairman and CEO of Ariel Investments, LLC, an institutional money management firm with over $9 billion in assets under management, and serves as trustee of the Ariel Investment Trust. Since 2003, he has served as a director of McDonald’s Corporation (global foodservice retailer) where he has served on the compensation, finance and corporate responsibility committees. Previously, he served as a director of Aon Corporation (risk management services, insurance and reinsurance brokerage and human capital and management consulting services) (1993-2012), where he served on the finance committee and as chair of the audit committee; GATX corporation (rail, marine and industrial equipment leasing) (1998-2004), where he served on the audit committee; Bank One Corporation (bank) (1998-2004), where he served on the audit and risk management and public responsibility committees; and Bally Total Fitness (fitness and health clubs) (2003-2006), where he served as the lead independent director and as chair of the compensation committee. Mr. Rogers’ experience on the boards of a number of major corporations based in Chicago in a variety of industries has made him a leader in the Chicago business community with perspective into Chicago business developments. His role in Chicago’s and the nation’s African-American community brings diversity to the board and emphasis to Exelon’s diversity initiatives and community outreach. His experience in investment management and financial markets and as a director of an insurance brokerage and services company are useful to Exelon, particularly with respect to risk management and the management of Exelon’s extensive nuclear decommissioning and pension and post-retirement benefit trust funds, which are overseen by the investment oversight committee, which he chairs. Mr. Rogers’ service on the boards and committees of other companies has given him experience that adds further depth to the Exelon corporate governance committee. He has spoken at and participated in a number of corporate governance conferences. He was named by the Outstanding Directors Exchange as one of six 2010 Outstanding Directors.

Chairman and CEO of Ariel Investments, LLC
Age: 56 Director since: 2000
Committees: Chair-Investment Oversight Committee Member-Corporate Governance Committee

MAYO A. SHATTUCK III	Mr. Shattuck is Chairman of the Board of Exelon Corporation. Previously, Mr. Shattuck served as the Executive Chairman from March 2012 to February 2013. Prior to joining Exelon, Mr. Shattuck was the Chairman, President and Chief Executive Officer of Constellation Energy, a position he held from 2001 to March 2012. Mr. Shattuck was previously at Deutsche Bank, where he served as Chairman of the Board of Deutsche Bank Alex. Brown and, during his tenure, served as Global Head of Investment Banking and Global Head of Private Banking. From 1997 to 1999, he served as Vice Chairman of Bankers Trust Corporation, which merged with Deutsche Bank in June 1999. From 1991 until 1997, Mr. Shattuck was President and Chief Operating Officer and a Director of Alex. Brown Inc., which merged with Bankers Trust in September 1997. Mr. Shattuck is the past Chairman of the Board of the Institute of Nuclear Power Operations and was previously a member of the executive committee of the board of Edison Electric Institute. He was also Co-Chairman of the Center for Strategic & International Studies Commission on Nuclear Policy in the United States. He currently serves on the board of directors of Gap Inc. and is chairman of its audit and finance committee. He also serves as a director of Capital One Financial Corporation, where he is chairman of its compensation committee. Mr. Shattuck’s qualifications to serve as director include his extensive experience in business and the energy industry in particular, gained from his service as Constellation Energy’s Chief Executive Officer, which enables him to effectively identify strategic priorities and execute strategy. His financial expertise gained from his years of experience in the financial services industry also brings a valuable perspective to the board.

Former Chairman, President and Chief Executive Officer of Constellation Energy
Age: 60 Director since: 2012
Committees: Member-Generation Oversight Committee Member-Investment Oversight Committee

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Election of Directors

STEPHEN D. STEINOUR	In January 2009, Mr. Steinour was elected the Chairman, President and Chief Executive Officer of Huntington Bancshares Incorporated, a $64 billion regional bank holding company. Previously, he was the Chairman and Managing Partner of CrossHarbor Capital Partners, a private equity firm (2008-January 2009). From 2006 to 2008, he was President and CEO of Citizens Financial Group, Inc., a multistate commercial bank holding company. Prior to that, Mr. Steinour served as Vice Chairman and Chief Executive Officer of Citizens Mid-States regional banking (2005-2006). He served as Vice Chairman and Chief Executive Officer of Citizens Mid-Atlantic Region (2001-2005). At the beginning of his career, Mr. Steinour was an analyst for the U.S. Treasury Department and subsequently worked for the Federal Deposit Insurance Corporation. Mr. Steinour was a member of the board of trustees of the Liberty Property Trust (an office and industrial property real estate investment trust) from February 2010 until May 2014, where he served on its audit and compensation committees. Mr. Steinour was elected to the board of directors of L Brands (fashion retailer) in January 2014. He was elected to The Ohio State University Wexner Medical Center Board in November of 2013. Mr. Steinour is a member of council of The Pennsylvania Society, a non-profit, charitable organization which celebrates service to the Commonwealth of Pennsylvania. He also serves as a trustee of the Eisenhower Fellowships and is a member of the Columbus Partnership and a Trustee of the Columbus Downtown Development Corporation. He is a member of the American Bankers Association. Mr. Steinour also served as a member on the policy and legal affairs committees of the Pennsylvania Business Roundtable, an association of CEOs in large Pennsylvania companies representing significant employment and economic activity in the Commonwealth. He also has served on the board of and as the chairman of the Greater Philadelphia Chamber of Commerce. His experience at Citizens Bank gave him knowledge of the markets that Exelon Generation and PECO serve. His experience as a banker, with strong credit and risk management experience and knowledge of credit and capital markets, and his experience as Chairman and CEO of Huntington Bancshares enhances Mr. Steinour’s value to the Exelon board and to the finance and risk and audit committees.

Chairman, President and Chief Executive Officer of Huntington Bancshares Incorporated
Age: 56 Director since: 2007
Committees: Chair-Finance & Risk Committee Member-Audit Member-Compensation and Leadership Development Committee (through January 28, 2014)

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Election of Directors

DIRECTOR INDEPENDENCE

Under Exelon’s Corporate Governance Principles, a substantial majority of the board must be composed of independent directors, as defined by the NYSE. In addition to complying with the NYSE rules, Exelon monitors the independence of audit and compensation and leadership development committee members under rules of the SEC (for members of the audit committee and compensation and leadership development committee) and the Internal Revenue Service (for members of the compensation and leadership development committee). The board has adopted independence criteria corresponding to the NYSE rules for director independence and the following categorical standards to address those relationships that are not specifically covered by the NYSE rules:

1.	A director’s relationship with another company with which Exelon does business will not be considered a material relationship that would impair the director’s independence if the aggregate of payments made by Exelon to that other company, or received by Exelon from that other company, in the most recent fiscal year, is less than the greater of $1 million or 5% of the recipient’s consolidated gross revenues in that year. In making this determination, a commercial transaction will not be deemed to affect a director’s independence, if and to the extent that: (a) the transaction involves rates or charges that are determined by competitive bidding, set with reference to prevailing market prices set by a well-established commodity market, or fixed in conformity with law or governmental authority; or (b) the provider of goods or services in the transaction is determined by the purchaser to be the only practical source for the purchaser to obtain the goods or services.

2.	If a director is a current employee, or a director’s immediate family member is an executive officer, of a charitable or other tax-exempt organization to which Exelon has made contributions, the contributions will not be considered a material relationship that would impair the director’s independence if the aggregate of contributions made by Exelon to that organization in its most recent fiscal year is less than the greater of $1 million or 2% of that organization’s consolidated gross receipts in that year. In any other circumstance, a director’s relationship with a charity or other tax-exempt organization to which Exelon makes contributions will not be considered a material relationship that would impair the director’s independence if the aggregate of all contributions made by Exelon to that organization in its most recent fiscal year is less than the greater of $1 million or 5% of that organization’s consolidated gross receipts in that year. Transactions and relationships with charitable and other tax-exempt organizations that exceed these standards will be evaluated by the board to determine whether there is any effect on a director’s independence.

Each year, directors are requested to provide information about their business relationships with Exelon, including other boards on which they may serve, and their charitable, civic, cultural and professional affiliations. We also gather information on significant relationships between their immediate family members and Exelon. All relationships are evaluated by Exelon’s Office of Corporate Governance for materiality. Data on transactions between Exelon and companies for which an Exelon director or an immediate family member serves as a director or executive officer are presented to the corporate governance committee, which reviews the data and makes recommendations to the full board regarding the materiality of such relationships for the purpose of assessing director independence. The same information is considered by the full board in making the final determination of independence.

Mr. Shattuck is not considered an independent director because of his employment as executive chairman of Exelon through February 2013. Mr. Crane is not considered an independent director because of his employment as president and chief executive officer of Exelon. Each of the other current Exelon directors was determined by our board of directors to be “independent” under applicable guidelines presented above. The amounts involved in the transactions between Exelon and its subsidiaries, on the one hand, and the companies with which a director or an immediate family member is associated, on the other hand, all fell below the thresholds specified by the NYSE rules and the categorical standards specified in the company’s Corporate Governance Principles. Because Exelon provides utility services through its subsidiaries BGE, ComEd, PECO and Constellation and many of its directors live in areas served by the Exelon subsidiaries, many of the directors are affiliated with businesses and charities that receive utility services from Exelon’s subsidiaries. The corporate governance committee does not review transactions pursuant to which Exelon sells gas or electricity to these businesses or charities at

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Election of Directors

tariffed rates. Similarly, because Exelon and its subsidiaries are active in their communities and make substantial charitable contributions, and many of Exelon’s directors live in communities served by Exelon and its subsidiaries and are active in those communities, many of Exelon’s directors are affiliated with charities that receive contributions from Exelon and its subsidiaries. None of the directors or their immediate family members is an executive officer of any charitable organizations to which Exelon or its subsidiaries contribute. All such payments to charitable organizations were immaterial under the applicable independence criteria.

We describe below various transactions and relationships considered by the board in assessing the independence of Exelon directors.

Ann C. Berzin

Ms. Berzin serves as a director of a public company that provides equipment and services to Exelon Generation. In 2014, Exelon paid that company approximately $635,000.

Nicholas DeBenedictis

Mr. DeBenedictis serves as the chairman, president and chief executive officer of a public water utility company that received approximately $600,000 from Exelon for water supplies. Exelon made these purchases under tariffed utility rates. Mr. DeBenedictis serves as a director of a not-for-profit company that received $3,900,000 from Exelon for health care coverage for Exelon employees.

Richard W. Mies

Admiral Mies serves as the director of a public company that provides services to Exelon Generation. In 2014, Exelon paid that company approximately $6,800,000.

Dr. William C. Richardson

Dr. Richardson serves as a director of a public company that provided financial services to Exelon. In 2014, Exelon paid the company approximately $4,000,000.

John W. Rogers, Jr.

Mr. Rogers serves as a director of a company that is a customer of Exelon. The company paid Exelon approximately $19,000,000 in 2014.

Stephen D. Steinour

Mr. Steinour is the chairman, president and chief executive officer of a company that provided financial services to Exelon. In 2014, Exelon paid that company approximately $734,000. For additional information, see Related Person Transactions below.

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RELATED PERSON TRANSACTIONS

Exelon has a written policy for the review and approval or the ratification of related person transactions. Transactions covered by the policy include commercial transactions for goods and services and the purchase of electricity or gas at non-tariffed rates from Exelon or any of its subsidiaries by an entity affiliated with a director or officer of Exelon. The retail purchase of electricity or gas from BGE, ComEd or PECO at rates set by tariff, and transactions between or among Exelon or its subsidiaries are not considered. Charitable contributions approved in accordance with Exelon’s Charitable Contribution Guidelines are deemed approved or ratified under the Related Persons Transaction policy and do not require separate consideration and ratification.

As required by the policy, the board reviewed all commercial, charitable, civic and other relationships with Exelon in 2014 that were disclosed by directors and executive officers of Exelon, BGE, ComEd and PECO, and by executive officers of Exelon Generation that required separate consideration and ratification. The Office of Corporate Governance collected information about each of these transactions, including the related persons and entities involved and the dollar amounts either paid by or received by Exelon. The Office of Corporate Governance also conducted additional due diligence, where required to determine the specific circumstances of the particular transaction, including whether it was competitively bid or whether the consideration paid was based on tariffed rates.

The corporate governance committee and the board reviewed the analysis prepared by the Office of Corporate Governance, which identified those related person transactions which required ratification or approval, under the terms of the policy, or disclosure under the SEC regulations. The corporate governance committee and the board considered the facts and circumstances of each of these related person transactions, including the amounts involved, the nature of the director’s or officer’s relationship with the other party to the transaction, whether the transaction was competitively bid and whether the price was fixed or determined by a tariffed rate.

The committee recommended that the board ratify all of the transactions. On the basis of the committee’s recommendation, the board did so. Several transactions were ratified because the related person served only as a director of the affiliated company, was not an officer or employee of the affiliated company and did not have a pecuniary or material interest in the transaction. For some of these transactions, the value or cost of the transaction was very small, and the board considered the de minimis nature of the transaction as further reason for ratifying it. The board approved and ratified other transactions that were the result of a competitive bidding process, and therefore were considered fairly priced, or arms length, regardless of any relationship. The remaining transactions were approved by the board, even though the director is an executive officer of the affiliated company, because the transactions involved only retail electricity or gas purchases under tariffed rates or the price and terms were determined as a result of a competitive bidding process. Only one of the related person transactions is required to be disclosed in this proxy statement.

Huntington Bank is a lender to Exelon and its subsidiaries and participates in their credit facilities. Huntington participates in the credit facilities on the same basis as other participating banks with terms based on a competitive process with a syndicate of banks. In 2014, Exelon and its subsidiaries paid Huntington Bank approximately $734,000 in fees for credit facilities and letters of credit. Mr. Steinour, an Exelon director, is also Chairman, President and Chief Executive Officer of Huntington Bancshares, the parent of Huntington Bank.

The corporate governance committee and the Exelon board reviewed Huntington Bank’s participation in the credit facilities as related person transactions and concluded that the transactions were in the best interests of Exelon because Huntington participates in the credit facilities on terms equivalent to those of an unrelated bank. There is no indication that Mr. Steinour was involved in the negotiations of the credit facilities or had any direct or indirect material interest in the transactions or influence over them. As compared to Exelon’s and Huntington’s overall revenues, the transactions are immaterial, individually and in the aggregate.

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Corporate Governance at Exelon

Exelon is committed to maintaining the highest standards of corporate governance. We believe that strong corporate governance is critical to achieving our performance goals and maintaining the trust and confidence of investors, employees, customers, regulatory agencies and other stakeholders.

CORPORATE GOVERNANCE PRINCIPLES

Our Corporate Governance Principles, together with the board committee charters, provide the framework for the effective governance of Exelon. The board of directors has adopted our Corporate Governance Principles to address matters including qualifications for directors, standards of independence for directors, election of directors, responsibilities and expectations of directors, and evaluating board, committee and individual director performance. The Corporate Governance Principles also address director orientation and training, the evaluation of the chief executive officer and succession planning. The Corporate Governance Principles are revised from time to time to reflect emerging governance trends and to better address the particular needs of the company as they change over time.

THE BOARD’S FUNCTION AND STRUCTURE

Exelon’s business, property and affairs are managed under the direction of the board of directors. The board is elected by shareholders to oversee management of the company in the long-term interest of all shareholders. All directors stand for election annually and in uncontested elections must be elected by a majority of the votes cast. The board considers the interests of other constituencies, which include customers, employees, annuitants, suppliers, the communities we serve, and the environment. The board is committed to ensuring that Exelon conducts business in accordance with the highest standards of ethics, integrity, and transparency.

BOARD LEADERSHIP

Exelon’s Corporate Governance Principles establish the position of Lead Director. The Lead Director is an independent director elected by the independent directors of the Exelon board, upon the recommendation of the corporate governance committee, with responsibilities to act at any time when (1) the positions of chairman of the board and the chief executive officer are held by the same person; or (2) for other reasons the person holding the position of chairman of the board is not an independent director under the applicable director independence standards.

As specified in the Corporate Governance Principles, the role of the Lead Director includes:

•	presiding at executive sessions of non-management or independent directors;

•	calling meetings of the independent directors;

•	serving as an advisor to the chairman and the chief executive officer (“CEO”);

•	functioning as the non-exclusive liaison between the non-management directors and the chairman and the CEO;

•	adding items to agendas for board meetings;

•	assuring the sufficiency of the time for discussion at board meetings;

•

leading, in conjunction with the corporate governance and compensation and leadership development committees, the process for evaluating the performance of the chairman and the CEO and determining their respective compensation;

•	leading on corporate governance initiatives relevant to board and committee operations;

•	in the event of the death or incapacity of the chairman of the board, serving as the acting chairman of the board until such time as a chairman of the board is selected;

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•	receiving and responding to mail addressed to the board of directors; and

•	having such additional powers and responsibilities as the board of directors may from time to time assign or request.

The Corporate Governance Principles grant the board of directors discretion to separate the roles of chairman and chief executive officer if the board determines that such a separation is in the best interests of Exelon and its shareholders. Upon the completion of the merger between Exelon and Constellation Energy Group in 2012, the board of directors separated the positions of chairman of the board and chief executive officer. The board appointed Mayo A. Shattuck III to the position of executive chairman and Christopher M. Crane to the position of chief executive officer. Mr. Shattuck served as executive chairman from March 2012 through February 2013 and he continues to serve as non-executive chairman of the Exelon board.

The board believes that Exelon has in place effective arrangements and structures to ensure that the company maintains the highest standard of corporate governance and board independence and independent board leadership and continued accountability of the chairman and the CEO to the board. These arrangements and structures include:

•

11 of the 13 nominees are independent and meet the independence requirements under the NYSE listing standards and the additional independence requirements under the company’s Corporate Governance Principles.

•

In 2012, the board elected William C. Richardson as the independent Lead Director. Dr. Richardson has been a member of our board since 2005. Dr. Richardson’s responsibilities as Lead Director complement Mr. Shattuck’s role as chairman and Mr. Crane’s role as CEO while providing independent board leadership and the necessary checks and balances to hold the board, the chairman and the CEO accountable in their respective roles.

•

The audit, compensation and leadership development, corporate governance and finance and risk committees are composed solely of and chaired by independent directors. The investment oversight and generation oversight committees are chaired by independent directors and, effective January 1, 2014, include Messrs. Crane and Shattuck as members of the committees.

•

A significant portion of the business of the Exelon board is reviewed or approved by the board’s committees, and the agendas of the board’s committees are driven by the independent chairs through their discussions with management.

•

The board agendas, in turn, are determined in large part by the committee agendas, and discussions at board meetings are driven to a significant degree by the committee agendas and the reports the committee chairs present to the full board.

•

The performance and compensation of the CEO is reviewed annually by the full board in executive session under the leadership of the corporate governance and compensation and leadership development committees.

BOARD OVERSIGHT OF RISK

The company operates in a market and regulatory environment that involves significant risks, many of which are beyond its control. The company has a risk management group consisting of a Chief Enterprise Risk Officer, a Chief Commercial Risk Officer, a Chief Credit Officer and a full-time staff of 133. The risk management group draws upon other company personnel for additional support on various matters related to the identification, assessment and management of enterprise risks. The company also has a Risk Management Committee comprising company officers who meet regularly to discuss matters related to enterprise risk management generally and particular risks associated with new developments or proposed transactions under consideration. Management of the company regularly meets with the Chief Enterprise Risk Officer and the Risk Management Committee to identify and evaluate the most significant risks of the businesses and appropriate steps to manage and mitigate those risks. In addition, the Chief Enterprise Risk Officer and the risk management group perform an annual assessment of enterprise risks, drawing upon resources throughout the company for an assessment of the probability and severity of the identified risks. The Chief Enterprise Risk Officer and senior executives of the company discuss those

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risks with the board’s finance and risk committee as well as the audit committee and, when appropriate, the BGE, ComEd and PECO boards of directors. In addition, the Exelon board’s generation oversight committee evaluates risks related to the company’s generation business. The committees of the Exelon board regularly report to the full board on the committees’ discussions of enterprise risks. In addition, the Exelon board regularly discusses enterprise risks in connection with consideration of emerging trends or developments and in connection with the evaluation of capital investments and other business opportunities and business strategies.

BOARD/COMMITTEE/DIRECTOR EVALUATION

The board has a three-part annual evaluation process that is coordinated by the Lead Director and the corporate governance committee: committee self-evaluations; a full board evaluation; and the evaluation of the individual directors. The committee self-evaluations consider whether and how well each committee has performed the responsibilities in its charter, whether the committee members possess the right skills and experience to perform their responsibilities or whether additional education or training is required, whether there are sufficient meetings covering the right topics, whether the meeting materials are effective, and other matters. The full board evaluation considers the following factors, among others, in light of the committee self-assessments: (1) the effectiveness of the board organization and committee structure; (2) the quality of meetings, agendas, presentations and meeting materials; (3) the effectiveness of director preparation and participation in discussions; (4) the effectiveness of director selection, orientation and continuing education processes; (5) the effectiveness of the process for establishing the CEO’s performance criteria and evaluating his performance; and (6) the quality of administrative planning and logistical support.

Individual director performance assessments are conducted informally as needed and involve a discussion among the Lead Director and other directors, including members of the corporate governance committee, using the performance expectations for directors contained in the Corporate Governance Principles. In addition, the Lead Director, the chairman of the corporate governance committee or the chairman of the board provides individual feedback, as necessary.

DIRECTOR EDUCATION

The board has a program for orienting new directors and providing continuing education for all directors that is overseen by the corporate governance committee. The orientation program is tailored to the needs of each new director depending on his or her level of experience serving on other boards and knowledge of the company or industry acquired before joining the board. New directors receive materials about Exelon, the board and board policies and operations and attend meetings with the CEO and executive vice presidents and members of their staff for a briefing on the executives’ responsibilities, programs and challenges. New directors are also scheduled for tours of various company facilities, depending on their orientation needs (incumbent directors are also invited to participate in the site visits, if available).

Continuing director education is provided during portions of regular board and committee meetings and focuses on the topics necessary to enable the board to consider effectively issues before them at that time (such as new regulatory or accounting standards). The education often takes the form of “white papers,” covering timely subjects or topics, which a director can review before the meeting and ask questions about during the meeting. The audit committee devotes a meeting each year to educating the committee members about new accounting rules and standards, and topics that are necessary to having a good understanding of our accounting practices and financial statements. The generation oversight committee uses site visits as a regular part of education for its members; the committee holds each meeting at a different generating station (nuclear, fossil or hydro) and the agenda always includes a briefing by local plant management, a tour of the facility and lunch with plant personnel. Continuing director education also involves individual directors’ attendance at director education seminars. The company pays the cost for any director to attend outside director education seminars on corporate governance or other topics relevant to their service as directors.

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INFORMATION ABOUT THE BOARD COMMITTEES

In determining the membership of the committees, the corporate governance committee has sought to have each committee reflect a range of backgrounds and experience and diversity. Every member of the audit committee qualifies as an “audit committee financial expert,” as defined by SEC rules, and most of the members serve or have served on audit committees of other companies. The chairs of the audit and finance and risk committees sit on each other’s committees, and there is significant overlap in the membership of the committees reflecting the overlap in responsibilities. Similarly, the chairs of the corporate governance and compensation and leadership development committees sit on each other’s committees, which is helpful in the company’s process for evaluating the performance and setting the compensation of the CEO. Almost all of the members of the corporate governance committee serve or have served on the corporate governance committees of other corporations. Several of the members of the compensation and leadership development committee have served on the compensation committees of other corporations. The investment oversight committee includes members with experience in investment banking and the economics of energy. The finance and risk committee includes members with experience in the economics of energy, nuclear operations, and banking and investment management, reflecting experience in dealing with the range of risks that the company faces.

In 2014, six standing committees assisted the board in carrying out its duties: the audit committee, the compensation and leadership development committee, the corporate governance committee, the finance and risk committee, the generation oversight committee and the investment oversight committee. The energy delivery oversight committee was terminated effective January 1, 2014. The chairman and the CEO are invited guests and are welcome to attend all committee meetings, except when the independent directors meet in executive session. The committees, their membership during 2014, changes in committee assignments in 2014, and their principal responsibilities are described below:

Audit	Compensation and Leadership Development	Corporate Governance	Finance and Risk	Generation Oversight	Investment Oversight
Gin (Chair)[1]	Canning (Chair)	Lawless (Chair)	Steinour (Chair)	Mies (Chair)	Rogers (Chair)
Anderson (Chair)[2]	de Balmann	Canning	Anderson	Anderson	Crane
Berzin	Lawless	DeBenedictis	Berzin	Crane	Gin[1,3]
de Balmann	Richardson	Gin[1]	de Balmann	DeBenedictis	Joskow
Joskow	Steinour[3]	Mies[3]	DeBenedictis	Diaz[4]	Richardson[3]
Mies		Richardson	Diaz[4]	Shattuck	Shattuck
Richardson		Rogers	Gin[1]
Steinour			Joskow
Mies

Notes to Committee Membership Table:

1)	Ms. Gin passed away on September 26, 2014.

2)	Anthony K. Anderson became the Chair of the audit committee on October 21, 2014.

3)	Member through January 28, 2014.

4)	Hon. Nelson A. Diaz is not standing for reelection at the 2015 annual shareholders meeting.

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AUDIT COMMITTEE

Report of the Audit Committee

The audit committee’s primary responsibility is to assist the board of directors in fulfilling its responsibility to oversee and review the quality and integrity of the company’s financial statements and internal controls over financial reporting, the independent auditor’s qualifications and independence, and the performance of the company’s internal audit function and of its independent auditor.

The audit committee is comprised entirely of independent directors and is governed by a board-approved, written charter stating its responsibilities. The charter is reviewed annually and updated, as appropriate, to address changes in regulatory requirements, authoritative guidance, evolving oversight practices and investor feedback. The audit committee charter was last amended on January 27, 2015, and is available on the Exelon website at www.exeloncorp.com on the corporate governance page under the Investors tab, and is available in print to any shareholder who requests a copy from Exelon’s corporate secretary as described on page 90 of this proxy statement.

The audit committee satisfies the independence, financial experience and other qualification requirements of the New York Stock Exchange (NYSE) and applicable securities laws and regulations. The board of directors has determined that each of the members of the audit committee is an “audit committee financial expert” for purposes of the SEC’s rules and also that each of the members of the audit committee is independent as defined by the rules of the NYSE and Exelon’s Corporate Governance Principles.

Under its charter, the audit committee’s principal duties include:

•

Having sole authority to appoint, retain, or replace the independent auditor, subject to shareholder ratification, and to oversee the independence, compensation and performance of the independent auditor;

•	Reviewing financial reporting and accounting policies and practices;

•	Overseeing the work of the internal auditor and reviewing internal controls;

•	With the assistance of the finance and risk committee, discussing guidelines and policies to govern the process of risk assessment and risk management; and

•

Reviewing policies and procedures with respect to internal audits of officers’ and directors’ expenses, compliance with Exelon’s Code of Business Conduct, and the receipt and treatment of complaints regarding accounting, internal controls or auditing matters.

The audit committee receives an annual report from the finance and risk committee of the board of directors regarding corporate risk management policy and other areas overseen by the finance and risk committee. Most members of the audit committee also serve on the finance and risk committee. On occasion, the audit and finance and risk committees meet jointly to review areas of mutual interest between the two committees.

The audit committee meets outside the presence of management for portions of its meetings to hold separate discussions with the independent auditor, the internal auditors, and the chief legal officer.

The audit committee met seven times in 2014, fulfilling its duties and responsibilities as outlined in its charter, as well as receiving periodic updates on the company’s financial performance and strategic initiatives, as well as other matters germane to its responsibilities.

Management has primary responsibility for preparing the company’s financial statements and establishing effective internal controls over financial reporting. PricewaterhouseCoopers LLP (PwC), the company’s independent auditor, is responsible for auditing those financial statements and expressing an opinion on the conformity of the company’s audited financial

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statements with generally accepted accounting principles and on the effectiveness of the company’s internal controls over financial reporting based on criteria established in 2013 by the Committee of Sponsoring Organizations of the Treadway Commission.

In this context, the audit committee has reviewed and discussed with management and PwC the company’s audited financial statements contained in the 2014 Annual Report on SEC Form 10-K, including the critical accounting policies applied by the company in the preparation of these financial statements. The audit committee discussed with PwC the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board (PCAOB), and had the opportunity to ask PwC questions relating to such matters. These discussions included the quality, and not just the acceptability, of the accounting principles utilized, the reasonableness of significant accounting judgments, and the clarity of disclosures in the financial statements.

At each of its meetings in 2014, the audit committee met with the company’s chief financial officer, corporate controller and other senior members of the company’s financial management. The audit committee reviewed with PwC and the company’s internal auditors the overall scope and plans for their respective audits in 2014. The audit committee also received regular updates from the company’s internal auditors on internal controls and business risks and from the company’s general counsel on compliance and ethics issues.

The audit committee met with the internal auditors and PwC, with and without management present, to discuss their evaluations of the company’s internal controls and the overall quality of the company’s financial reporting. The audit committee also met with the company’s general counsel and deputy general counsel , with and without management present, to review and discuss compliance and ethics matters, including compliance with the company’s Code of Business Conduct.

The audit committee annually considers the independence, qualifications, compensation and performance of PwC. Such consideration includes reviewing the written disclosures and the letter provided by PwC in accordance with applicable requirements of the PCAOB regarding PwC’s communications with the audit committee concerning independence, and discussing with PwC their independence.

The audit committee is responsible for the approval of audit fees, and the committee reviewed and pre-approved all fees paid to PwC in 2014. The audit committee has adopted a policy for pre-approval of services to be performed by the independent auditor. Further information on this policy and on the fees paid to PwC in 2014 and 2013 can be found in the section of this proxy statement titled “Ratification of PriceWaterhouseCoopers LLP as Exelon’s Independent Auditor for 2015.” The audit committee periodically reviews the level of fees approved for payment to PwC and the pre-approved non-audit services PwC has provided to the company to ensure their compatibility with independence. The audit committee also monitors the company’s hiring of former employees of PwC.

The audit committee monitors the performance of PwC’s lead partner responsible for the audit, oversees the required rotation of PwC’s lead audit partner and, through the audit committee chair, reviews and considers the selection of the lead audit partner. In addition, to help ensure auditor independence, the audit committee periodically considers whether there should be a rotation of the independent auditor.

PwC has served as the company’s independent auditor since the company’s formation in 2000. As in prior years, the audit committee and management have engaged in a review of PwC in connection with the audit committee’s consideration of whether to recommend that shareholders ratify the selection of PwC as the company’s independent auditor for 2015. In that review, the audit committee considered both the continued independence of PwC and whether retaining PwC is in the best interests of the company and its shareholders. In addition to independence, other factors considered by the audit committee included:

•	PwC’s historical and recent overall performance on the audit, including the quality of the audit committee’s ongoing discussions with PwC;

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Corporate Governance at Exelon

•

PwC’s expertise and capability in handling the accounting, internal control, process and system risks and practices present in the company’s energy generation and utility businesses, including relative to the corresponding expertise and capabilities of other audit firms;

•	the quality, quantity and geographic location of PwC staff, and PwC’s ability to provide responsive service;

•	PwC’s tenure as the company’s independent auditor and its familiarity with the company’s operations and businesses, accounting policies and practices and internal control over financial reporting;

•	the significant time commitment required to onboard and educate a new audit firm that could distract management’s focus on financial reporting and internal control;

•	the appropriateness of PwC’s fees, on both an absolute basis and as compared to services provided by other auditing firms to peer companies;

•	an assessment of PwC’s identification of its known significant legal risks and proceedings that may impair PwC’s ability to perform the audit; and

•	external information on audit quality and performance, including recent PCAOB reports on PwC and its peer firms.

The audit committee has concluded that PwC is independent from the company and its management, and has retained PwC as the company’s independent auditor for 2015. The audit committee and the board believe that the continued retention of PwC is in the best interests of the company and its shareholders and have recommended that shareholders ratify the appointment of PwC as the company’s independent auditor for 2015.

In addition, in reliance on the reviews and discussions referred to above, the Exelon audit committee recommended to the Exelon board of directors (and the Exelon board of directors approved) that the audited financial statements be included in Exelon Corporation’s Annual Report on Form 10-K for the year ended December 31, 2014, for filing with the SEC.

February 9, 2015 THE AUDIT COMMITTEE
Anthony K. Anderson, Chair Ann C. Berzin Yves C. de Balmann Paul L. Joskow	Richard W. Mies William C. Richardson Stephen D. Steinour

COMPENSATION AND LEADERSHIP DEVELOPMENT COMMITTEE

The compensation and leadership development committee is composed entirely of independent directors and is governed by a board-approved charter stating its responsibilities. The committee met five times in 2014.

The compensation and leadership development committee’s principal duties, as discussed in its charter, include:

•	Ensuring that executive compensation levels and targets are aligned with, and designed to achieve, Exelon’s strategic and operating objectives;

•

Reviewing recommendations from management and outside consultants and approving or recommending approval of matters of executive compensation for officers of Exelon and its subsidiaries, including base salary, incentive awards, equity grants, perquisites, and other forms of compensation; and

•	Reviewing and making recommendations to the board on leadership development, succession planning (other than the chairman and the chief executive officer and president) and diversity.

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Executive officers are involved in evaluation of the performance and development of initial recommendations with respect to compensation adjustments; however, the compensation and leadership development committee (and the independent directors with respect to the compensation of the CEO) makes the final determinations with respect to compensation programs and adjustments. The chairman and the CEO are considered invited guests and are welcome to attend the meetings of the compensation and leadership development committee, except when the committee meets in executive session to discuss, for example, the CEO’s compensation. The chairman and the CEO cannot call meetings of the compensation and leadership development committee.

Management, including the executive officers, makes recommendations as to goals for the incentive compensation programs that are aligned with Exelon’s business plan. The compensation and leadership development committee reviews the recommendations and establishes the final goals. The committee strives to ensure that the goals are consistent with the overall strategic goals set by the board of directors (including the individual goals of subsidiaries, as appropriate), that they are sufficiently difficult to meaningfully incent management performance, and, if the targets are met, that the payouts will be consistent with the design for the overall compensation program. Executive officers take an active role in evaluating the performance of the executives who report to them, directly or indirectly, and in recommending the amount of compensation their subordinate executives receive. Executive officers review peer group compensation data for each of their subordinates in conjunction with their annual performance reviews to formulate a recommendation for base salary and whether to apply an individual performance multiplier to the subordinate executive’s incentive payouts, and if so, the amount of the multiplier.

Executive officers generally do not make recommendations with respect to annual and long-term incentive target percentages or payouts. The CEO reviews all of the recommendations of the executive officers before they are presented to the compensation and leadership development committee. The human resources function provides to the compensation and leadership development committee and the independent directors data showing the history of the compensation of the CEO and data that analyzes the cost of a range of several alternatives for changes to the compensation of the CEO, but the executive officers, the chairman and the CEO do not make any recommendation to the compensation and leadership development committee or the independent directors with respect to the compensation of the CEO.

The compensation and leadership development committee has delegated to the CEO the authority to make off-cycle equity awards to employees who are not subject to the limitations of Internal Revenue Code Section 162(m), are not executive officers for purposes of reporting under Section 16 of the Securities Exchange Act of 1934, and are not executive vice presidents or higher officers of Exelon, provided that such authority is limited to making grants of up to 600,000 shares in the aggregate, and 20,000 shares per recipient in any year. The compensation and leadership development committee reviews and ratifies these grants.

During fiscal 2014 and as of the date of this proxy statement, none of the members of the compensation and leadership development committee was or is an officer or employee of the company, and no executive officer of the company served or serves on any compensation committee or board of any company that employed or employs any members of the company’s compensation and leadership development committee or board of directors.

Compensation Consultant

Pursuant to the compensation and leadership development committee’s charter, the committee is authorized to retain and terminate, without board or management approval, the services of an independent compensation consultant to provide advice and assistance, as the committee deems appropriate. The committee has the sole authority to approve the consultant’s fees and other retention terms, and reviews the independence of the consultant and any other services that the consultant or the consultant’s firm may provide to the company. The chair of the compensation and leadership development committee reviews, negotiates and executes an engagement letter with the compensation consultant. The compensation consultant directly reports to the committee.

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Corporate Governance at Exelon

The compensation and leadership development committee has engaged Semler Brossy Consulting Group, LLC and its Managing Principal Ms. Blair Jones as its consultant. The committee determined that Semler Brossy offered the strongest and most responsive team and would provide the most reliable and cost-competitive advice through experience, research and benchmarking. In reviewing the engagement in December 2014, the committee considered the following factors in determining that Ms. Jones and the firm are independent consultants and do not have any conflicts of interest:

•	Semler Brossy performs no other services for the company or its affiliates and received no other fees from the company;

•	the firm has formal written policies designed to prevent conflicts of interest; and

•

there were no relationships of the firm and its consultants and Exelon and its officers, directors or affiliates except that Dr. Richardson had known another consultant from the firm in connection with his consulting for the compensation committee at another company where Dr. Richardson had previously served as a director.

As part of its ongoing services to the compensation and leadership development committee, the compensation consultant supports the committee in executing its duties and responsibilities with respect to Exelon’s executive compensation programs by providing information regarding market trends and competitive compensation programs and strategies. In supporting the committee, the compensation consultant does the following:

•	Prepares market data for each senior executive position, including evaluating Exelon’s compensation strategy and reviewing and confirming the peer group used to prepare the market data;

•	Provides the committee with an independent assessment of management recommendations for changes in the compensation structure;

•	Works with management to ensure that the company’s executive compensation programs are designed and administered consistent with the committee’s requirements; and

•	Provides ad hoc support to the committee, including discussing executive compensation and related corporate governance trends.

Exelon’s human resources staff and senior management use the data provided by the compensation consultant to prepare documents for use by the compensation and leadership development committee in preparing their recommendations to the full board of directors or, in the case of the CEO, the independent directors, on compensation for the senior executives. In addition to its general responsibilities, the compensation consultant attends the compensation and leadership development committee’s meetings, if requested. The committee, or Exelon’s management on behalf of the committee, may also ask the compensation consultant to perform other executive and non-executive compensation-related projects. The committee has established a process for determining whether any significant additional services will be needed and whether a separate engagement for such services is necessary.

The committee has a formal compensation consultant independence policy that codifies its past practices. The compensation consultant independence policy is available on the Exelon website at www.exeloncorp.com, on the corporate governance page under the Investors tab. The purpose of the policy is to ensure that the advisers or consultants retained by the committee are independent of the company and its management, as determined by the committee using its reasonable business judgment. The committee considers all facts and circumstances it deems relevant, such as the nature of any relationship between a compensation consultant, the compensation consultant’s firm, and the company and the nature of any services provided by the compensation consultant’s firm to the company that are unrelated to the compensation consultant’s work for the committee. Under the policy, a compensation consultant shall not be considered independent if the compensation consultant or the compensation consultant’s firm receives more than one percent of its annual gross revenues for services provided to the company. Under the policy, the compensation consultant reports directly to the chair of the

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compensation and leadership development committee, and the committee approves the aggregate amount of fees to be paid to the compensation consultant or the compensation consultant’s firm. The policy requires that the compensation consultant and any associates providing services to the compensation and leadership development committee have no direct involvement with any other aspects of the compensation consultant’s firm’s relationship with Exelon (other than any director compensation services that may be performed for the corporate governance committee), and that no element of the compensation consultant’s compensation may be based on any consideration of the revenues for other services that the firm may provide to Exelon. For 2014, no fees were paid to Semler Brossy for additional services beyond its work as consultant to the compensation and leadership development committee.

CORPORATE GOVERNANCE COMMITTEE

The corporate governance committee met five times in 2014. All members of the committee are independent directors.

In addition to its other duties described elsewhere in this proxy statement, the corporate governance committee’s principal duties, as discussed in its charter, include:

•	Reviewing and making recommendations on corporate, board and committee structure, organization, committee membership, functions, compensation and effectiveness;

•	Monitoring corporate governance trends and making recommendations to the board regarding the Corporate Governance Principles;

•	Identifying potential director candidates and coordinating the nominating process for directors;

•	Coordinating the board’s role in establishing performance criteria for the CEO and evaluating the performance of the CEO;

•	Monitoring CEO succession planning;

•	Overseeing Exelon’s strategies and efforts to protect and improve the environment, including climate change, sustainability and the Exelon 2020 plan;

•	Approving or amending delegations of authority for Exelon and its subsidiaries; and

•	Overseeing Exelon’s efforts to promote diversity among its contractors and suppliers.

The committee may act on behalf of the full board when the board is not in session. The committee utilizes an independent compensation consultant to assist it in evaluating directors’ compensation, and for this purpose it periodically asks the consultant to prepare a study of the compensation of the company’s directors compared to the directors of companies in the same peer group used for executive compensation. This study is used as the basis for the corporate governance committee’s recommendations to the full board with respect to director compensation. The corporate governance committee may utilize other consultants, such as specialized search firms to identify candidates for director.

FINANCE AND RISK COMMITTEE

The finance and risk committee met seven times in 2014.

The finance and risk committee’s principal duties, as discussed in its current charter, include:

•	Overseeing the company’s risk management functions;

•	Overseeing matters relating to the financial condition and risk exposures by Exelon;

•	Monitoring the financial condition, capital structure, financing plans and programs, dividend policy, treasury policies and liquidity and related financial risk at Exelon and its major subsidiaries;

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Corporate Governance at Exelon

•	Overseeing or appraising of the capital management and planning process, including capital investments, acquisitions and divestitures;

•	Overseeing the company-wide risk management strategy, policies, procedures, and mitigation efforts, including insurance programs;

•	Overseeing the strategy and performance of risk management policies relating to risks associated with marketing and trading of energy and energy-related products; and

•	Reviewing and approving risk policies relating to power marketing, hedging and the use of derivatives.

Most members of the finance and risk committee also serve on the audit committee. On occasion, the finance and risk and audit committees meet jointly to review areas of mutual interest between the two committees.

GENERATION OVERSIGHT COMMITTEE

The generation oversight committee met four times in 2014.

The generation oversight committee’s principal duties, as discussed in its charter, include:

•

Advising and assisting the full board in fulfilling its responsibilities to oversee the safe and reliable operation of all generating facilities owned or operated by Exelon or its subsidiaries, including those in which Exelon has significant equity or operational interests;

•	Overseeing the management and operation of the company’s generating facilities and the overall organizational effectiveness (both corporate and stations) of the generation operations;

•	Overseeing the establishment of and compliance with policies and procedures to manage and mitigate risks associated with the security and integrity of Exelon Generation’s assets; and

•	Reviewing environmental, health and safety issues related to the company’s generating facilities.

INVESTMENT OVERSIGHT COMMITTEE

The investment oversight committee is responsible for general oversight of Exelon’s investment management functions. The committee serves as a resource and advisory panel for Exelon’s management-level investment management team and reports to the board.

The investment oversight committee met three times in 2014.

The investment oversight committee’s principal duties, as discussed in its charter, include:

•

Overseeing the management and investment of the assets held in trusts established or maintained by the company or any subsidiary for the purpose of funding the expense of decommissioning nuclear facilities;

•	Monitoring the performance of the nuclear decommissioning trusts and the trustees, investment managers and other advisors and service providers for the trusts;

•

Overseeing the evaluation, selection and retention of investment advisory and management, consulting, accounting, financial, clerical or other services with respect to the nuclear decommissioning trusts;

•	Overseeing the evaluation, selection and appointment of trustees and other fiduciaries for the nuclear decommissioning trusts;

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•	Overseeing the administration of the nuclear decommissioning trusts; and

•	Monitoring and receiving periodic reports concerning the investment performance of the trusts under the pension and post-retirement welfare plans and the investment options under the savings plans.

DIRECTOR NOMINATION PROCESS

The corporate governance committee serves as the nominating committee and recommends director nominees. The board of directors receives the proposed nominations from the corporate governance committee and approves the nominees to be included in the Exelon proxy materials that are distributed to shareholders.

The corporate governance committee considers all candidates for director, including directors currently serving on the board and candidates recommended by shareholders and others. The committee may also utilize specialized search firms to identify and assess potential candidates.

The committee determines the appropriate mix of skills and characteristics required to best fill the needs of the board and periodically reviews and updates the criteria as deemed necessary. The board believes that diversity in personal background, race, gender, age and nationality are important considerations in selecting candidates. All candidates are considered in light of the following standards and qualifications for director that are contained in the Exelon Corporate Governance Principles:

•	Highest personal and professional ethics, integrity and values;

•	An inquiring and independent mind;

•	Practical wisdom and mature judgment;

•	Broad training and experience at the policy-making level in business, government, education or technology;

•	Expertise useful to Exelon and complementary to the background and experience of other Exelon board members;

•	Willingness to devote the required amount of time to the duties and responsibilities of board membership;

•	A commitment to serve over a period of years to develop knowledge about Exelon; and

•	Involvement only in activities or interests that do not create a conflict with responsibilities to Exelon and its shareholders.

The satisfaction of these criteria is implemented and assessed through consideration of directors and nominees by the corporate governance committee and the board of directors and through the process for evaluation of the board’s effectiveness. The corporate governance committee and the board believe that the criteria have been satisfied to create an effective mix of experience, skills, specialized knowledge, diversity, and other qualifications and attributes among members of the board of directors.

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Corporate Governance at Exelon

DIRECTOR RETIREMENT POLICY

For several years prior to 2010, the board had a retirement policy under which a director must retire at the end of the calendar year in which he or she reached the age of 72. In 2010, the corporate governance committee and the board re-evaluated the company’s retirement policy and matters related to director succession. The board found that directors can normally continue to provide a valuable service to the company for several years beyond age 72. In addition, the board noted that under the retirement policy there were repeated instances where a number of director retirements would fall in the same year. For these reasons, the board was generally flexible in the application of the retirement policy and waived or suspended the policy when the purposes of the policy are outweighed by factors such as a desire for director continuity, the desire to retain the leadership or experience of a particular director, a need to identify equally qualified successors, a desire to avoid multiple retirements in one year, or other factors that mitigate against mandatory retirement. The board also recognized that, beginning with the annual meeting in 2010, shareholders are entitled to vote for the election of the entire board of directors. Accordingly, during 2010 the board amended the director retirement policy to provide that a director must retire at the end of the calendar year in which he or she reaches the age of 75.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

For their service as directors of the corporation in 2014, Exelon’s non-employee directors received the compensation shown in the following table and explained in the accompanying notes. Mr. Crane, not shown in the table, received no additional compensation for his service as a member of the board of directors or its committees.

	Fees Earned or Paid in Cash		Stock Awards (see description below)	Change in Pension Value and Nonqualified Compensation Earnings (Note 1)	All Other Compensation (Note 2)	Total
	Annual Board & Committee Retainers	Board & Committee Meeting Fees
Anderson (3)	$93,913	$60,000	$100,000	$—	$—	$253,913
Berzin	85,000	50,000	100,000	—	15,000	250,000
Canning	90,000	38,000	100,000	—	15,000	243,000
de Balmann	85,000	58,000	100,000	—	—	243,000
DeBenedictis	85,000	58,000	100,000	—	15,000	258,000
Diaz	85,000	48,000	100,000	—	5,000	238,000
Gin (4)	77,609	40,000	73,901	—	—	191,510
Joskow	85,000	56,000	100,000	—	—	241,000
Lawless (5)	90,000	36,000	100,000	—	—	226,000
Mies	110,000	64,000	100,000	—	15,000	289,000
Richardson (5)	110,000	56,000	100,000	—	15,000	281,000
Rogers	90,000	36,000	100,000	—	15,000	241,000
Shattuck (6)	426,806	33,000	100,000	—	15,000	574,806
Steinour	95,000	50,000	100,000	—	15,000	260,000
Total All Directors	1,608,328	683,000	1,373,901	0	125,000	3,790,229

Notes:

(1)

Values in this column represent that portion of the directors’ accrued earnings in their non-qualified deferred compensation account that were considered as above market. See the description below under the heading “Deferred Compensation.” For 2014, none of the directors recognized any such earnings.

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(2)

Values in this column represent the company’s matching portion of the director’s contribution to qualified educational institutions pursuant to Exelon’s matching gift plan described below in Other Compensation.

(3)	Mr. Anderson was appointed chair of the audit committee effective October 21, 2014 and his chairman’s retainer is prorated from October 20, 2014 when he served as acting chair.
(4)	Ms. Gin passed away on September 26, 2014. All retainers were prorated through that date.
(5)

In addition to the amounts shown in the table, Mr. Lawless and Dr. Richardson, who also served as directors of the Exelon Foundation during 2014, received $4,000 and $6,000 respectively from the Foundation for attending meetings of the Foundation’s board. Exelon contributes to the Foundation to pay for the Foundation’s operating expenses.

(6)	Compensation for Mr. Shattuck includes a portion of cash retainers earned in 2013 but not paid until January 2014.

Fees Earned or Paid in Cash

In 2014, all directors received an annual retainer of $80,000 paid in cash. The Lead Director received an additional annual retainer of $25,000. The non-executive chairman of the board received an annual retainer at the rate of $300,000 per year in in addition to board and selected committee meeting fees. Committee chairs receive an additional $10,000 retainer per year. In recognition of the additional time commitment and responsibility, members of the audit committee and generation oversight committee, including the committee chairs, receive an additional $5,000 per year for their participation on these committees, and the chairs of these committees receive a $20,000 annual retainer.

Directors receive $2,000 for each meeting of the board that they attend, whether in person or by means of teleconferencing or video conferencing equipment. Directors serving on board committees receive $2,000 for each meeting they attend; directors serving on the generation oversight committee receive $3,000 for each meeting of that committee they attend due to the additional travel that is required and the length of those meetings. Directors also receive a $2,000 meeting fee for attending the annual shareholders meeting and the annual strategy retreat.

Stock Awards

Rather than paying directors entirely in cash, Exelon pays a significant portion of director compensation in the form of deferred stock units. Directors receive deferred stock units worth $100,000 per year. Deferred stock units are granted and credited to a notional account maintained on the books of the corporation at the end of each calendar quarter based upon the closing price of Exelon common stock on the day the quarterly dividend is paid. Deferred stock units earn the same dividends available to all holders of Exelon common stock, which are reinvested in the account as additional stock units. The deferred stock units are not paid out to the directors until they retire from the board, leaving these amounts at risk during the director’s entire tenure on the board.

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Corporate Governance at Exelon

As of December 31, 2014, the directors held the following amounts of deferred Exelon common stock units. The units are valued at the closing price of Exelon common stock on December 31, 2014, which was $37.08. Legacy plans include those stock units earned from Exelon’s predecessor and merged companies, PECO Energy Company, Unicom Corporation and Constellation Energy Group, Inc. For Mr. Rogers, the legacy deferred stock units reflect accrued benefits from the Unicom 1996 Directors Fee Plan, which was terminated in 2000; for Ms. Berzin, Mr. de Balmann and Mr. Lawless the legacy units reflect accrued benefits from the Constellation Energy Group, Inc. Deferred Compensation Plan for Non-employee Directors that was terminated on March 12, 2012.

	Year First Elected to the Board	Deferred Stock Units From Legacy Plans #	Deferred Stock Units From Exelon Plan #	Total Deferred Stock Units #	Fair Market Value as of 12/31/14 $
Anthony K. Anderson	2013		6,164	6,164	$228.561
Ann C. Berzin	2012	24,961	9,047	34,008	1,261,017
John A. Canning	2008		18,965	18,965	703,222
Yves C. de Balmann	2012	34,468	9,047	43,515	1,613,536
Nicholas DeBenedictis	2002		26,687	26,687	989,554
Nelson A. Diaz	2004		26,530	26,530	983,732
Paul L. Joskow	2007		20,476	20,476	759,250
Robert J. Lawless	2012	38,244	9,047	47,291	1,753,550
Richard W. Mies	2009		17,757	17,757	658,430
William C. Richardson	2005		24,299	24,299	901,007
John W. Rogers, Jr	1999	4,571	36,000	40,571	1,504,373
Mayo A. Shattuck III	2012		5,906	5,906	218,994
Stephen D. Steinour	2007		20,818	20,818	771,931
Total All Directors		102,244	230,743	332,987	12,347,157

Deferred Compensation

Directors may elect to defer any portion their cash compensation in a non-qualified multi-fund deferred compensation plan. Each director has an unfunded account where the dollar balance can be invested in one or more of several mutual funds, including one fund composed entirely of Exelon common stock. Fund balances (including those amounts invested in the Exelon common stock fund) will be settled in cash and may be distributed in a lump sum or in annual installment payments upon a director’s reaching age 65, age 72 or upon retirement from the board. These funds are identical to those that are available to those available to company employees who participate in the Exelon Employee Savings Plan.

Other Compensation

Exelon has a board expense reimbursement policy under which directors are reimbursed for reasonable travel to and from their primary or secondary residence and lodging expenses incurred when attending board and committee meetings or other events on behalf of Exelon (including director’s orientation or continuing education programs, facility visits or other business

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related activities for the benefit of Exelon). Under the policy, Exelon will arrange for its corporate aircraft to transport groups of directors, or when necessary, individual directors, to meetings in order to maximize the time available for meetings and discussion. Directors may bring their spouses or guests on Exelon’s corporate aircraft when they are invited to an Exelon event, and the value of this travel, calculated according to IRS regulations, is imputed to the director as additional taxable income.

Exelon pays the cost of a director’s spouse’s travel, meals, lodging and related activities when the spouses are invited to attend company or industry related events where it is customary and expected that directors attend with their spouses. The cost of such travel, meals and other activities is imputed to the director as additional taxable income. However, in most cases there is no incremental cost to Exelon of providing transportation and lodging for a director’s spouse when he or she accompanies the director, and the only additional costs to Exelon are those for meals and activities and to reimburse the director for the taxes on the imputed income. In 2014, no incremental cost to the company to provide these perquisites and there was no amounts paid for the reimbursement of taxes on imputed income.

Exelon has a matching gift program available to directors, officers and employees that matches their contributions to eligible not-for-profit organizations up to $15,000 per year for directors; $10,000 per year for executives ($15,000 per year through the end of 2013 for legacy Constellation Energy Group executives) and up to $5,000 per year for other employees.

Compensation Philosophy

The Exelon board has a policy of targeting their compensation to the median board compensation of the same peer group of companies used to benchmark executive compensation. The base compensation (cash and stock retainers for board service and meeting fees) paid to Exelon directors in 2013 remained unchanged since 2008. In 2013, the corporate governance committee asked Semler Brossy Consulting Group, the independent consultant to the compensation and leadership development committee, to perform a director compensation study. The study found that in 2013 and some earlier years, compensation paid to Exelon directors was below the median of the peer group and below the median resulting from several published studies of larger groups. In January 2014, the board increased the annual cash retainer for board service from $50,000 to $80,000 but left all other compensation unchanged. The increase represented a 1.6 percent annual increase in basic director compensation over the five year period since 2008.

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Ownership of Exelon Stock

STOCK OWNERSHIP REQUIREMENTS FOR DIRECTORS AND OFFICERS

Under Exelon’s Corporate Governance Principles, all directors are required to own, within five years after election to the board, at least 15,000 shares of Exelon common stock or deferred stock units or shares accrued in the Exelon common stock fund of the directors’ deferred compensation plan. The board amended the corporate governance principles in July 2013 to increase the ownership requirement from 5,000 shares to 15,000 shares. The corporate governance committee utilized an independent compensation consultant who determined that, compared to its peer group, Exelon’s ownership requirement is reasonable.

To strengthen the alignment of executives’ interests with those of shareholders, the compensation and leadership development committee establishes stock ownership requirements for officers of the company. Officers, other than the CEO, are required to own, within the later of five years after their employment or September 30, 2012, stock having a market value (based on the 60-day average stock price as of September 30, 2012) equal to or greater than multiples of their base salary or fixed numbers of shares as shown in the table below. The CEO is required to own six times his base salary. The compensation and leadership development committee has determined that stock options are not considered for purposes of satisfying this requirement. Performance shares that have been earned but not vested, unvested restricted shares, restricted stock units, and shares held in the Exelon Stock Deferral Plan will count toward the stock ownership requirement, as will certificates and dividend reinvestment plans; shares held in 401(k) Employee Savings Plans; shares held by spouses or children; broker accounts held in street name; and IRAs and trust accounts in which the executive is a beneficiary. These guidelines may be equitably adjusted in the case of promotions in the discretion of the Senior Vice President and Chief Human Resources Officer.

Officer	Number of Exelon Shares
Chief Executive Officer	6 x annual salary divided by 60-day average share price
Exelon executive vice presidents and above	3 x annual salary divided by 60-day average share price
Presidents of subsidiary companies	2 x annual salary divided by 60-day average share price
Senior vice presidents	The lesser of 17,500 shares or 2 x annual salary divided by 60-day average share price
Vice presidents and other executives	The lesser of 6,500 shares or 1 x annual salary divided by 60-day average share price

The following table shows the status of each currently-employed NEO against the new ownership targets as of January 31, 2015.

Name	Stock Ownership Target (Shares) [A]	Total Shares and Share Equivalents Held as of January 31, 2015 [B]	Stock Ownership Percentage [B]/[A]
Crane	188,062	378,203	201%
Thayer	53,148	122,963	231%
Cornew	57,236	143,325	250%
Von Hoene	57,236	139,419	244%
O’Brien	59,280	129,025	218%

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BENEFICIAL OWNERSHIP TABLE

The following table shows the ownership of Exelon common stock as of January 31, 2015 by each director, each named executive officer in the Summary Compensation Table, and for all directors and executive officers as a group.

	[A]	[B]	[C]	[D]=[A]+[B]+[C]	[E]	[F]=[D]+[E]
Directors (Note 3)	Beneficially Owned Shares	Shares Held in Company Plans (Note 1)	Vested Stock Options and Options that Vest Within 60 days	Total Shares Held	Share Equivalents to be Settled in Cash or Stock (Note 2)	Total Share Interest
Anthony K. Anderson	0	6,164	0	6,164	0	6,164
Ann C. Berzin	0	34,008	0	34,008	7,978	41,986
John A. Canning, Jr.	5,000	18,965	0	23,965	1,106	25,071
Yves, C. de Balmann	1,910	43,515	0	45,425	0	45,425
Nicholas DeBenedictis	5,000	26,687	0	31,687	0	31,687
Nelson A. Diaz	1,500	26,530	0	28,030	5,480	33,510
Paul L. Joskow	2,000	20,476	0	22,476	6,035	28,511
Robert J. Lawless	3,273	47,291	0	50,564	7,106	57,670
Richard W. Mies	0	17,757	0	17,757	0	17,757
William C. Richardson	1,715	24,299	0	26,014	0	26,014
John W. Rogers, Jr.	11,374	40,571	0	51,945	13,756	65,701
Mayo A. Shattuck III	491,358	5,906	3,266,335	3,763,599	0	3,763,599
Stephen D. Steinour	4,887	20,818	0	25,705	25,210	50,915
Christopher M. Crane	176,668	195,762	495,250	867,680	5,773	873,453
Jonathan W. Thayer	33,703	89,260	572,955	695,918	0	695,918
Kenneth W. Cornew	42,988	98,799	132,575	274,362	1,538	275,900
William A. Von Hoene, Jr.	71,773	64,641	246,200	382,614	3,005	385,619
Denis P. O’Brien	65,324	58,156	244,200	367,680	5,545	373,225
Total
Directors & Executive Officers as a group (23 people) See Note 3	1,027,338	942,517	5,176,215	7,146,070	82,532	7,228,602

(1)	The shares listed under Shares Held in Company Plans, Column [B], include restricted shares, shares held in the 401(k) plan, and deferred shares held in the Stock Deferral Plan.
(2)

The shares listed above under Share Equivalents to be Settled in Cash, Column [E], include unvested performance shares that may be settled in cash or stock depending on where the named officer stands with respect to the stock ownership requirement, and phantom shares held in a non-qualified deferred compensation plan which will be settled in cash on a 1 for 1 basis upon retirement or termination.

Exelon Corporation Notice of the Annual Meeting and 2015 Proxy Statement	29

Ownership of Exelon Stock

(3)

Beneficial ownership, shown in Column [A], of directors and executive officers as a group represents less than 1% of the outstanding shares of Exelon common stock. Total includes share holdings from all directors and NEOs as well as those executive officers listed in Item 1, Executive Officers of the Registrants in Exelon’s 2014 Annual Report on Form 10-K filed on February 13, 2015, who are not NEOs for purposes of compensation disclosure.

OTHER SIGNIFICANT OWNERS OF EXELON STOCK

Shown in the table below are those owners who are known to Exelon to hold more than 5% of the outstanding common stock. This information is based on the most recent Schedule 13Gs filed with the SEC by Capital Research Global Investors on February 13, 2015, State Street Corporation on February 12, 2015, BlackRock, Inc. on February 9, 2015, The Vanguard Group on February 11, 2015 and Franklin Resources, Inc. on February 9, 2015.

Name and address of beneficial owner	Amount and nature of beneficial ownership	Percent of class
Capital Research Global Investors (1) 333 South Hope Street Los Angeles, CA 90071	69,797,514	8.1%
State Street Corporation (2) State Street Financial Center One Lincoln Street Boston, MA 02111	51,650,257	6.0%
BlackRock, Inc. (3) 40 East 52nd Street New York, NY 10022	51,360,702	6.0%
The Vanguard Group (4) 100 Vanguard Blvd. Malvern, PA 19355	50,125,938	5.83%
Franklin Resources, Inc. and certain related entities (5) One Franklin Parkway San Mateo, CA 94403	45,614,955	5.3%

(1)	Capital Research Global Investors disclosed in its Schedule 13G/A that it has sole voting and dispositive power over 69,797,514 shares.
(2)	State Street Corporation disclosed in its Schedule 13G that it has shared voting and dispositive power over 51,650,257 shares.
(3)	BlackRock, Inc. disclosed in its Schedule 13G/A that it has sole power to vote or to direct the vote of 44,148,730 shares and sole power to dispose or direct the disposition of 51,360,702 shares.
(4)	The Vanguard Group disclosed in its Schedule 13G/A that it has sole power to vote or direct the vote of 1,469,150 shares and sole power to dispose or direct the disposition of 48,713,728 shares.
(5)

Franklin Resources, Inc., Charles B. Johnson, Rupert H. Johnson, Jr., and Franklin Advisers, Inc. Schedule 13G filing, dated February 9, 2015, reports beneficial ownership collectively of 45,614,955 shares, with sole voting power as to 45,254,730 shares and sole dispositive power as to 45,589,730 shares in Franklin Advisers, Inc., and sole voting power and sole dispositive power as to 14,000 shares in Franklin Advisory Services, LLC, 10,800 shares as to Franklin Templeton Institutional, LLC, and 425 shares as to Fiduciary Trust Company International.

30	Exelon Corporation Notice of the Annual Meeting and 2015 Proxy Statement

Ownership of Exelon Stock

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EXELON EQUITY COMPENSATION PLANS

[A]	[B]	[C]	[D]
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (Note 1)	Weighted-average price of outstanding options, warrants and rights (Note 2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column [B]) (Note 3)
Equity compensation plans approved by security holders	31,538,000	$36.67	32,278,000
(1)

Balance includes stock options, unvested performance shares, and unvested restricted shares that were granted under the Exelon LTIP or predecessor company plans and shares awarded under those plans and deferred into the stock deferral plan, as well as deferred stock units granted to directors as part of their compensation. For performance shares and performance share transition awards granted in 2013 and 2014, the total includes the maximum number of shares that could be granted, if performance, total shareholder return modifier, and individual performance multipliers were all at maximum, a total of 7,138,000 shares. At target, the number of securities to be issued for such awards is 3,753,000. The deferred stock units granted to directors includes 284,000 shares to be issued upon the conversion of deferred stock units awarded to members of the Exelon board of directors, and 98,000 shares to be issued upon the conversion of stock units held by members of the Exelon board of directors that were earned under a legacy Constellation Energy Group plan. Conversion of stock units to shares will occur after the director terminates service to the Exelon board or the board of any of its subsidiary companies. See Note 19—Common Stock of the Combined Notes to Consolidated Financial Statements included in Exelon’s 2014 Annual Report on Form 10-K for additional information about the material features of the plans.

(2)

Includes outstanding restricted stock units and performance shares that can be exercised for no consideration. Without such instruments, the weighted-average price of outstanding options, warrants and rights shown in column [C] would be $46.81.

(3)	Includes 23,460,000 shares available for issuance from the company’s employee stock purchase plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based upon signed affirmations received from directors and officers, as well as administrative review of company plans and accounts administered by private brokers on behalf of directors and officers which have been disclosed to Exelon by the individual directors and officers, Exelon believes that its directors and officers made all required filings on a timely basis during 2014.

Exelon Corporation Notice of the Annual Meeting and 2015 Proxy Statement	31

Exelon’s Independent Auditor for 2015

PROPOSAL 2: THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS EXELON’S INDEPENDENT AUDITOR FOR 2015

The audit committee and the board of directors have concluded that retaining PricewaterhouseCoopers LLP (PwC) is in the best interests of the company and its shareholders based on consideration of the factors set forth in the Report of the Audit Committee on pages 16-18 of this proxy statement. Representatives of PwC will attend the annual meeting to answer appropriate questions, and may make a statement if they desire.

The Exelon audit committee policy for pre-approval of audit and non-audit services to be performed by the independent auditor is available on the Exelon website at www.exeloncorp.com on the corporate governance page under the Investors tab. Under this policy the audit committee pre-approves all audit and non-audit services to be provided by the independent auditor, taking into account the nature, scope and projected fees of each service as well any potential implications on auditor independence. The policy specifically sets forth services the independent auditor is prohibited from performing by applicable law or regulation. Further, the audit committee may determine to prohibit other services that in its view may compromise, or appear to compromise, the independence and objectivity of the independent auditor. Predictable and recurring audit and permitted non-audit services are considered for pre-approval by the audit committee on an annual basis. For any services not covered by these initial pre-approvals, the audit committee has delegated authority to the committee’s chair to pre-approve any audit or permitted non-audit service with fees in amounts less than $500,000. Services with fees exceeding $500,000 require full committee pre-approval. The audit committee receives quarterly reports on the actual services provided by and fees incurred with the independent auditor. None of the services provided by the independent auditor was provided pursuant to the de minimis exception to the pre-approval requirements contained in the SEC’s rules.

The following table presents fees for professional audit services rendered by PricewaterhouseCoopers for the audit of Exelon’s annual financial statements for the years ended December 31, 2014 and 2013, and fees billed for other services rendered by PricewaterhouseCoopers during those periods.

	Year Ended December 31,
(in thousands)	2014	2013
Audit fees (a)	$17,751	$18,136
Audit related fees (b)	1,607	1,817
Tax fees (c)	1,562	1,000
All other fees (d)	37	24

(a)

Audit fees include financial statement audits and reviews under statutory or regulatory requirements and services that generally only the auditor reasonably can provide, including issuance of comfort letters and consents for debt and equity issuances and other attest services required by statute or regulation.

(b)

Audit related fees consist of assurance and related services that are traditionally performed by the auditor such as accounting assistance and due diligence in connection with proposed acquisitions or sales, consultations concerning financial accounting and reporting standards and audits of stand-alone financial statements or other assurance services not required by statute or regulation.

(c)

Tax fees consist of tax compliance, tax planning and tax advice and consulting services, including assistance and representation in connection with tax audits and appeals, tax advice related to proposed acquisitions or sales, employee benefit plans and requests for rulings or technical advice from taxing authorities.

(d)	All other fees primarily reflect accounting research software license costs.

The board of directors unanimously recommends a vote “FOR” the ratification of PricewaterhouseCoopers LLP as Exelon’s Independent Auditor for 2015.

32	Exelon Corporation Notice of the Annual Meeting and 2015 Proxy Statement

Advisory Vote on Executive Compensation

PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are providing shareholders with an annual advisory (non-binding) vote on the compensation paid to the company’s named executive officers, as disclosed in this proxy statement on pages 35-76, in accordance with the compensation disclosure rules of the SEC. Accordingly, you may vote on the following resolution at the 2015 annual meeting.

RESOLVED, that the company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the company’s proxy statement for the 2015 Annual Meeting of Shareholders pursuant to the rules of the SEC, including the Compensation Discussion and Analysis, the 2014 Summary Compensation Table and the other related tables and disclosure.

The board of directors recommends a vote FOR this proposal because it believes:

•	The company’s compensation framework is effective in achieving its goals of providing market competitive pay that fosters the attraction, motivation and retention of key talent;

•	A majority of compensation is performance-based and contingent on achieving financial and operational results that align the interests of executives with those of the company’s shareholders; and

•	The compensation framework is consistent with best practices that drive outstanding company performance while creating long-term shareholder value.

While this advisory proposal, commonly referred to as “say-on-pay,” is not binding, the board of directors and the compensation and leadership development committee will review and consider the voting results when annually evaluating our executive compensation program. To facilitate more frequent shareholder input, the board adopted a policy of providing for annual say-on-pay advisory votes.

When casting your 2015 say on pay vote, we encourage you to consider the company’s 2014 performance, which included total shareholder return of 40.6%, operating earnings per share that were in-line with full year guidance, and outstanding operational performance. The committee and board believe that the changes to the compensation program we made in 2013, largely based on shareholder feedback and alignment with market practice, strengthened the connection of pay with performance. The committee and the board appreciate your feedback and have implemented some enhancements to the 2015 executive compensation program based on shareholder engagement during the past year. We continue to look forward to hearing from shareholders about potential future program enhancements.

The board of directors unanimously recommends a vote “FOR” approval of the compensation paid to the company’s named executives, as disclosed in this proxy statement.

Exelon Corporation Notice of the Annual Meeting and 2015 Proxy Statement	33

Report of the Compensation and Leadership Development Committee

“Exelon’s executive compensation framework is designed to pay for performance and align the interests of executives, shareholders and other key stakeholders.”

The Compensation & Leadership Development Committee

The committee is composed solely of independent directors, and we are accountable for ensuring that the decisions we make about executive compensation are in the best interests of shareholders. We accomplish this objective by having a robust compensation framework that emphasizes pay-for-performance, resulting in a majority of pay being at risk and contingent on the achievement of financial and operational goals. In fact, 90% of Exelon’s CEO compensation is at risk, which is higher than our peer group average and strongly aligns with shareholder interests. Our goals under the annual incentive program and the long-term incentive program’s performance share program are aligned to metrics that correlate directly to driving long-term shareholder value creation and are developed with significant stretch and rigor.

The committee proactively seeks shareholder feedback as part of its year-round engagement program, which includes reaching out to our top shareholders to listen to feedback regarding our executive compensation program, disclosure practices and corporate governance. The committee values our shareholders’ insights and considers their feedback in addition to other factors such as emerging market practices, when formulating our executive compensation programs and making pay decisions. A full description of our shareholder outreach efforts and the changes we have made based on your feedback is detailed under “Shareholder Engagement” on pages 41-42.

Our strategy continues to leverage our integrated business model to create value by using our strong balance sheet to invest in both regulated and competitive businesses to drive growth. Part of the board’s overarching strategy is to manage for the future and to make decisions that are in the best long-term interests of Exelon’s shareholders, as well as ensure strong annual financial and operational performance.

The compensation and leadership development committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, the committee recommended to the board that the Compensation Discussion and Analysis be included in the 2015 Proxy Statement.

February 27, 2015

THE COMPENSATION & LEADERSHIP DEVELOPMENT COMMITTEE

John A. Canning, Jr., Chair

Yves C. de Balmann

Robert J. Lawless

William C. Richardson

34	Exelon Corporation Notice of the Annual Meeting and 2015 Proxy Statement

Compensation Discussion & Analysis

Section I:	Overview
Section II:	How We Design Our Executive Compensation Programs to Pay for Performance
Section III:	What We Pay and Why We Pay it
Section IV:	Governance Features of Our Executive Compensation Programs

Section I: Overview

Company Strategy

Exelon’s strategy is to leverage our integrated business model to create value and diversify our business. Each of our businesses – regulated utilities and competitive generation and energy sales – features a mix of attributes that, when combined, offers our shareholders and customers a unique value proposition:

•	Our utilities (BGE, ComEd, and PECO) provide a foundation for stable earnings and dividend support, while

•

Our competitive businesses in Exelon Generation and Constellation provide commodity exposure to power and gas price upside and a platform to diversify into adjacent markets, while providing residual dividend support.

The board of directors believes our strategy provides a platform for optimal success in an industry experiencing fundamental and sweeping change, such as tightening conventional baseload generation, emergence of the intelligent electric network (i.e., Smart Meters/Smart Grid), and changing consumer behaviors that are pushing toward a decentralized system. While enhancing Exelon’s core value, it enables us to take advantage of multiple opportunities, rather than relying on any one segment of our industry’s value chain.

Executive Compensation Goals are aligned with the Company’s Strategy: In designing the company’s executive compensation programs, the committee strives to align the goals and underlying metrics with the company’s strategy, while including compensation risk mitigating design features to discourage our executives and employees from taking excessive risks for short-term benefits that may harm the company and our shareholders. We believe consistent execution of our strategy over multi-year periods will lead to an increase in our stock price.

For the company’s Annual Incentive Program (“AIP”), all named executive officers (“NEOs”), with the exception of the CEO of Exelon Utilities, are tied 100% to adjusted non-GAAP operating earnings per share (“EPS”), directly correlating to bottom-line financial results that drive shareholder value creation. For the Long-Term Incentive (“LTI”) Program, our NEOs receive both Performance Share Units (“PSUs”) and Restricted Stock Units (“RSUs”). The PSUs are contingent on achieving a threshold level of performance over a three-year period based on two goals, financial management and operational excellence, that are aligned with driving long-term shareholder value creation. A full scorecard for the 2014 PSU goals, underlying metrics and performance can be found on page 53.

Exelon Corporation Notice of the Annual Meeting and 2015 Proxy Statement	35

Compensation Discussion & Analysis

Key Take-Aways for 2014 Compensation

1 STRONG COMPANY PERFORMANCE

•	Exelon’s share price was up 35.4% for the year, with a total shareholder return of 40.6% (including reinvested dividends), outpacing the S&P 500 (14.0%) and our 20 company peer group (23.3%).

•

Exelon Utilities completed the year with high performance across key operating areas including safety (top decile) and top quartile performance in all three utilities (BGE, ComEd and PECO) for both outage frequency and duration. See chart on page 53 for full details.

•	Exelon Generation had exceptional plant performance in 2014, including nuclear capacity factor of over 94%, power dispatch match of nearly 97%, and renewables (wind and solar) energy capture of 95%.

2 STRONG EXECUTION OF M&A STRATEGY

•	Executed a merger agreement to acquire Pepco Holdings Inc. (PHI) for $6.8 billion, with an anticipated closing in the second or third quarter of 2015.

•	Divested five non-core power plants to yield $1.8 billion of pre-tax proceeds ($1.4 billion after-tax).

•	Acquired two Midwest energy marketers (ProLiance and Integrys), virtually doubling the number of customers by adding over 1.2 million residential and commercial and industrial customers.

•	Invested in a portfolio of Bloom Energy fuel cell products to further the Bloom partnership and advance Exelon’s objectives in building its distributed generation business.

3 DECREASE IN CEO REPORTED COMPENSATION

•

As reported in the summary compensation table on page 60, CEO pay decreased 13%, or 20% excluding the change in pension value and deferred compensation earnings. This decrease was attributed to the one-time, performance-based transition award. For more details refer to the transition award section on page 53.

•

For 2014, CEO target total direct compensation was calibrated to approximate the market median of the 20 company peer group. For additional information, please see CEO pay-at-glance section on pages 39-41.

4 COMMITMENT TO SHAREHOLDER ENGAGEMENT

•	The company met with investors holding approximately 46% of the outstanding shares (up from about 35% the prior year).

•	No material plan design changes made for 2014, as shareholders expressed support for the design changes that we implemented in 2013. See page 41 for details.

•

For 2015, the company is making a few enhancements based on shareholder feedback received during the fall 2014 outreach, including increasing the CEO’s stock ownership target from 5X to 6X to align more closely with market practice.

5 STRONG INCENTIVE GOAL RIGOR

•

The 2014 performance share goals, which are part of the LTI Program, were set at a level that resulted in eight of the ten underlying metrics being more challenging than the prior year, aligning with top quartile and top decile industry performance standards as shown on page 53.

36	Exelon Corporation Notice of the Annual Meeting and 2015 Proxy Statement

Compensation Discussion & Analysis

Strategic Business Results

Strong Absolute and Relative 2014 Total Shareholder Return Performance: After lagging stock performance in prior years, Exelon performed very well in 2014 under Mr. Crane’s leadership, with its stock price leading the way (see Exelon’s 2014 total shareholder return relative to its 20 company peer group in the chart below). This outperformance reflects a slight improvement in natural gas forward prices in 2014, coupled with above target financial, operational and cost management performance. Our 2014 compensation decisions reflect the company’s overall performance.

Strong Opportunistic Growth Execution: Exelon has been taking steps to expand its regulated business operations as part of its efforts to achieve earnings and cash flow stability. In 2014, Exelon announced its intent to acquire PHI, which will help the company leverage scale and maintain cost discipline, while strengthening and expanding its regulated assets. The transaction will shift our earnings mix to be substantially more regulated with 61-67% of earnings coming from the regulated side in the 2016-2017 period. As we have communicated publicly, this transaction is expected to close in the second or third quarter of 2015 and to add $0.15 – $0.20 to earnings per share in 2017.

The company took the initiative in 2014 by investing in and growing its existing business lines: utilities, competitive energy sales, and generation. Exelon has been optimizing its power generation fleet by selling select unregulated assets to assist in funding the pending PHI acquisition. Exelon has also been diversifying into promising markets and technologies through the acquisition of a company that sells liquid natural gas, the acquisitions of two energy marketers (ProLiance and Integrys), resulting in 1.2 million new customers to Constellation’s business, and developing two combined-cycle gas turbines (CCGT) in Texas (which will add over 2,100+ MWs). The CCGTs are scheduled to come online by the summer of 2017, and will help the company expand its clean energy portfolio consistent with EPA regulations. The CCGTs will be cash flow and EPS accretive relative to the coal plants that the company sold in 2014. The company sold five unregulated coal and gas plants in 2014 for $1.8 billion of pre-tax proceeds ($1.4 billion after-tax).

Exelon Corporation Notice of the Annual Meeting and 2015 Proxy Statement	37

Compensation Discussion & Analysis

Major Regulatory Developments in 2014: There were a number of major regulatory developments in 2014 that affected both our utilities and the generation business.

•

For the utilities, Exelon had two positive outcomes for ComEd and BGE rate cases, with ComEd receiving 95% of its ask for the third consecutive case and BGE receiving its first settlement since 1999. These outcomes highlight our continued commitment to the customers we serve in each region.

•

On the generation side, the company has seen progress in the Illinois nuclear discussions, with four reports released which highlight the reliability, economic and environmental benefits of nuclear plants to the state. Additionally, PJM’s Capacity Performance Proposal has been submitted to FERC, and the company supports steps being taken to ensure reliability in the region.

Executive Compensation Framework and Central Themes

The goal of our executive compensation program is to retain and reward leaders who create long-term value for our shareholders by delivering on objectives set forth in the company’s long-term strategic plan. This goal affects the compensation elements we use and drives our compensation decisions. The primary compensation elements are depicted in the table below, with all except for base salary being “pay-at-risk” and linked to changes in the stock price and achievement of short-term and long-term company financial and operational goals that build shareholder value.

38	Exelon Corporation Notice of the Annual Meeting and 2015 Proxy Statement

Compensation Discussion & Analysis

Executive Compensation Principles

The following principles help guide and inform the committee in delivering highly effective executive compensation programs that drive pay for performance, mitigate risk, and foster the attraction, motivation and retention of top leadership talent in order to enable the company to execute against its strategic business plan and ultimately deliver long-term shareholder value.

We Manage for the Long-term The board manages for the long-term and makes pay decisions that are in the best long-term interests of the company and shareholders.

Strong Compensation Framework

We have a strong compensation framework that is market-based and drives pay for performance and alignment with shareholders based on having a majority of NEO pay at risk in the form of annual incentives and stock awards.

Strong Shareholder Engagement We engage directly with shareholders and take actions to improve our compensation programs based on year-round feedback from shareholders.
Competitiveness Our NEOs’ pay levels are set by taking into consideration multiple factors, including peer group market data, internal equity comparisons, experience, performance and retention.

Robust Stock Ownership Guidelines

Executives are required to meet and maintain significant stock ownership requirements. For 2014, our CEO’s requirement was 5X base salary (6X starting in 2015), while other NEOs were 3X.

Balance Since we manage for the long-term, we believe pay at risk should reward the appropriate balance of short- and long-term financial and strategic business results.

CEO Pay at-a-Glance

2014 Target Total Direct Compensation (TDC): In determining target TDC for the CEO, the independent directors considered his individual performance and assessed market competitiveness before it set Mr. Crane’s 2014 target TDC at $12.05 million (up 3.8% from the prior year). In setting his pay, there was no change in base salary and the board ensured the vast majority (90%) of pay is at risk, including almost 78% of his pay in the form of Long-Term Incentives (LTI), which is almost eight percentage points higher than the average CEO in our 20 company peer group.

Mr. Crane’s TDC comprises the following:

•	Base salary of $1.2 million (unchanged from 2013)

•	Annual Incentive target opportunity of $1.5 million or 125% of base salary (unchanged from 2013)

•	Long-Term Incentive target opportunity of $9.3 million, with 67% delivered in performance share units and 33% as RSUs.

Exelon Corporation Notice of the Annual Meeting and 2015 Proxy Statement	39

Compensation Discussion & Analysis

Decrease in Reported Pay: Mr. Crane’s pay as reported in the Summary Compensation Table decreased this year by 13%, or 20% excluding the change in pension value and deferred compensation. His compensation declined in 2014 because in 2013 it included a one-time performance-based transition award valued at about $3.7 million, that was fully disclosed in last year’s proxy statement (see page 53 for more information). This was partially offset by this year’s increase in the change in pension value of approximately $0.9 million, resulting from the change in interest rates and new mortality tables for 2014. Mr. Crane’s take-home (W-2) pay remains a small portion of the reported pay (i.e., about 45% in 2014).

2014 CEO Payouts:

For Mr. Crane, the board awarded a 2014 AIP payout of $1,708,905 based on operating EPS performance of $2.39 (103.57% of target), multiplied by an individual performance modifier (“IPM”) of 110%. The committee utilized an IPM to recognize Mr. Crane’s outstanding execution against the company’s strategic business plan, while delivering strong stock price, financial, operational, and regulatory advocacy performance. Key highlights are depicted below, which also apply to the other NEOs.

•	Total shareholder return of + 40.6%, outperforming the S&P 500 by almost 27 percentage points,

•

Strong operational performance across the Utilities (top decile safety and outage frequency) and Generation (nuclear capacity factor of over 94% and Exelon Power gas and hydro dispatch match of 96.5%),

•

Numerous corporate transactions, including executing a merger agreement to acquire PHI ($6.8 billion), divesting five non-core power plants to yield $1.8 billion of pre-tax proceeds ($1.4 billion after-tax), and acquiring two energy marketers (Proliance and Integrys), resulting in 1.2 million new customers for Constellation’s business, and

•

Both BGE and ComEd had very strong distribution rate case outcomes in 2014. BGE reached a unanimous settlement in its 2014 rate case, the first time this has occurred since 1999. ComEd was successful in that the Illinois Commerce Commission granted a revenue requirement increase of $232 million, or 95% of what the utility requested.

40	Exelon Corporation Notice of the Annual Meeting and 2015 Proxy Statement

Compensation Discussion & Analysis

The board also approved the final portion of the performance-based transition award, equating to 91,378 shares, valued at $3,412,055 based on the closing stock price of $37.34 on January 26, 2015. This payout was calculated based on the average of performance share goal results for 2013 (125.00% after the committee exercised negative discretion to reduce from actual performance of 147.8% of target) and 2014 (105.56%). The one-time transition award was granted in 2013 to address the lengthening of the performance period from one year to three years.

Shareholder Engagement

2014 Advisory Vote on Executive Compensation. Shareholders approved our advisory vote on executive compensation with 69% of the votes cast FOR the compensation of our NEOs, which was below our desired achievement level. Based on our conversations with shareholders, the lower vote in favor of executive compensation was primarily a result of:

•	Negative 2013 total shareholder return (-3.5%), and

•

A significant increase in 2013 reported compensation from the prior year, which was driven by the confluence of (a) increasing the CEO’s pay from 20% below market median to the market median, and (b) the requirement to report the full value of the one-time performance-based transition award, even though the performance had not yet been measured.

We actively engage with our shareholders throughout the year. Since 2006, we have maintained a shareholder engagement program in which we proactively reach out to our top shareholders and leading proxy advisory services firms with the objective of educating them about the corporate governance and executive compensation changes we have implemented as well as seeking feedback on other potential executive compensation and corporate governance matters. Our engagement team consists of leaders from human resources, investor relations and the office of corporate governance. Additionally, our committee chair participated on some of the calls in 2013 and 2014.

Robust 2014 Shareholder Outreach. In the spring of 2014, we spoke with our top shareholders and sought input from others. These calls, which included the holders of about 35% of our outstanding common shares, were highly valued as we were able to discuss the 2014 proxy statement and key executive compensation and corporate governance matters contained within the document as well as review executive compensation changes that were based on prior shareholder input and implemented in 2013 and are reflected in the 2014 proxy statement. We also structured a similar outreach in the fall that included the chairman of the committee participating in select telephonic meetings with top investors and proxy advisory services firms. We spoke with investors who hold almost 46% of the common shares outstanding.

Positive shareholder feedback received on:

•	Pay-for-performance alignment: Projected 2014 CEO pay as reported in the Summary Compensation Table will decrease, and total shareholder return will be up significantly,

•	Strong stock ownership achievement levels: Each NEO owns at least 200% of his stock ownership target,

•	Pay-at-risk: CEO’s pay-at-risk is 90% (with 78% in the form of LTI),

•	LTI mix: 67% performance share units and 33% restricted stock units for NEOs,

•	Goal rigor: Eight of the ten performance share program metrics were more challenging for 2014 as compared to 2013, and

•	Quality of disclosure: Robust and comprehensive executive compensation disclosures highlighted, simplified and summarized relevant information through the use of graphics and an executive summary.

In addition, shareholders reaffirmed their support for the executive compensation program changes that we implemented in 2013, when we:

•	Lengthened the performance period for the performance share program from one to three years,

Exelon Corporation Notice of the Annual Meeting and 2015 Proxy Statement	41

Compensation Discussion & Analysis

•	Reinstated total shareholder return as a modifier under our performance share program,

•	Reduced the number of goals in our performance share program from six to two,

•	Changed the goals under the performance share program from qualitative to quantitative, and

•	Eliminated stock options and changed the mix of equity for NEOs to 67% performance share units and 33% restricted stock units.

Our 2014 executive compensation program was largely unchanged from 2013 as the committee believes the program is aligned strongly with shareholder interests and market practice. Even though the committee believes the program is meeting its objectives in rewarding financial, operational, and strategic success, it is always seeking ways to improve the executive compensation program and disclosure. During 2014, the company received suggestions relating to emerging trends in executive compensation practices and our disclosures about our program. In addition, the committee and management reviewed correspondence submitted by individual and institutional shareholders, analyzed market practices at peer companies and sought advice from the committee’s independent compensation consultant. Based on shareholder discussions and recommendations, the committee, during its annual evaluation of the company’s executive compensation programs and evolving market practices, made changes to our programs and disclosures:

2014 Shareholder Feedback	Exelon Actions as a result of 2014 Shareholder Feedback
Disclose Full Performance Share Unit Performance Scale	Added the threshold and distinguished performance levels to the performance share plan disclosure (see page 53)
Describe How Metrics Link to Strategy	Expanded disclosure to include how metrics tie to the business and link back to strategy
Enhance Alignment with Shareholder Interests	Increased the stock ownership guidelines for the CEO from 5X base salary to 6X base salary, starting in 2015
Disclose Executive Stock Ownership	Added an achievement level table for each NEO
Clarify the Long-Term Incentive Plan	Amended the plan expressly prohibiting the buyout of stock options; repricing of stock options was already prohibited
Consider Change to Peer Group for Market Assessment	Modified the peer group for the 2015 market assessment to remove PepsiCo Inc. which was larger than the company’s criteria of 0.5X to 2.0X for both revenue and market capitalization

Section II: How We Design Our Executive Compensation Programs to Pay for Performance

Our approach to compensating our NEOs is to align the long-term interests of Exelon’s executives with those of our shareholders. Our compensation framework is based on providing market-competitive programs that attract and retain top talent necessary to effectively lead a company with the scale and technical complexity of Exelon throughout all phases of the business cycle. The framework is also designed so that a majority of our pay is at risk and directly linked to Exelon’s shareholder returns and to other performance factors that measure our progress against the financial management and operational excellence goals in our strategic and operating plans to promote pay for performance. This means when excellent performance is achieved, pay will be above target. Failure to achieve objectives will result in below-market pay.

In order to reaffirm the link between pay and performance, the committee annually reviews the executive compensation components, targets and payouts and approves compensation for all NEOs except the CEO, whose compensation is approved by the independent directors on the recommendation of the committee and its independent consultant (Semler

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Compensation Discussion & Analysis

Brossy Consulting Group). The committee evaluates goals under the annual and long-term incentive programs to ensure that they are challenging, contain appropriate stretch, and are designed to mitigate excessive risk. Goals are selected and evaluated based on support for Exelon’s long-term business plan.

2014 NEO Pay Decisions

As stated in its charter, one of the committee’s most important responsibilities is to recommend the CEO’s compensation to the independent directors. The committee fulfills its oversight responsibilities and provides thoughtful recommendations by analyzing peer group compensation data with its independent compensation consultant and company performance data. The committee reviews the various elements of the CEO’s compensation in the context of the target total direct compensation (base salary, annual and long-term incentive target opportunities) and then presents its recommendations following the compensation governance process set forth below.

Roles of board, Compensation and Leadership Development Committee, and CEO	Steps	When
• CEO compensation decisions are made by the independent members of the board, based on recommendation of the compensation and leadership development committee.	Design Compensation Program – 2014 incentive programs are discussed, including AIP and LTI designs.	December 2, 2013
• Other NEO compensation decisions are made by the committee, based on a number of factors including input from the CEO and the independent compensation consultant.	Establish Range of Compensation Opportunities – AIP and LTI opportunities are set with appropriate stretch (threshold, target, and distinguished performance levels). Individual AIP and LTI opportunities are established, as well as any base salary adjustment.	January 27, 2014
• The committee is advised by an independent compensation consultant.	Review Performance – Performance is reviewed, which leads to payout decisions (e.g., AIP, and the second installment of the transition award).	January 26, 2015

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Compensation Discussion & Analysis

How Pay-for-Performance Works

Overview. Exelon has a long-standing commitment to link pay and performance by providing a majority of compensation that is tied to stock price or contingent on achieving short and long-term objectives.

•

Program Design: Over 80% of NEO pay at Exelon is variable as depicted in the chart below, which directly ties pay to the company’s performance, including financial results, operational goals, and stock performance relative to our peer group.

•

Performance Assessment: The committee uses a comprehensive and well-defined process to assess performance, which encompasses both short and long-term financial and operational results relative to our goals. The committee ensures that the goal-setting process is rigorous and contains appropriate stretch for both internal measures and operational metrics that generally set achieving industry first quartile performance as the target. For more information, refer to the 2014 performance share scorecard on page 53.

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Compensation Discussion & Analysis

What We Do and Don’t Do

Exelon’s executive compensation philosophy focuses on pay-for-performance and reflects appropriate governance practices aligned with the needs of our business. Below is a summary of our executive compensation practices that are aligned with best practice, as well as a list of those practices we avoid because they do not align with shareholders’ long-term interests.

What We Do

✓	Pay-for-performance – 90% of CEO pay (and almost 81% for other NEOs) is at risk in the form of AIP and LTI

✓	Stock ownership – 6X base salary for CEO (starting in 2015) and 3X for other NEOs

✓	Mitigation of undue risk in executive compensation programs

✓	Double-trigger change-in-control benefits – requires change-in-control plus involuntary termination

✓	Independent compensation consultant – works directly with the committee

✓	We annually evaluate management succession and leadership development efforts

✓	We provide limited, modest perquisites based on sound business rationale

✓	We proactively seek investor feedback on executive compensation programs

✓	We prohibit hedging transactions, short sales, derivative transactions or pledging of company stock

✓	We require executive officers and directors to trade through 10b5-1 trading plans or obtain pre-approval before trading Exelon stock

✓	We annually assess our programs against peer companies and best practices

✓	Incentive targets contain appropriate stretch based on industry performance and/or Exelon’s business plan

✓	We clawback incentive compensation paid to an executive who has engaged in fraud or intentional misconduct

What We Don’t Do

✗	No guaranteed minimum payout of AIP or LTI programs

✗	No employment agreements

✗	No dividend-equivalents on unearned performance share units

✗	No excise tax gross-ups for change-in-control agreements entered into after April 2009

✗	No inclusion of the value of LTI awards in pension or severance calculations

✗	No additional credited service under supplemental pension plans since 2004

✗	No option re-pricing

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Compensation Discussion & Analysis

Assessing Executive Compensation Programs

Overview. An assessment of our executives’ compensation levels against our peer group is one of several considerations in the pay setting process. Peer group practices are analyzed each year for target total direct compensation and for other pay practices, such as perquisites and the mix of LTI vehicles. Because Exelon is one of the largest energy services companies, we compare executive compensation against a blended peer group with which we compete for talent. The peer group includes 10 energy services companies and 10 high-performing asset intensive general industry companies (with an emphasis when appropriate on companies that are subject to effects of commodity prices such as Exelon) with comparable annual sales (.5x to 2x) and market capitalizations generally above $10 billion. Each year the compensation and leadership development committee, working with its independent consultant, reviews the composition of the peer group and determines whether any changes should be made. The peer group for 2014 was the same as 2013, with the exception of PPG Industries replacing Murphy Oil after it spun off part of its business. Exelon’s 2014 peer group consists of the following 20 companies:

General Industry		Energy Services
3M	Honeywell	AEP Co., Inc.	FirstEnergy Corp.
Alcoa	International Paper Co.	Dominion Resources, Inc.	NextEra Energy, Inc.
Caterpillar	Johnson Controls Inc.	Duke Energy Corp.	PG&E Corp.
EI DuPont	PepsiCo Inc.	Edison International	PSEG, Inc.
Hess Corporation	PPG Industries	Entergy Corporation	Southern Company

For 2015, the committee approved a change to the peer group to remove PepsiCo Inc., which was larger than the company’s criteria of 0.5X to 2.0X for both revenue and market capitalization. Additionally, Caterpillar and PPG Industries did not participate in the TowersWatson executive survey. As a result, the committee approved replacing these three companies with Deere & Company, General Dynamics and Northrup Grumman.

Comparing Exelon to its Peer Group. The median revenue of our peer group for the year ended December 31, 2014 was approximately $21.7 billion as compared to our revenues of $27.4 billion. As of December 31, 2014, the median market capitalization of our peer group was $32.0 billion as compared to our market capitalization of $31.9 billion.

Setting Target TDC for our NEOs. The committee initially sets target TDC at market median of peer group companies, but can vary based on competencies and skills, scope of responsibilities, the executive’s experience and performance, retention, succession planning and the organizational structure of the businesses (internal alignment and reporting relationships). In establishing NEO compensation levels, the committee does not formally consider the ratio of individual NEO compensation relative to other NEOs.

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Section III: What We Pay and Why We Pay it

Our NEOs for 2014 are unchanged from 2013 as shown below:

Name	Title
Christopher M. Crane	President and Chief Executive Officer, Exelon
Jonathan W. Thayer	Senior EVP and Chief Financial Officer, Exelon
Kenneth W. Cornew	Senior EVP and Chief Commercial Officer, Exelon; President and Chief Executive Officer, Exelon Generation
Denis P. O’Brien	Senior EVP, Exelon; Chief Executive Officer, Exelon Utilities
William A. Von Hoene, Jr.	Senior EVP and Chief Strategy Officer, Exelon

Compensation Framework and 2014 Performance-based Pay Actions

Pay at Risk

Pay at risk in action. Consistent with our pay-for-performance culture and to ensure alignment with shareholder interests, the committee recommends CEO pay decisions to the independent directors based on the core compensation principle of putting the majority of compensation in the form of variable pay that is at risk.

For example, 100% of Mr. Crane’s 2014 total direct compensation adjustment of 3.8% was in the form of LTI.

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Compensation Discussion & Analysis

Base Salary

Overview. We pay base salaries to attract and retain talented executives and to provide a fixed level of cash compensation. Base salaries for our NEOs are set by the committee and adjusted following an annual market assessment of peer group compensation. Base salaries may be adjusted (1) as part of the annual merit review, or (2) based on a promotion or significant change in job scope. The committee considers the results of the annual market assessment in addition to the following factors when contemplating a merit review: individual performance, scope of responsibility, leadership skills and values, current compensation, internal equity, and legacy matters.

2014 base salary adjustments. The table below depicts 2014 base salary adjustments that were effective March 1, 2014. In the case of Mr. Thayer, a subsequent market adjustment was approved by the committee effective July 1, 2014 to reflect the addition of information technology, and supply chain to his portfolio of responsibilities.

Name	Merit Increase	Market Adjustment
Crane	0.0%
Thayer	3.7%	7.1%
Cornew	2.5%
O’Brien	2.5%
Von Hoene, Jr.	2.6%

Performance-based Annual Incentive Program

Overview. We grant performance-based annual incentive awards to compensate our NEOs for achieving the company’s annual performance goals. These awards represent a relatively small percentage of the executives’ target total direct compensation (e.g., 12% for our CEO to about 18% for all other NEOs on average), as a majority of NEO pay is in the form of LTI. Both the AIP and the LTI are considered at risk and subject to recoupment in the case of a material negative adjustment of Exelon’s financial or operational results, as provided in the recoupment policy described on page 54.

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Compensation Discussion & Analysis

Performance Goals. The performance goal used to determine the annual incentives and bonuses for the named executive officers was non-GAAP operating EPS, which represents earnings directly related to ongoing operations of the business. Mr. O’Brien’s AIP is based on a blend of EPS and the average operational and cost results for our three utilities (BGE, ComEd, and PECO). These goals were chosen because they reflect financial management and operational excellence goals that are associated with the creation of value for shareholders. Financial and operational goals are set at threshold (50%), target (100%) and distinguished (200%) levels based on objectives in the company’s strategic business plan. The 2014 non-GAAP operating EPS target approved by the committee contains stretch goals based on the company’s internal business plan. The committee set the operational goals based on industry performance benchmarks (where available).

Target Annual Incentive Opportunity	X	Company/Business Unit Performance	X	Individual Performance Multiplier (IPM)	=	Actual Annual Incentive Award
• Expressed as % of base salary, as of 12/31/14 • CEO annual incentive target 125% • Other NEO annual incentive targets range from 85% to 100%		• Based on non-GAAP operating EPS for all NEOs, except Mr. O’Brien • Performance is 0% to 200% (target of 100%)		• Measures individual performance • Ranges from 50% to 110% for NEOs (target of 100%) • IPMs determined by the committee, with the exception of the CEO’s IPM, which the independent directors approve		• Maximum award of 200% of target

2014 Performance. The committee approved a payout of 113.93%, based on adjusted non-GAAP operating EPS performance of 103.57% and an IPM of 110%, for each NEO, with the exception of Mr. O’Brien whose payout was 128.52%, based on an AIP performance factor of 116.83% and an IPM of 110%.

The following table shows how the formula was applied and the actual amounts awarded.

NEO	Salary		Target AIP%		Performance Factor		Total Award for 2014 Performance		IPM%		Actual Award
Crane	$1,200,000	x	125%	x	103.57%	=	$1,553,550	x	110%	=	$1,708,905
Thayer	$750,000	x	95%	x	103.57%	=	$737,946	x	110%	=	$811,741
Cornew	$820,000	x	100%	x	103.57%	=	$849,285	x	110%	=	$934,214
O’Brien	$765,500	x	95%	x	116.83%	=	$849,639	x	110%	=	$934,603
Von Hoene, Jr.	$740,000	x	85%	x	103.57%	=	$651,463	x	110%	=	$716,609

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Compensation Discussion & Analysis

Note: Adjusted (non-GAAP) Operating Earnings

Adjusted (non-GAAP) operating earnings are provided as a supplement to results reported in accordance with GAAP. The adjustments generally exclude significant one-time charges or credits that are not normally associated with ongoing operations, mark-to-market adjustments from economic hedging activities and unrealized gains or losses from nuclear decommissioning trust fund adjustments. Management uses such adjusted (non-GAAP) operating earnings internally to evaluate the company’s performance and manage its operations and externally to report performance to investors. Accordingly, management also uses adjusted (non-GAAP) operating earnings as a goal in its annual incentive plan. A reconciliation of adjusted (non-GAAP) operating earnings per share to reported GAAP earnings for 2014 is presented below; amounts may not add due to rounding:

2014 Adjusted (non-GAAP) Operating Earnings (Loss) Per Share	$2.39
Adjustments:
Mark-to-Market Impact of Economic Hedging Activities	(0.42)
Unrealized Gains Related to NDT Fund Investments	0.10
Plant Retirements and Divestitures	0.28
Asset Retirement Obligation Update	0.02
Merger and Integration Costs	(0.21)
Amortization of Commodity Contract Intangibles	(0.07)
Reassessment of State Deferred Income Taxes	0.03
Bargain-Purchase Gain on Integrys Acquisition	0.03
Gain on CENG Integration	0.18
Tax Settlements	0.12
Long-lived Asset Impairments	(0.50)
CENG Non-Controlling Interest	(0.07)
2014 GAAP Earnings (Loss) Per Share	$1.88

The following table describes the performance scales and results for the 2014 goals:

Goals	Threshold	Target	Distinguished	2014 Results	Unadjusted Payout as a % of Target
Adjusted (non-GAAP) Operating Earnings Per Share (EPS)	$2.21	$2.38	$2.66	$2.39	103.57%
Avg of BGE, ComEd and PECO Operational Results*	Performance scale is a composite of multiple measures				131.20%
Avg of BGE, ComEd and PECO Cost Results*					101.36%
*

Mr. O’Brien’s performance factor differs from the other NEO’s based on the following weighting: 25% Utilities cost measures, 25% Utilities operational measures, and 50% Operating EPS. His resultant performance factor is 116.83% prior to the application of the IPM.

2014 LTI Awards

One of our central tenets of executive compensation is to “manage for the long-term” and we believe that execution against the company’s strategy over multi-year periods will lead to an increase in long-term shareholder value creation. The LTI program for our senior vice presidents and higher officers (including our NEOs) consists of restricted stock units (“RSUs”) and performance share units (“PSUs”).

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Compensation Discussion & Analysis

The committee approves the annual equity grants at its meeting in January. On January 27, 2014, the committee approved the 2014 grants for RSUs, and PSUs, which are shown in detail in the Grants of Plan-Based Awards table on page 63.

The number of shares subject to each award type was based on the 2014 target awards that were approved by the committee. The grant date fair value of the awards based on the January 27, 2014 closing stock price of $28.20 is shown in the Summary Compensation Table, and the amounts of equity awards granted to each NEO are listed below as well as in the Grants of Plan-Based Awards table. Outstanding equity awards are shown in the Outstanding Equity Awards table.

Restricted Stock Units. RSUs vest ratably over three years. The committee believes that RSUs provide stability, foster retention and less volatility than other forms of LTI such as stock options, but are still linked to changes in shareholder value. Dividend equivalents with respect to RSUs are reinvested as additional RSUs, subject to the same vesting conditions as the underlying RSUs.

Performance Share Units. PSUs granted after 2012 vest in full after the three-year performance period. Each PSU represents the right to receive shares or cash to the extent performance goals are satisfied during the three year performance period. Performance periods overlap, with a new three- year performance cycle beginning each year. The committee can elect to modify the goal targets annually on a forward-looking basis to address unintended consequences with the challenges of setting three-year goals. At the end of each performance period, performance share units are awarded contingent upon the level of achievement of financial management and operational excellence goals as determined by the committee and subject to a total shareholder return modifier over three years relative to other competitive integrated companies that have at least 25% or more of their assets in unregulated businesses (Entergy, First Energy, NextEra Energy, PPL and PSEG). Settlement of PSUs is 50% in Exelon shares, with the balance in cash. The exception is for executive vice presidents and higher officers who have achieved 200% or more of their stock ownership target as of the September 30 measurement date of the year prior to payout, in which case the award is settled entirely in cash.

How the Performance Share Units Work. Each NEO’s target performance share award is applied against the following:

Average of 2014, 2015 and 2016 performance	X	Total Shareholder Return Modifier	X	Individual Performance Multiplier (“IPM”)	=	Actual Performance Share Award

• Three year goals (financial management and operational excellence)		• Total shareholder return measured over three years relative to peer group may increase or decrease the award up to 25%		• IPM can decrease the award by up to 50% or increase the award by up to 10%		• 150% Maximum award prior to total shareholder return and IPM (200% maximum after total shareholder return and IPM)

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Compensation Discussion & Analysis

Performance Share Scorecard. The 2014 performance share goals (financial management and operational excellence) have the underlying metrics shown in the scorecard below. The metrics were chosen for their correlation with driving long-term shareholder value creation.

Financial Metrics

•	ROE: Measures the company’s ability to generate earnings in relation to the amount of equity shareholders have invested in the company.

•	FFO/Debt: Key ratio analyzed by the rating agencies in determining the company’s credit rating.

Operational Metrics

•	Outage Duration: Calculated as the total number of customer interruption minutes divided by the total number of customer interruptions. Applies to BGE, ComEd, and PECO for a total of three metrics.

•	Outage Frequency: Calculated as the total number of customer interruptions divided by the total number of customers served. Applies to BGE, ComEd, and PECO for a total of three metrics.

•

Net Fleetwide Capacity Factor: The weighted average of the capacity factor of all Exelon nuclear units, calculated as the sum of net generation in megawatt hours divided by the sum of the hourly annual mean net megawatt rating, multiplied by the number of hours in a period.

•	Dispatch Match: Measure the responsiveness of a fossil generating unit to the market.

2014 Performance Share Goal-Setting. The following table shows the 2014 financial management and operational excellence goals, as well as the underlying metrics, which are set based on either the internal business plan or industry performance. All metrics are designed to be challenging to achieve and were chosen because they are key measures for driving long-term success for Exelon.

Goal Rigor: In setting targets for 2014, the committee set eight of the ten underlying metrics at a more challenging level than the prior year.

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Compensation Discussion & Analysis

2014 Performance Share Scorecard
Goals / Weighting	Metrics	Metric Weighting	Operating Company	Threshold*	Target*	Target Calibrated to	Distinguished	Final Score	Actual Award vs. Metric Weighting
Financial Management: 60%	ROE	30.0%	Exelon Corp	7.0%	8.0%	Budget	9.0%	8.22%	30.00%
	FFO /Debt	30.0%	ExGen HoldCo	39.0%	40.6%	Budget	43.1%	41.0%	30.00%
Operational Excellence: 40%	Outage Duration (Average)	6.7%	BGE	113.0	95.0	2nd Quartile	91.5	92.0	2.79%
			{ ComEd	94.0	85.0	1st Quartile	84.0	84.0	3.35%
			PECO	94.0	88.0	1st Quartile	85.5	90.0	1.68%
	Outage Frequency (Average)	6.7%	BGE	1.12	0.97	2nd Quartile	0.91	0.77	3.35%
			{ ComEd	0.90	0.78	1st Decile	0.76	0.81	1.68%
			PECO	0.90	0.78	1st Decile	0.76	0.77	2.79%
	Net Fleetwide Capacity Factor	13.3%	Nuclear	91.3%	93.3%	1st Quartile	93.8%	94.2%	19.95%
	Dispatch Match	13.3%	Power	95.1%	97.1%	Internal measure	97.9%	96.5%	9.98%
							Formulaic Payout		105.56%
*	Lower number is better for outage duration and outage frequency, and higher for all other metrics.

One-time Performance-based Transition Award

As we discussed in last year’s proxy statement, the committee approved a one-time performance-based transition award in 2013 that replaced lost targeted LTI payments resulting from lengthening the performance period to three years from one year. The first installment of the transition award (representing 33% of the targeted value) was paid in January 2014 at 125% of target based on 2013 performance share results. The second installment (representing 67% of targeted value) was paid in January 2015 at 115.28% of target based on the average 2013 (125%) and 2014 (105.56%) performance share results.

Payout of the Second Installment of the Transition Award. Share payouts for the NEOs are shown in the table below. Payouts were settled entirely in cash for all NEOs due to their having achieved over 200% of their stock ownership targets as of the measurement date of September 30, 2014.

NEO	Second Installment Target Shares		Performance Factor		Actual Share Award
Crane	79,266	x	115.28%	=	91,378
Thayer	21,229	x	115.28%	=	24,473
Cornew	24,000	x	115.28%	=	27,667
O’Brien	20,333	x	115.28%	=	23,440
Von Hoene, Jr.	17,599	x	115.28%	=	20,288

Section IV: Governance Features of Our Executive Compensation Programs

CEO Annual Performance Assessment

On an annual basis, the independent directors of the Exelon board conduct a thorough review of CEO performance. In 2014, the review considered the extent of Mr. Crane’s achievement in executing against Exelon’s strategy to leverage our integrated business model to create value and diversify our business. In addition, the board considered Exelon’s 2014 stock price performance (+40.6% total shareholder return), financial (beat plan for EPS) and operational performance (best-in-class or first decile performance against industry standards on several metrics). Mr. Crane prepared a detailed self-

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Compensation Discussion & Analysis

assessment reporting to the board on his performance during the year with respect to each of the performance requirements. The Exelon board considered the financial highlights of the year and a strategy scorecard that assessed performance against the company’s vision and goals. This review was considered in making decisions regarding Mr. Crane’s compensation.

Stock Ownership and Trading Requirements

To strengthen the alignment of executives’ interests with those of shareholders, officers of the company are required to own certain amounts of Exelon common stock. In 2012, following the merger with Constellation, Exelon reviewed the ownership requirements and updated the guidelines. Executives must meet these guidelines within five years after the later of the implementation of the new guidelines, their employment or promotion to a new position. As of the annual measurement date of September 30, 2014, all NEOs had an achievement level that exceeded 200% of their stock ownership guidelines as shown in the table below:

Name	Required Minimum Ownership	Ownership as of Sept 30, 2014
Crane	5 times base salary*	234% (of 5x)
Thayer	3 times base salary	230% (of 3x)
Cornew	3 times base salary	243% (of 3x)
O’Brien	3 times base salary	221% (of 3x)
Von Hoene, Jr.	3 times base salary	243% (of 3x)
*	Starting in 2015, Mr. Crane’s required minimum ownership is 6 times his base salary. Mr. Crane meets this requirement.

For additional information about Exelon’s stock ownership guidelines, please see the Stock Ownership Requirements for Directors and Officers and Beneficial Ownership Table on pages 28-29, respectively.

Exelon has adopted a policy requiring executive vice presidents and higher officers who wish to sell Exelon common stock to do so only through Rule 10b5-1 stock trading plans, and permitting other officers to enter into such plans. This requirement is designed to enable officers to diversify a portion of their holdings in excess of the applicable stock ownership requirements in an orderly manner as part of their retirement and tax planning activities. The use of Rule 10b5-1 stock trading plans serves to reduce the risk that investors will view routine portfolio diversification stock sales by executive officers as a signal of negative expectations with respect to the future value of Exelon’s stock. In addition, the use of Rule 10b5-1 stock trading plans reduces the potential for accusations of trading on the basis of material, non-public information, which could damage the reputation of the company. Exelon’s stock trading policy does not permit short sales, hedging or pledging.

Recoupment (Clawback) Policy

Consistent with the pay-for-performance policy, in May 2007, the board of directors adopted a recoupment policy as part of Exelon’s Corporate Governance Principles. The board of directors will seek recoupment of incentive compensation paid to an executive officer if the board determines, in its sole discretion, that:

•	the executive officer engaged in fraud or intentional misconduct;

•	as a result of which Exelon was required to materially restate its financial results;

•	the executive officer was paid more incentive compensation than would have been payable had the financial results been as restated;

•	recoupment is not precluded by applicable law or employment agreements; and

•	the board concludes that, under the facts and circumstances, seeking recoupment would be in the best interest of Exelon and its shareholders.

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Compensation Discussion & Analysis

Compensation Policies and Practices as They Relate to Risk Management

The compensation and leadership development committee has considered Exelon’s policies and practices of compensating its employees, including non-executive officers, as they relate to risk management practices and risk-taking incentives and believes that such policies and practices are not reasonably likely to have a material adverse effect on Exelon. In this regard, the committee considered the following factors:

•	The annual and long-term incentive programs place limits on incentive compensation grants and awards.

•	Incentive goals are not tailored solely to revenue-generating conduct.

•

The annual incentive program key performance indicators are reviewed in a challenge session by a senior management panel to make sure the goals are fair, reasonable, aligned with the overall business plan and balanced between financial and operational excellence.

•

The annual incentive program contains features that limit payouts on operating company and business unit key performance indicators where the payout would exceed 120% of target, and the compensation and leadership development committee reserves the right to curtail awards if a business unit under-performs.

•	Exelon has long-term incentive programs that are linked to shareholder value.

•

Exelon’s officers are required to own Exelon stock, and performance share units are paid out over a two year period after they are earned (program prior to 2013) or after a three-year performance period (program since 2013).

•

The Exelon Long-term Incentive Plan provides that the compensation and leadership development committee may amend or adjust the performance measures or other terms and conditions of an outstanding award in recognition of unusual or nonrecurring events affecting the company or its financial statements or changes in law or accounting principles.

•	The company has a recoupment policy.

Although the foregoing factors address financial risks, the committee also considered that Exelon’s policies and practices include measures to make sure that the cost reduction and other goals designed to address financial performance do not present significant operational risk issues. These measures include the following:

•

For employees and all officers with business unit responsibilities, the annual incentive compensation program includes measures based on business unit operating measures, such as safety and reliability.

•	Management carefully tracks a variety of safety and reliability metrics on a routine basis to make sure that performance is not adversely affected by such things as cost reduction efforts.

Tax Consequences

Under Section 162(m) of the Internal Revenue Code, executive compensation in excess of $1 million paid to a CEO or other person among the three other highest compensated officers (excluding the CFO) is generally not deductible for purposes of corporate federal income taxes. However, qualified performance-based compensation, within the meaning of Section 162(m) and applicable regulations, remains deductible. The compensation and leadership development committee intends to continue reliance on performance-based compensation programs, consistent with sound executive compensation policy. The committee’s policy has been to seek to cause executive incentive compensation to qualify as “performance-based” in order to preserve its deductibility for federal income tax purposes to the extent possible, without sacrificing flexibility in designing appropriate compensation programs.

Because it is not “qualified performance-based compensation” within the meaning of Section 162(m), base salary is not eligible for a federal income tax deduction to the extent that it exceeds $1 million. Accordingly, Exelon is unable to deduct

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Compensation Discussion & Analysis

that portion of Mr. Crane’s base salary in excess of $1 million. Annual incentive awards and performance share units payable to NEOs are intended to be qualified performance-based compensation under Section 162(m), and to be deductible for federal income tax purposes. Restricted stock and restricted stock units are not deductible by the company for federal income tax purposes under the provisions of Section 162(m) to the extent an NEO’s compensation that is not “qualified performance-based compensation” is in excess of $1 million.

In order to qualify payments under the AIP and performance share program as performance-based for Section 162(m) of the Internal Revenue Code, the committee uses a “plan-within-plan” two-step approach to determine the amount of the bonus payment. The first step is to fund the overall bonus pool. The pool is funded if the company meets the pre-established performance metrics. The second step is accomplished when the committee exercises “negative discretion” by making adjustments to the formula award funded by the overall pool. Negative discretion is used to reduce the amount funded by the pool to an amount equal to the target bonus (for AIP) or target equity (for the performance share program) adjusted for final company performance and individual performance.

Under Section 4999 of the Internal Revenue Code, there is an excise tax if change-in-control or severance benefits are greater than 2.99 times the five-year average amount of income reported on an individual’s W-2. In April 2009 the compensation committee adopted a policy that no future employment or severance agreements that provide for benefits for NEOs on account of termination will include an excise tax gross-up. However, certain NEOs have change in control severance agreements that pre-date April 2009 and provide excise tax gross-ups, and avoid gross-ups by reducing payments to under the threshold if the amount otherwise payable to an executive is not more than 110% of the threshold.

56	Exelon Corporation Notice of the Annual Meeting and 2015 Proxy Statement

Executive Compensation Data

Executive Compensation

The tables below summarize the total compensation paid or earned by each of the Named Executive Officers (NEOs) of Exelon for the year ended December 31, 2014, presented in accordance with SEC requirements. Basic information about the elements of compensation as disclosed in the tables is shown below:

Salary:

•

Amounts may not match the amounts discussed in Compensation Discussion and Analysis because that discussion concerns salary rates; the amounts reported in the Summary Compensation Table reflect actual salaries paid during the year including the effect of changes in salary rates.

•	Changes to base salary generally take effect on March 1. There may also be changes at other times during the year to reflect promotions or changes in responsibilities.

Bonus:

•

Reflects discretionary bonuses or amounts paid under the annual incentive plan on the basis of the individual performance multiplier or discretionary amounts approved by the compensation and leadership development committee or, in the case of Mr. Crane, approved by the independent directors.

Stock Awards:

•	Values reported show the grant date fair value calculated in accordance with FASB ASC Topic 718.

•	Consist primarily of performance share unit awards and restricted stock unit awards pursuant to the terms of the 2011 Long-Term Incentive Plan.

•	Since 2013 award mix is 67% performance share units and 33% restricted stock units; stock options are no longer granted.

Performance Share Units:

•	Compensation and leadership development committee redesigned structure in 2013.

•	Reduced goal categories from six to two: financial management (weighted at 60%) and operational excellence (weighted at 40%). Within the goal categories there are quantitative metrics.

•	Performance period lengthened from one to three years.

•	Maximum payout for performance share units is 150% of target; threshold payout is 50% of target.

•

Total shareholder return reinstated as a formulaic award modifier. Awards can be increased or decreased by up to 25% based on total shareholder return performance relative to other energy services companies with business models most similar to ours.

•	Individual performance multiplier can increase awards up to 10% or reduce awards by 50%.

•

Threshold, target and distinguished goals for performance share unit awards established on the grant date (generally the date of the first committee meeting in the first year in the performance period).

•	Actual performance against the goals for each year in the performance period established at the first committee meeting after the completion of the year.

•

At the end of the three-year performance period awards are made based on the average of the level of performance for each of the three years in the performance period, and the award date is the date of the first committee meeting after the completion of the third year in the performance period.

Exelon Corporation Notice of the Annual Meeting and 2015 Proxy Statement	57

Executive Compensation Data

•

Under the new design, performance shares vest immediately; under the former one-year performance period structure, awards vested one-third upon award with one-third vesting on the date of the next two January committee meetings.

•

Performance share awards are settled 50% in Exelon common stock and 50% in cash, except for executive vice presidents and higher officers whose awards are paid 100% in cash if the officer has attained 200% of the applicable stock ownership requirement.

Transition Awards:

•

One-time grant of transition awards made in 2013 in connection with the transition to the three-year performance period for performance shares so that the amount of performance share awards vesting each year would be consistent during the period until the 2013-15 performance shares vest.

•	Transition awards use the same goals and metrics as the performance shares, except that the total shareholder return modifier and individual performance multipliers do not apply.

Restricted Stock Units:

•	Vest ratably on the date of the next three January committee meetings.

•	In limited cases, restricted stock units granted to executives as a means to recruit and retain talent.

•	May be used for new hires to offset annual or long-term incentives forfeited from a previous employer.

•	May also be used as a retention vehicle, vesting after pre-determined period of time and subject to forfeiture upon voluntarily termination.

•	May incorporate performance criteria as well as time-based vesting.

•	Amounts of restricted shares held by each NEO shown in the footnotes to the Outstanding Equity Table.

Stock Options:

•	Not granted since 2012.

•	Prior to 2013 made pursuant to terms of Long-Term Incentive Plan.

•	Granted at a strike price that was not less than the fair market value of a share of stock on the date of grant.

•	Fair market value was defined under the plans as the closing price on the grant date as reported on the New York Stock Exchange.

•	Individuals receiving stock options were provided right to buy fixed number of shares of Exelon common stock at the closing price on the grant date.

•

Target for the number of options awarded determined by the portion of the long-term incentive value attributable to stock options and a theoretical value of each option determined by the committee using a lattice binomial ratio valuation formula.

•

Options vest in equal annual installments over a four-year period and have a term of 10 years. Employees who are retirement eligible are eligible for accelerated vesting upon retirement or termination without cause. Time vesting adds a retention element to the stock option program.

•	Under the terms of the Long-Term Incentive Plan stock options may not be re-priced or cashed out.

58	Exelon Corporation Notice of the Annual Meeting and 2015 Proxy Statement

Executive Compensation Data

Non-equity incentive plan compensation:

•	Includes amounts earned under the annual incentive plan, determined by the extent to which the applicable financial and operational goals were achieved.

•	Amount of the annual incentive target opportunity expressed as a percentage of base salary, with actual awards determined using the base salary at the end of the year.

•	Threshold, target and distinguished (i.e. maximum) achievement levels established for each goal.

•	Threshold set at the minimally acceptable level of performance, for a payout of 50% of target.

•	Target set consistent with the achievement of the business plan objectives.

•	Distinguished set at a level that significantly exceeds the business plan and has a low probability of payout, capped at 200% of target.

•	Awards interpolated to the extent performance falls between the threshold, target, and distinguished levels.

Exelon Corporation Notice of the Annual Meeting and 2015 Proxy Statement	59

Executive Compensation Data

Summary Compensation Table

Year (a)	Salary ($) (b)	Bonus ($) Note 1 (c)	Stock Awards ($) Note 2 (d)	Option Awards ($) Note 3 (e)	Non-Equity Incentive Plan Compensation ($) Note 4 (f)	Change in Pension Value and Nonqualified Deferred Compen- sation Earnings ($) Note 5 (g)	All Other Compen- sation ($) Note 6 (h)	Total ($) (i)
Christopher M. Crane President and Chief Executive Officer, Exelon
2014	$1,200,000	$155,355	$9,345,480	$—	$1,553,550	$2,431,986	$304,459	$14,990,830
2013	1,191,539	—	12,606,074	—	1,565,250	1,584,841	243,994	17,191,698
2012	1,078,750	131,100	4,234,680	1,191,300	1,311,000	2,063,852	190,568	10,201,250
Jonathan W. Thayer Senior Executive Vice President and Chief Financial Officer, Exelon
2014	717,597	73,795	2,974,199	—	737,946	166,783	85,008	4,755,328
2013	670,193	—	4,000,394	—	633,913	162,252	254,815	5,721,567
2012	500,000	55,575	1,433,160	405,460	555,750	154,502	128,519	3,232,966
Kenneth W. Cornew Senior Executive Vice President and Chief Commercial Officer, Exelon; President and Chief Executive Officer, Exelon Generation
2014	815,769	84,929	2,822,820	—	849,285	194,029	55,193	4,822,025
2013	760,392	—	4,715,518	—	834,782	219,293	37,349	6,567,334
Denis P. O’Brien Senior Executive Vice President, Exelon; Chief Executive Officer, Exelon Utilities
2014	761,534	84,964	2,382,900	—	849,639	299,132	54,936	4,433,105
2013	742,233	—	3,233,366	—	811,205	411,426	43,984	5,242,214
2012	686,923	68,513	1,513,540	426,360	685,125	248,744	50,999	3,680,204
William A. Von Hoene Jr. Senior Executive Vice President and Chief Strategy Officer, Exelon
2014	736,710	65,146	2,067,060	—	651,463	161,623	97,304	3,779,306
2013	717,446	—	3,371,564	—	639,495	179,014	74,359	4,981,878
2012	685,577	56,525	1,314,390	367,840	565,250	135,681	67,338	3,192,601

Notes to the Summary Compensation Table

(1)

In recognition of their overall performance, certain executives may receive an individual performance multiplier to their annual incentive payments or other special recognition awards in certain years. For 2014, all NEOs received an individual performance multiplier.

(2)

The amounts shown in this column include the aggregate grant date fair value of restricted stock unit and performance share unit awards for the 2014-2016 performance period granted on January 27, 2014 as well as a supplemental grant on July 1, 2014 for Mr. Thayer with respect to his promotion. The grant date fair values of the stock awards have been computed in accordance with FASB ASC Topic 718 using the assumptions described in Note 17 of the Combined Notes to Consolidated Financial Statements included in Exelon’s 2014 Annual Report on Form 10-K. The performance share unit awards are subject to performance conditions. For the 2014-2016 performance share unit award, the grant date fair value and the value assuming the highest level of performance, including the maximum total shareholder return multiplier and the maximum individual performance multiplier, is as follows:

	Performance Share Unit Value
	At Target	At Maximum
Crane	$6,280,140	$12,560,280
Thayer	1,796,040	3,592,080
Cornew	1,880,940	3,761,880
O’Brien	1,596,120	3,192,240
Von Hoene Jr.	1,381,800	2,763,600

60	Exelon Corporation Notice of the Annual Meeting and 2015 Proxy Statement

Executive Compensation Data

(3)	The amounts shown in this column include the aggregate grant date fair value of stock option awards granted. No stock options were granted to the NEOs in 2014 or 2013.
(4)	The amounts shown in this column for 2014 represent payments made pursuant to the Annual Incentive Plan.
(5)

The amounts shown in this column represent the change in the accumulated pension benefit for the NEOs from December 31, 2013 to December 31, 2014. None of the NEOs had above market earnings in a non-qualified deferred compensation account in 2014.

(6)	The amounts shown in this column include the items summarized in the following table:

All Other Compensation

Name (a)	Perquisites ($) Note 1 (b)	Reimburse- ment for Income Taxes ($) Note 2 (c)	Payments or Accruals For Termination or Change in Control (CIC) ($) Note 3 (d)	Company Contributions to Savings Plans ($) Note 4 (e)	Company Paid Term Life Insurance Premiums ($) Note 5 (f)	Dividends or Earnings Not Included in Grants ($) (g)	Total ($) (h)
Crane	$152,699	$80,052	$—	$42,001	$29,707	$—	$304,459
Thayer	18,596	54,921	—	7,930	3,561	—	85,008
Cornew	20,795	2,093	—	28,553	3,752	—	55,193
O’Brien	16,265	—	—	26,654	12,017	—	54,936
Von Hoene Jr.	45,290	20,269	—	25,785	5,960	—	97,304

Notes to All Other Compensation Table

(1)	The amounts shown in this column represent the incremental cost to Exelon to provide certain perquisites to NEOs as summarized in the Perquisites Table below.
(2)

Employees receive a reimbursement to cover applicable taxes when they work out of their home state and encounter double taxation in states and localities where they would not be eligible to receive a credit for such taxes when filing their tax returns in their home state, as well as on imputed income for business-related spousal travel expenses for those cases where the personal benefit is closely related to the business purpose, and for relocation expenses when the employee is required to relocate.

(3)

Represents the expense, if applicable, or the accrual of the expense that Exelon has recorded during 2014 after the announcement of the officer’s retirement or resignation for severance related costs including salary and Annual Incentive Plan continuation and other benefits as applicable.

(4)

Represents company matching contributions to the NEOs’ qualified and non-qualified savings plans. The 401(k) plan is available to all employees and the annual contribution for 2014 was generally limited by IRS rules to $17,500, although employees over age 50 can make additional “catch-up” contributions of up to $5,500. NEOs and other officers may participate in the Deferred Compensation Plan, into which payroll contributions in excess of the specified IRS limit are credited under a separate, unfunded plan that has the same portfolio of investment options as the 401(k) plan.

(5)

Exelon provides basic term life insurance, accidental death and disability insurance, and long-term disability insurance to all employees, including NEOs. The values shown in this column include the premiums paid during 2014 for additional term life insurance policies for the NEOs and for additional long-term disability insurance over and above the basic coverage provided to all employees.

Exelon Corporation Notice of the Annual Meeting and 2015 Proxy Statement	61

Executive Compensation Data

Perquisites

The following table indicates the various perquisites for which Exelon incurred incremental costs in 2014 for each NEO. A checkmark (✓) indicates perquisite usage during 2014 by the NEO listed at the top of the column.

Perquisite	Crane	Thayer	Cornew	O’Brien	Von Hoene Jr.
Personal use of corporate aircraft (1)	✓				✓
Personal use of company drivers (2)	✓	✓			✓
Financial planning (3)			✓	✓	✓
Parking (4)	✓	✓	✓		✓
Company gifts and matching contributions (5)	✓	✓	✓	✓	✓
Physical examinations (6)				✓
Event tickets (7)			✓

Notes to Perquisites Table

(1)

The figures shown in column (b) of the All Other Compensation Table above include $130,015 representing the aggregate incremental cost to Exelon for personal use of corporate aircraft by Mr. Crane, and $26,569 for Mr. Von Hoene who was permitted to use corporate aircraft on two occasions in 2014. These costs were calculated using the hourly incremental cost for flight services, including federal excise taxes, fuel charges, and domestic segment fees. From time to time Mr. Crane’s spouse, or other family members, accompanied him in his travel on corporate aircraft. The aggregate incremental cost to the company, if any, for such travel by spouses or family members on corporate aircraft is included in this amount.

(2)

The company maintains several cars and drivers in order to provide transportation services for the NEOs and other officers to carry out their duties among the company’s various offices and facilities. Certain NEOs were also entitled to limited personal use of the company’s cars and drivers, including use for commuting which allowed them to work while commuting. The cost included in the All Other Compensation Table represents the estimated incremental cost to Exelon to provide limited personal service, based upon the number of hours that the drivers worked overtime providing services to each NEO, multiplied by the average overtime rate for drivers plus an additional amount for fuel. Personal use was imputed as additional taxable income.

(3)	The company will pay limited annual financial planning costs for executives that are imputed as additional taxable income.
(4)

For NEOs whose primary work location is downtown Chicago, Exelon’s office lease provides for a limited number of parking spaces that are available for Exelon use. When NEOs are unable to utilize the available spaces, Exelon pays for parking expenses incurred at other public garages. Messrs. Thayer and Cornew have company provided spaces in downtown Baltimore.

(5)

Executive officers may also have the company make matching gifts to qualified charitable organizations up to $10,000 for 2014. Mr. Thayer was subject to a $15,000 annual limit under Constellation’s legacy policy.

(6)	Executive officers may use company-provided vendors for comprehensive physical examinations and related follow-up testing.
(7)	Executives occasionally receive tickets to sporting or other events as recognition awards that are imputed to the officer as additional taxable income.

62	Exelon Corporation Notice of the Annual Meeting and 2015 Proxy Statement

Executive Compensation Data

Grants of Plan-Based Awards

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (Note 1)			Estimated Possible Payouts Under Equity Incentive Plan Awards (Note 2)			All Other Stock Awards: Number of Shares or Units (#) (Note 3) (i)	All Other Options Awards: Number of Securities Under- lying Options (#) (j)	Exercise or Base Price of Option Awards ($) (k)	Grant Date Fair Value of Stock and Option Awards ($) (Note 4) (l)
Name (a)	Grant Date (b)	Thres- hold ($) (c)	Plan ($) (d)	Maxi- mum ($) (e)	Thres- hold (#) (f)	Target (#) (g)	Maxi- mum (#) (h)
Crane	1/27/2014	$750,000	$1,500,000	$3,000,000
	1/27/2014				41,756	222,700	445,400				$6,280,140
	1/27/2014							108,700			3,065,340
Thayer (5)	1/27/2014	356,250	712,500	1,425,000
	1/27/2014				10,613	56,600	113,200				1,596,120
	7/1/2014				3,419	14,963	28,945				534,179
	1/27/2014							27,900			786,780
	7/1/2014							1,600			57,120
Cornew	1/27/2014	410,000	820,000	1,640,000
	1/27/2014				12,506	66,700	133,400				1,880,940
	1/27/2014							33,400			941,880
O’Brien	1/27/2014	363,613	727,226	1,454,452
	1/27/2014				10,613	56,600	113,200				1,596,120
	1/27/2014							27,900			786,780
Von Hoene Jr.	1/27/2014	314,500	628,999	1,257,998
	1/27/2014				9,188	49,000	98,000				1,381,800
	1/27/2014							24,300			685,260

Notes to Grants of Plan-Based Awards Table

(1)

All NEOs have annual incentive plan target opportunities based on a fixed percentage of their base salary. Under the terms of the AIP, threshold performance earns 50% of the respective target, while performance at plan earns 100% of the respective target and the maximum payout is capped at 200% of target. For additional information about the terms of these programs, see Compensation Discussion and Analysis above.

(2)

NEOs have a long-term performance share unit target opportunity that is a fixed number of performance share units commensurate with the officer’s position. The possible payout at threshold for performance share unit awards was calculated at 50% of target, with a total shareholder return multiplier of 75% and an individual performance multiplier of 50%. The possible maximum payout for performance share units was calculated at 150% of target, with a total shareholder return multiplier of 125% and an individual performance multiplier of 110%, capped at 200% of target. For additional information about the terms of this program, see Compensation Discussion and Analysis and the narrative preceding the Summary Compensation Table above.

(3)	This column shows restricted share unit awards made during the year. The vesting dates of the awards are provided in footnote 2 to the Outstanding Equity Table below.
(4)

This column shows the grant date fair value, calculated in accordance with FASB ASC Topic 718, of the performance share unit awards, performance-based transition awards, and restricted stock granted to each NEO during 2014. Fair value of performance share unit awards and performance-based transition awards granted on January 27, 2014 and July 1, 2014 are based on an estimated payout of 100% of target.

(5)

Mr. Thayer received prorated awards to his 2013 and 2014 performance share unit target opportunity and his one-time performance-based transition award target opportunity due to a promotion. The threshold and maximum for the 2013 performance share units are calculated the same as the 2014 performance share units. The possible payout at threshold for the performance-based transition award was calculated at 50% of target, and the possible maximum payout was calculated at 150% of target; the total shareholder return and individual performance multipliers do not apply to the performance-based transition award.

Exelon Corporation Notice of the Annual Meeting and 2015 Proxy Statement	63

Executive Compensation Data

Outstanding Equity Awards at Year End

	Option Awards (See Note 1)				Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options That Are Exercisable (#) (b)	Number of Securities Underlying Unexercised Options That Are Not Exercisable (#) (c)	Option Exercise or Base Price ($) (d)	Option Expiration Date (e)	Number of Shares or Units of Stock That Have Not Yet Vested (#) (Note 2) (f)	Market Value of Shares or Units of Stock That Have Not Yet Vested Based on 12/31 Closing Price $37.08 ($) (Note 2) (g)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Yet Vested (#) (Note 3) (h)	Equity Incentive Plan Awards: Market or Payout Value or Unearned Shares, Units or Other Rights That Have Not Yet Vested ($) (Note 3) (i)
Crane	142,500	142,500	$39.21	2-Apr-2022	316,720	$11,743,978	827,800	$30,694,824
	70,500	23,500	43.40	24-Jan-2021
	53,000	—	46.09	24-Jan-2020
	49,000	—	56.51	26-Jan-2019
	28,000	—	73.29	27-Jan-2018
	35,000	—	59.96	21-Jan-2017
	22,500	—	58.55	22-Jan-2016
	18,000	—	42.85	23-Jan-2015
Thayer	48,500	48,500	39.81	12-Mar-2022	123,305	4,572,149	206,000	7,638,480
	117,298	58,648	39.24	24-Feb-2022
	125,429	—	32.46	25-Feb-2021
	67,304	—	37.71	26-Feb-2020
	167,669	—	21.25	27-Feb-2019
	8,676	—	101.05	21-Feb-2018
	8,342	—	81.56	22-Feb-2017
	5,487	—	54.80	24-Feb-2015
Cornew	35,000	35,000	39.81	12-Mar-2022	132,957	4,930,046	249,000	9,232,920
	19,500	6,500	43.40	24-Jan-2021
	13,300	—	46.09	24-Jan-2020
	14,900	—	56.51	26-Jan-2019
	11,000	—	73.29	27-Jan-2018
	8,500	—	59.96	21-Jan-2017
	6,375	—	58.55	22-Jan-2016
	5,550	—	42.85	23-Jan-2015
O’Brien	51,000	51,000	39.81	12-Mar-2022	85,579	3,173,269	211,200	7,831,296
	36,750	12,250	43.40	24-Jan-2021
	27,000	—	46.09	24-Jan-2020
	30,700	—	56.51	26-Jan-2019
	22,000	—	73.29	27-Jan-2018
	19,000	—	59.96	21-Jan-2017
	20,000	—	58.55	22-Jan-2016
	29,000	—	42.85	23-Jan-2015
Von Hoene Jr.	44,000	44,000	39.81	12-Mar-2022	94,314	3,497,163	182,800	$6,778,224
	50,250	16,750	43.40	24-Jan-2021
	33,000	—	46.09	24-Jan-2020
	25,200	—	56.51	26-Jan-2019
	19,000	—	73.29	27-Jan-2018
	19,000	—	59.96	21-Jan-2017
	17,000	—	58.55	22-Jan-2016
	14,000	—	42.85	23-Jan-2015
	4,500	—	32.54	25-Jan-2014

64	Exelon Corporation Notice of the Annual Meeting and 2015 Proxy Statement

Executive Compensation Data

Notes to Outstanding Equity Table

(1)

Non-qualified stock options were granted to NEOs pursuant to the company’s long-term incentive plans. Grants vest in four equal increments, beginning on the first anniversary of the grant date. All grants expire on the tenth anniversary of the grant date. For Mr. Thayer, stock options granted prior to March 12, 2012 were granted under the Constellation Energy Group Inc. Long Term Incentive Plan and were converted into the equivalent right to receive Exelon common stock. The number of stock options received upon conversion is equal to the original number of Constellation stock options multiplied by the merger exchange ratio (0.93) and rounded down to the nearest whole share. The exercise price for each converted share is equal to the original Constellation exercise price divided by the exchange ratio (0.93), rounded up to the nearest whole cent.

(2)

The amount shown includes the unvested portion of the performance share unit award earned with respect to the three-year performance period ending December 31, 2012; the remaining two-thirds of the transition award grant made in January 2013 that was earned based on averaging the results of the 2013 and 2014 performance periods, which resulted in a payout of 115.28% of target and will vest in January 2015; and any unvested restricted stock unit awards as shown in the following table. Shares are valued at $37.08, the closing price on December 31, 2014.

(3)

The amount shown includes the target performance share unit award made in January 2013 for the performance period ending December 31, 2015 and the target performance share unit award made in January 2014 for the performance period ending December 31, 2016. These target awards have been increased to reflect the highest level of performance for the period.

Unvested Restricted Stock or Restricted Stock Units and Transition Award

Name (a)	Grant Date (b)	Number of Restricted Shares (#) (c)	Vesting Dates (d)	Transition Awards (Note 5) (e)
Crane	28 Jan. 2013	67,593	(1)	91,378
	27 Jan. 2014	112,749	(1)
Thayer	12 Mar. 2012	6,758	(2)
	28 Jan. 2013	16,506	(1)	24,473	(6)
	28 Jan. 2013	30,000	28 Jan. 2018
	27 Jan. 2014	30,568	(1)(3)
Cornew	01 Jul. 2010	10,000	01 Jul. 2015
	28 Jan. 2013	19,813	(1)(4)	27,667	(7)
	28 Jan. 2013	30,000	28 Jan. 2018
	27 Jan. 2014	34,644	(1)
O’Brien	28 Jan. 2013	17,366	(1)	23,440
	27 Jan. 2014	28,939	(1)
Von Hoene Jr.	28 Jan. 2013	15,071	(1)	20,288
	22 Oct. 2013	20,000	21 Oct. 2018
	27 Jan. 2014	25,205	(1)

Notes to Restricted Stock Table

(1)

Restricted stock unit awards vest in one-third increments on the date of the next three January committee meetings. Unvested awards earn additional units through automatic dividend reinvestment, and the resulting dividend units will vest and settle on the vesting date along with the underlying tranche of the original award.

(2)

Represents the remaining balance of an award made to Mr. Thayer under the Constellation Energy Group Inc. Long Term Incentive Plan. At the time of the merger, the total award was converted to the right to receive 0.93 shares of Exelon common stock. The first third of the award vested on February 24, 2013; the second third vested on February 24, 2014 and the remainder vested on February 24, 2015. The unvested balance continues to earn additional units through automatic dividend reinvestment and the resulting dividend units will vest and settle on the vesting date along with the remaining underlying tranche of the original award.

(3)

Mr. Thayer’s original restricted stock unit grant of 27,900 shares made on January 27, 2014 was increased with the award of 1,600 additional units as of July 1, 2014 that have the same vesting schedule as the original grant.

(4)

Mr. Cornew’s original restricted stock unit grant of 24,100 shares made on January 28, 2013 was increased with the award of 3,600 additional units on May 28, 2013 that have the same vesting schedule as the original grant.

(5)	Represents transition award shares that vested on January 26, 2015 based on averaging the results of the 2013 and 2014 performance periods, which resulted in a payout of 115.28% of target.
(6)

Mr. Thayer’s original transition award of 28,900 shares made on January 28, 2013 was increased effective July 1, 2014 to 33,600 shares and pro-rated so that 21,299 units would vest on January 26, 2015 with the second two-thirds of the original award.

(7)

Mr. Cornew’s original transition award of 27,667 shares made on January 28, 2013 was increased with the award of 4,762 additional units on May 28, 2013 of which 1,095 vested in January 2014 with the first third of the original award and 3,667 vested on January 26, 2015 with the second two-thirds of the original award.

Exelon Corporation Notice of the Annual Meeting and 2015 Proxy Statement	65

Executive Compensation Data

Option Exercises and Stock Vested

	Option Awards		Stock Awards (Note 1)
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
Crane	—	$—	141,144	$3,980,262
Thayer (2)	—	—	41,747	1,191,523
Cornew	—	—	38,350	1,081,443
O’Brien	—	—	44,064	1,242,605
Von Hoene Jr.	—	—	41,815	1,179,183

Notes to Option Exercises and Stock Vested Table

(1)

Share amounts are generally composed of the following tranches of prior awards that vested on January 27, 2014: the second third of the performance share unit grant made with respect to the three-year performance period ending December 31, 2012; the final third of the performance share unit grant made with respect to the three-year performance period ending December 31, 2011; the first third of the transition award share granted on January 28, 2013; and the first third of the restricted stock unit grant made on January 28, 2013. All of these awards were valued at $28.20 upon vesting.

(2)

For Mr. Thayer, the number of shares acquired upon vesting includes 6,510 restricted shares from a legacy Constellation award made in 2012 which was converted to the right to receive Exelon shares. One-third of the award (including one-third of the shares acquired through dividend reinvestment) vested on February 24, 2014, and shares were valued at $30.39.

Pension Benefits

Exelon sponsors the Exelon Corporation Retirement Program, a traditional defined benefit pension plan that covers certain management employees who commenced employment prior to January 1, 2001 and certain collective bargaining unit employees. The Exelon Corporation Retirement Program includes the Service Annuity System (“SAS”), which is the legacy ComEd pension plan. Effective January 1, 2001, Exelon also established two cash balance defined benefit pension plans in order to both reduce future retirement benefit costs and provide an option that is portable as the company anticipated a work force that was more mobile than the traditional utility workforce. The cash balance defined benefit pension plans cover management employees and certain collective bargaining unit employees hired on or after such date, as well as certain management employees hired prior to such date who elected to participate in a cash balance plan. Legacy Constellation employees participate in the Pension Plan of Constellation Energy Group, Inc. (“Constellation Pension Plan”). The Constellation Pension Plan includes a traditional pension formula referred to as the Enhanced Traditional Plan (“ETP”) and a Pension Equity Plan (“PEP”). Employees hired before January 1, 2000 participate in the ETP. Employees hired on or after January 1, 2000 and employees hired before that date who elected to do so participate in the PEP. Each of these plans is intended to be tax-qualified under Section 401(a) of the Internal Revenue Code. An employee can participate in only one of the qualified pension plans.

For NEOs participating in the SAS, the annuity benefit payable at normal retirement age is equal to the sum of 1.25% of the participant’s earnings as of December 25, 1994, reduced by a portion of the participant’s Social Security benefit as of that date, plus 1.6% of the participant’s highest average annual pay, multiplied by the participant’s years of credited service (up to a maximum of 40 years). Pension-eligible compensation for the SAS’s Final Average Pay Formula includes base pay and annual incentive awards. Benefits under the SAS are vested after five years of service.

The “normal retirement age” under the SAS is 65. The plan also offers an early retirement benefit prior to age 65, which is payable if a participant retires after attainment of age 50 and completion of 10 years of service. The annual pension payable under the plan is determined as of the early retirement date, reduced by 2% for each year of payment before age 60 to age 58, then 3% for each year before age 58 to age 50. In addition, under the SAS, the early retirement benefit is supplemented prior to age 65 by a temporary payment equal to 80% of the participant’s estimated monthly Social Security benefit. The supplemental benefit is partially offset by a reduction in the regular annuity benefit.

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Under the cash balance pension plan, a notional account is established for each participant, and the account balance grows as a result of annual benefit credits and annual investment credits. (Employees who participated in the SAS prior to January 1, 2001 and elected to participate in the cash balance plan also have a frozen transferred benefit from the former plan, and received a “transition” credit based on their age, service and compensation at the time of transfer.) Beginning January 1, 2008, the annual benefit credit under the plan is 7% of base pay and annual incentive award and beginning January 1, 2013 for employees hired on or after such date, the annual benefit credit is equal to a percentage of base pay and annual incentive award which varies between 3% and 8%, based upon age. For the portion of the account balance accrued beginning January 1, 2008, the annual investment credit is the third segment spot rate of interest on long-term investment grade corporate bonds. The segment rate will be determined as of November of the year for which the cash balance account receives the investment credit. For the portion of the benefit accrued before January 1, 2008, pending Internal Revenue Service guidance, the annual investment credit is the greater of 4%, or the average of the annual rate of return of the S&P 500 Stock Index and the 30-year Treasury bond rate (the interest rate is determined in November of each year). For employees hired on or after January 1, 2013, the annual investment credit is the second segment spot rate of interest on long-term corporate bonds, determined as of November of the year for which the cash balance account receives the investment credit, subject to a minimum annual investment credit rate of 3.8% and a maximum annual investment credit rate of 7%. Benefits are vested after three years of service, and are payable in an annuity or a lump sum at any time following termination of employment. Apart from the benefit credits and vesting requirement, and as described above, years of service are not relevant to a determination of accrued benefits under the cash balance pension plans.

For NEOs who participate in the PEP, a lump sum benefit amount is computed based on covered earnings multiplied by a total credit percentage. Covered earnings are equal to the average of the highest three of the last five twelve-month periods’ base pay plus short-term incentive. The total service credit percentage is equal to the sum of the credit percentages based on the following formula: 5% per year of service through age 39, 10% per year of service from age 40 to age 49, and 15% per year of service after age 49. No benefits are available under the PEP until a participant has at least three years of vesting service. Benefits payable under the PEP are paid as an annuity unless a participant elects a lump sum within 60 days after separation.

The Internal Revenue Code limits to $260,000 the individual 2014 annual compensation that may be taken into account under the tax-qualified retirement plan. As permitted by Employee Retirement Income Security Act, Exelon sponsors three supplemental executive retirement plans (or “SERPs”) that allow the payment to a select group of management or highly-compensated individuals out of its general assets of any benefits calculated under provisions of the applicable qualified pension plan which may be above these limits. The SERPs offer a lump sum as an optional form of payment, which includes the value of the marital annuity, death benefits and other early retirement subsidies at a designated interest rate. The interest rate applicable for distributions to participants in the SAS in 2014 is 3.89%. For participants in the cash balance pension plan and the PEP, the lump sum is the value of the non-qualified account balance. The values of the lump sum amounts do not include the value of any pension benefits covered under the qualified pension plans, and the methods and assumptions used to determine the non-qualified lump sum amount are different from the assumptions used to generate the present values shown in the tables of benefits to be received upon retirement, termination due to death or disability, involuntary separation not related to a change in control, or upon a qualifying termination following a change in control which appear later in this proxy statement.

Under the terms of the SERPs, participants are provided the amount of benefits they would have received under the SAS, cash balance plan, ETP or PEP, as applicable, but for the application of the Internal Revenue Code limits. In addition, certain executives previously received grants of additional credited service under a SERP. In particular, in 1998, Mr. Crane received an additional 10 years of credited service through September 28, 2008, the date of his tenth anniversary, as part of his employment offer that provided one additional year of service credit for each year of employment to a maximum of 10 additional years.

As of January 1, 2004, Exelon does not grant additional years of credited service to executives under the SERP for any period in which services are not actually performed, except that up to two years of service credits may be provided under

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severance or change in control agreements first entered into after such date, and performance-based grants or grants which make up for lost pension benefits from another employer may be (but have not been) provided. Service credits previously available under employment, change in control or severance agreements or arrangements (or any successor arrangements) are not affected by this policy.

The amount of the change in the pension value for each of the named executive officers is the amount included in the Summary Compensation Table above in the column headed “Change in Pension Value & Nonqualified Deferred Compensation Earnings.” The present value of each NEO’s accumulated pension benefit is shown in the following tables. The present value for cash balance and PEP participants is the account balance. The assumptions used in estimating the present values for SAS participants include the following: pension benefits are assumed to begin at each participant’s earliest unreduced retirement age; the SERP lump sum amounts are determined using the rate of 5% for SAS participants at the assumed retirement age; the lump sum amounts are discounted from the assumed retirement date at the applicable discount rates of 4.80% as of December 31, 2013 and 3.94% as of December 31, 2014; and the applicable mortality tables. The applicable table as of December 31, 2013 is the IRS required mortality table for the 2014 funding valuation for the Exelon Corporation qualified pension plans. The applicable mortality table as of December 31, 2014 was updated to a RP 2000-based table projected generationally using Exelon’s best estimate of long-term mortality improvements. The December 31, 2014 mortality table is consistent with the mortality used in the Exelon December 31, 2014 pension disclosure.

Name (a)	Plan Name (b)	Number of Years Credited Service (#) (c)	Present Value of Accumulated Benefit ($) (d)	Payments During Last Fiscal Year ($) (e)
Crane (1)	SAS	16.26	$890,036	$—
	SERP	26.26	11,355,954	—
Thayer	PEP	12.00	204,000	—
	SERP	12.00	1,098,549	—
Cornew	Cash Balance	20.59	552,429	—
	SERP	20.59	689,617	—
O’Brien	Cash Balance	32.51	1,245,219	—
	SERP	32.51	1,442,235	—
Von Hoene Jr.	Cash Balance	12.93	308,711	—
	SERP	12.93	795,074	—

(1)

Based on discount rates prescribed by the SEC proxy disclosure guidelines, Mr. Crane’s non-qualified SERP present value is $11,355,954. Based on lump sum plan rates for immediate distributions under the non-qualified plan, the comparable lump sum amount applicable for service through December 31, 2014 is $15,846,538. Note that, in any event, payments made upon termination may be delayed by six months in accordance with U.S. Treasury Department guidance.

Deferred Compensation Programs

Exelon offers deferred compensation plans to permit the deferral of certain cash compensation to facilitate tax and retirement planning and satisfaction of stock ownership requirements for executives and key managers. Exelon maintains non-qualified deferred compensation plans that are open to certain highly-compensated employees, including the NEOs.

The Exelon Deferred Compensation Plan is a non-qualified plan that permits legacy Exelon executives and key managers to defer receipt of base compensation and the company to credit related matching contributions that would have been contributed to the Exelon Corporation Employee Savings Plan (the company’s tax-qualified 401(k) plan) but for the applicable limits under the Internal Revenue Code (the “Code”). The Constellation Deferred Compensation Plan is a non-qualified plan that permits legacy Constellation executives to defer receipt of base compensation and the company to credit related matching contributions that would have been contributed to the Exelon Corporation Employee Savings Plan. The Deferred Compensation Plans permit participants to defer taxation of a portion of their income. The Exelon Deferred Compensation Plan benefits the company by deferring the payment of a portion of its compensation expense, thus preserving cash.

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The Exelon Employee Savings Plan is intended to be tax-qualified under Sections 401(a) and 401(k) of the Code. The Constellation Energy Group Employee Savings Plan was merged into Exelon’s Employee Savings Plan as of July 1, 2014. Exelon maintains the Employee Savings Plan to attract and retain qualified employees, including the NEOs, and to encourage employees to save some percentage of their cash compensation for their eventual retirement. The Employee Savings Plan permits employees to do so, and allows the company to make matching contributions in a relatively tax-efficient manner. The company maintains the excess matching feature of the Deferred Compensation Plans to enable key management employees to save for their eventual retirement to the extent they otherwise would have were it not for the limits established by the IRS.

The Stock Deferral Plan is a non-qualified plan that permitted legacy Exelon executives to defer performance share units prior to 2007.

The following table shows the amounts that NEOs have accumulated under both the Deferred Compensation Plans and the Stock Deferral Plan. The Exelon Deferred Compensation and Stock Deferral Plans were closed to new deferrals of base pay (other than excess Employee Savings Plan deferrals), annual incentive payments or performance shares awards in 2007, and participants were granted a one-time election to receive a distribution of their accumulated balance in each plan during 2007. Existing balances will continue to accrue dividends or other earnings until payout upon termination. Balances in the Deferred Compensation Plan will be settled in cash upon the termination event selected by the officer and will be distributed either in a lump sum, or in annual installments. Share balances in the Stock Deferral Plan continue to earn the same dividends that are available to all shareholders, which are reinvested as additional shares in the plan. Balances in the plan are distributed in shares of Exelon stock in a lump sum or installments upon termination of employment.

The Deferred Compensation Plans continue in effect for those officers who participate in the Employee Savings Plan and who reach their statutory contribution limit during the year. After this limit is reached, their elected payroll contributions and company matching contribution will be credited to their accounts in the Deferred Compensation Plans. The investment options under the Deferred Compensation Plans consist of a basket of mutual funds benchmarks substantially the same as those funds available through the Employee Savings Plan. Deferred amounts represent unfunded unsecured obligations of the company.

Name (a)	Executive Contributions in 2014 ($) (Note 1) (b)	Registrant Contributions in 2014 ($) (Note 2) (c)	Aggregate Earnings in 2014 ($) (Note 3) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at 12/31/14 ($) (Note 4) (f)
Crane	$102,500	$35,540	$69,111	$—	$909,139
Thayer	—	—	—	—	—
Cornew	27,788	19,452	22,147	—	199,929
O’Brien (5)	35,807	17,646	253,045	—	2,351,307
Von Hoene Jr.	23,835	16,685	35,070	—	295,827

(1)	The full amount shown for executive contributions is included in the base salary figures for each NEO shown above in the Summary Compensation Table.
(2)	The full amount shown under registrant contributions is included in the company contributions to savings plans for each NEO shown above in the All Other Compensation Table.
(3)

The amount shown under aggregate earnings reflects the NEO’s gain or loss based upon the individual allocation of his notional account balance into the basket of mutual fund benchmarks. These gains or losses do not represent current income to the NEO and have not been included in any of the compensation tables shown above.

(4)

For all NEOs the aggregate balance shown in column (f) above includes those amounts, both executive contributions and registrant contributions, that have been disclosed either as base salary as described in Note 1 or as company contributions under all other compensation as described in Note 2 for the current fiscal year ending December 31, 2014. For Mr. Crane, all executive and registrant contributions included in column (f) have previously been disclosed in Summary Compensation Tables. Mr. Thayer did not participate in the plan during 2014.

(5)	For Mr. O’Brien the amounts shown in column (d) and column (f) also include the aggregate earnings and aggregate balance respectively of his Stock Deferral Plan account.

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Executive Compensation Data

Potential Payments upon Termination or Change in Control

Change in control employment agreements and severance plan covering named executive officers

Exelon’s change in control and severance benefits policies were initially adopted in January 2001 and harmonized the policies of Exelon’s predecessor companies. In adopting the policies, the compensation committee considered the advice of a consultant who advised that the levels were consistent with competitive practice and reasonable. The Exelon benefits currently include multiples of change in control benefits ranging from two times base salary and annual bonus for corporate and subsidiary vice presidents to 2.99 times base salary and annual bonus for executive vice presidents, presidents of certain business units and select senior vice presidents other than the CEO. In 2003, the compensation committee reviewed the terms of the Senior Management Severance Plan and revised it to reduce the situations when an executive could terminate and claim severance benefits for “good reason,” clarified the definition of “cause,” and reduced non-change in control benefits for executives with less than two years of service. In December 2004, the compensation committee’s consultant presented a report on competitive practice on executive severance. The competitive practices described in the report were generally comparable to the benefits provided under Exelon’s severance policies. In discussing the compensation consultant’s December 2007 annual report to the committee on compensation trends, the consultant commented that Exelon’s change in control and severance policies were conservative, citing the use of double triggers, and that they remained competitive. In April 2009 the compensation committee adopted a policy that Exelon would not include excise tax gross-up payment provisions in senior executive employment, change in control, or severance plans, programs or agreements that are entered into, adopted or materially amended on or after April 2, 2009 (other than renewals of existing arrangements that are not materially amended or arrangements assumed pursuant to a corporate transaction).

Named executive officers have entered into individual change in control employment agreements or are covered by the change in control provisions of the Senior Management Severance Plan, which generally protect such executives’ position and compensation levels for two years after a change in control of Exelon. The individual agreements are initially effective for a period of two years, and provide for a one-year extension each year thereafter until cancellation or termination of employment. The plan does not have a specific term.

During the 24-month period following a change in control, or, with respect to an executive with an individual agreement, during the 18-month period following another significant corporate transaction affecting the executive’s business unit in which Exelon shareholders retain between 60% and 66 2/3% control (a significant acquisition), if a named executive officer resigns for good reason or if the executive’s employment is terminated by Exelon other than for cause or disability, the executive is entitled to the following:

•	the executive’s annual incentive and performance share unit awards for the year in which termination occurs;

•

severance payments equal to 2.99 (or 2.0 if the executive does not have an individual agreement) times the sum of (1) the executive’s base salary plus (2) the higher of the executive’s target annual incentive for the year of termination or the executive’s average annual incentive award payments for the two years preceding the termination, but not more than the annual incentive for the year of termination based on actual performance before the application of negative discretion;

•

a benefit equal to the amount payable under the SERP determined as if (1) the SERP benefit were fully vested, (2) the executive had 2.99 additional years of age and years of service (2.0 years for executives who first entered into such agreements after 2003 or do not have such agreements) and (3) the severance pay constituted covered compensation for purposes of the SERP;

•	a benefit equal to the actuarial equivalent present value of any non-vested accrued benefit under Exelon’s qualified defined benefit retirement plan;

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•

all previously-awarded stock options, performance shares or units, restricted stock, or restricted share units become fully vested, and the stock options remain exercisable until the earlier of the fifth anniversary of the executive’s termination date or the option’s expiration date;

•

life, disability, accident, health and other welfare benefit coverage continues during the severance pay period on the same terms and conditions applicable to active employees, followed by retiree health coverage if the executive has attained at least age 50 and completed at least 10 years of service (or any lesser eligibility requirement then in effect for regular employees); and

•	outplacement and financial planning services for at least 12 months.

The change in control benefits are also provided if the executive is terminated other than for cause or disability, or terminates for good reason (1) after a tender offer or proxy contest commences, or after Exelon enters into an agreement which, if consummated, would cause a change in control, and within one year after such termination a change in control does occur, or (2) within two years after a sale or spin-off of the executive’s business unit in contemplation of a change in control that actually occurs within 60 days after such sale or spin-off (a disaggregation) if the executive has an individual agreement.

A change in control under the individual change in control employment agreements and the Senior Management Severance Plan generally occurs:

•	when any person acquires 20% of Exelon’s voting securities;

•

when the incumbent members of the Exelon board of directors (or new members nominated by a majority of incumbent directors) cease to constitute at least a majority of the members of the Exelon board of directors;

•

upon consummation of a reorganization, merger or consolidation, or sale or other disposition of at least 50% of Exelon’s operating assets (excluding a transaction where Exelon shareholders retain at least 60% of the voting power); or

•	upon shareholder approval of a plan of complete liquidation or dissolution.

The term good reason under the individual change in control employment agreements generally includes any of the following occurring within two years after a change in control or disaggregation or within 18 months after a significant acquisition:

•	a material reduction in salary, incentive compensation opportunity or aggregate benefits, unless such reduction is part of a policy, program or arrangement applicable to peer executives;

•	failure of a successor to assume the agreement;

•	a material breach of the agreement by Exelon; or

•

any of the following, but only after a change in control or disaggregation: (1) a material adverse reduction in the executive’s position, duties or responsibilities (other than a change in the position or level of officer to whom the executive reports or a change that is part of a policy, program or arrangement applicable to peer executives) or (2) a required relocation by more than 50 miles.

The term cause under the change in control employment agreements generally includes any of the following:

•

refusal to perform or habitual neglect in the performance of duties or responsibilities or of specific directives of the officer to whom the executive reports which are not materially inconsistent with the scope and nature of the executive’s duties and responsibilities;

•

willful or reckless commission of acts or omissions which have resulted in or are likely to result in a material loss or material damage to the reputation of Exelon or any of its affiliates, or that compromise the safety of any employee;

•	commission of a felony or any crime involving dishonesty or moral turpitude;

•	material violation of the code of business conduct which would constitute grounds for immediate termination of employment, or of any statutory or common-law duty of loyalty; or

•	any breach of the executive’s restrictive covenants.

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Executive Compensation Data

Executives who entered into such change in control employment agreements prior to April 2, 2009 (and which have not been materially amended after such date) will be eligible to receive an additional payment to cover excise taxes imposed under Section 4999 of the Internal Revenue Code on excess parachute payments or under similar state or local law, but only if the amount of payments and benefits subject to these taxes exceeds 110% of the safe harbor amount that would not subject the employee to these excise taxes. If the amount does not exceed 110% of the safe harbor amount, then payments and benefits subject to these taxes would be reduced or eliminated to equal the safe harbor amount.

If a named executive officer resigns for good reason or is terminated by Exelon other than for cause or disability, in each case under circumstances not involving a change in control or similar provision described above, the named executive officer may be eligible for the following non-change in control benefits under the Exelon Corporation Senior Management Severance Plan:

•	prorated payment of the executive’s annual incentive and performance share unit awards for the year in which termination occurs;

•	for a 15 to 24 month severance period, continued payment of an amount representing base salary and target annual incentive;

•	a benefit equal to the amount payable under the SERP determined as if the severance payments were paid as ordinary base salary and annual incentive;

•

during the severance period, continuation of health, basic life and other welfare benefits the executive was receiving immediately prior to the severance period on the same terms and conditions applicable to active employees, followed by retiree health coverage if the executive has attained at least age 50 and completed at least 10 years of service (or any lesser eligibility requirement then in effect for non-executive employees); and

•	outplacement and financial planning services for twelve months.

Payments under individual agreements entered into after April 2, 2009 or the Senior Management Severance Plan are subject to reduction by Exelon to the extent necessary to avoid imposition of excise taxes imposed by Section 4999 of the Internal Revenue Code on excess parachute payments or under similar state or local law.

The term good reason under the Senior Management Severance Plan means either of the following:

•

a material reduction of the executive’s salary (or, with respect to a change in control, incentive compensation opportunity or aggregate benefits) unless such reduction is part of a policy, program or arrangement applicable to peer executives of Exelon or of the business unit that employs the executive; or

•

a material adverse reduction in the executive’s position or duties (other than a change in the position or level of officer to whom the executive reports) that is not applicable to peer executives of Exelon or of the executive’s business unit, but excluding under the non-change in control provisions of the plan any change (1) resulting from a reorganization or realignment of all or a significant portion of the business, operations or senior management of Exelon or of the executive’s business unit or (2) that generally places the executive in substantially the same level of responsibility.

With respect to a change in control, the term good reason under the plan also includes a required relocation of more than 50 miles.

The term cause under the Senior Management Severance Plan has the same meaning as the definition of such term under the individual change in control employment agreements.

Benefits under the change in control employment agreements and the Senior Management Severance Plan are subject to termination upon an executive’s violation of his or her restrictive covenants, and incentive payments under the agreements and the plan may be subject to the recoupment policy adopted by the board of directors.

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Executive Compensation Data

Estimated Value of Benefits to be Received Upon Retirement

The following table shows the estimated value of payments and other benefits to be conferred upon the NEOs assuming they retired as of December 31, 2014. These payments and benefits are in addition to the present value of the accumulated benefits from each NEO’s qualified and non-qualified pension plans shown in the tables within the Pension Benefit section and the aggregate balance due to each NEO that is shown in the tables within the Nonqualified Deferred Compensation section.

Name (a)	Cash Payment ($) (Note 1) (b)	Value of Unvested Equity Awards ($) (Note 2) (c)	Total Value of All Payments and Benefits ($) (Note 3) (d)
Crane	$1,554,000	$26,741,000	$28,295,000
Thayer	—	—	—
Cornew	—	—	—
O’Brien	850,000	587,000	1,437,000
Von Hoene Jr.	651,000	6,066,000	6,717,000

Notes to Benefits to be Received Upon Retirement Table

(1)

Under the terms of the 2014 Annual Incentive Plan (AIP), a pro-rated actual incentive award is payable upon retirement assuming an individual performance multiplier (IPM) of 100% and based on the number of days worked during the year of retirement. The amount above represents the executive’s 2014 annual incentive payout (after company/business unit performance was determined) before applying the IPM, if applicable.

(2)	The Value of Unvested Equity Awards includes the following:
a.	the ‘spread’ on all unvested stock options that would vest upon termination of employment. The ‘spread’ is based on Exelon’s closing stock price on December 31, 2014 of $37.08. At that stock price, all unvested stock options are “underwater” (or out of the money). Under the LTIP, if a holder has attained age 50 with 10 or more years of service (or deemed service), any unvested stock options will vest upon termination of employment because the holder has satisfied the definition of retirement under the LTIP;
b.	the value of the executive’s unvested performance share units. The amount above includes the number of unvested shares earned for the 2012 PSU awards, as applicable, as well as the unvested shares earned for the second tranche of the transition award, as applicable. It is assumed the 2013 and 2014 performance share units are earned at target. The value of the shares is based on Exelon’s closing stock price on December 31, 2014 of $37.08; and
c.	the accelerated portion of the executives’ restricted stock award that, per the applicable award agreement, would vest upon retirement. The value of the shares is based on Exelon’s closing stock price on December 31, 2014 of $37.08.
(3)	The estimate of total payments and benefits is based on a December 31, 2014 retirement date.

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Executive Compensation Data

Estimated Value of Benefits to be Received Upon Termination due to Death or Disability

The following table shows the estimated value of payments and other benefits to be conferred upon the NEOs assuming their employment is terminated due to death or disability as of December 31, 2014. These payments and benefits are in addition to the present value of the accumulated benefits from the NEO’s qualified and non-qualified pension plans shown in the tables within the Pension Benefit section and the aggregate balance due to each NEO that is shown in tables within the Nonqualified Deferred Compensation section.

Name (a)	Cash Payment ($) (Note 1) (b)	Value of Unvested Equity Awards ($) (Note 2) (c)	Total Value of All Payments and Benefits ($) (Note 3) (d)
Crane	$1,554,000	$26,741,000	$28,295,000
Thayer	738,000	8,752,000	9,490,000
Cornew	849,000	9,443,000	10,292,000
O’Brien	850,000	6,999,000	7,849,000
Von Hoene Jr.	651,000	6,808,000	7,459,000

Notes to Benefits to be Received Upon Termination due to Death or Disability Table

(1)

Under the terms of the 2014 AIP, a pro-rated actual incentive award is payable upon death or disability assuming an IPM of 100% and based on the number of days worked during the year of termination. The amount above represents the executives’ 2014 annual incentive payout (after company/business unit performance was determined) before applying the IPM, if applicable.

(2)	The Value of Unvested Equity Awards includes the following:
a.	the ‘spread’ on all unvested stock options that would vest upon termination of employment. The ‘spread’ is based on Exelon’s closing stock price on December 31, 2014 of $37.08. At that stock price, all unvested stock options are “underwater” (or out of the money). Under the LTIP, if a holder terminates employment due to death or disability, the holder’s stock options will vest upon termination of employment;
b.	the value of the executive’s unvested performance share units. The amount above includes the number of unvested shares earned for 2012 PSU awards, as applicable, as well as the unvested earned shares for the second tranche of the transition award, as applicable. It is assumed the 2013 and 2014 performance share units are earned at target. The value of the shares is based on Exelon’s closing stock price on December 31, 2014 of $37.08; and
c.	the accelerated portion of the executives’ restricted stock award that, per the applicable award agreement, would vest upon death or disability. The value of the shares is based on Exelon’s closing stock price on December 31, 2014 of $37.08.
(3)	The estimate of total payments and benefits is based on a December 31, 2014 termination due to death or disability.

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Estimated Value of Benefits to be Received Upon Involuntary Separation Not Related to a Change in Control

The following table shows the estimated value of payments and other benefits to be conferred upon the NEOs assuming they were terminated as of December 31, 2014 under the terms of the Amended and Restated Senior Management Severance Plan. These payments and benefits are in addition to the present value of the accumulated benefits from the NEO’s qualified and non-qualified pension plans shown in the tables within the Pension Benefit section and the aggregate balance due to each NEO that is shown in the tables within the Nonqualified Deferred Compensation section.

Name (a)	Cash Payment ($) (Note 1) (b)	Retirement Benefit Enhance- Ment ($) (Note 2) (c)	Value of Unvested Equity Awards ($) (Note 3) (d)	Health and Welfare Benefit Continuation ($) (Note 4) (e)	Perquisites And Other Benefits ($) (Note 5) (f)	Total Value of All Payments and Benefits ($) (Note 6) (g)
Crane	$6,954,000	$4,066,000	$26,741,000	$91,000	$40,000	$37,892,000
Thayer	3,663,000	326,000	8,068,000	26,000	40,000	12,123,000
Cornew	4,129,000	230,000	8,722,000	38,000	40,000	13,159,000
O’Brien	3,835,000	209,000	6,999,000	55,000	40,000	11,138,000
Von Hoene Jr.	3,389,000	192,000	6,243,000	43,000	40,000	9,907,000

Notes to Benefits to be Received Upon Involuntary Separation Not Related to a CIC Table

(1)

Represents the estimated severance benefit equal to 2 times the sum of the executive’s (i) current base salary and (ii) the target annual incentive for the year of termination. In addition, under Section 4.2 of the Senior Management Severance Plan, a pro-rated annual incentive award is payable upon involuntary separation or qualifying voluntary separation based on the days worked during the year of termination and assuming the NEO’s IPM is 100% pursuant to the terms in the 2014 AIP. The amount above represents the executives’ 2014 annual incentive payout (after company/business unit performance was determined) before applying the IPM, if applicable.

(2)

Represents the estimated retirement benefit enhancement that consists of a one-time lump sum payment based on the actuarial present value of a benefit under the non-qualified pension plan assuming that the severance pay period was taken into account for purposes of vesting, and the severance pay constituted covered compensation for purposes of the non-qualified pension plan.

(3)	The Value of Unvested Equity Awards includes the following:
a.	the ‘spread’ on all unvested stock options that would vest upon termination of employment. The ‘spread’ is based on Exelon’s closing stock price on December 31, 2014 of $37.08. At that stock price, all unvested stock options are “underwater” (or out of the money). Under the LTIP, if a holder has attained age 50 with 10 or more years of service (or deemed service), any unvested stock options will vest upon termination of employment because the holder has satisfied the definition of retirement under the LTIP;
b.	the value of the executive’s unvested performance share units. The amount above includes the number of unvested shares earned for the 2012 PSU awards, as applicable, as well as the unvested shares earned for the second tranche of the transition award. It is assumed the 2013 and 2014 performance share units are earned at target. The value of the shares is based on Exelon’s closing stock price on December 31, 2014 of $37.08; and
c.	the accelerated portion of the executives’ restricted stock award that, per the applicable award agreement, would vest upon an involuntary separation not related to a change in control. The value of the shares is based on Exelon’s closing stock price on December 31, 2014 of $37.08.
(4)	Estimated costs of healthcare, life insurance, and long-term disability coverage which continue during the severance period.
(5)	Estimated costs of outplacement and financial planning services for up to 12 months for all NEOs.
(6)

The estimate of total payments and benefits is based on a December 31, 2014 termination date. The executives are participants in the Senior Management Severance Plan and severance benefits are determined pursuant to Section 4 of the Severance Plan.

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Executive Compensation Data

Estimated Value of Benefits to be Received Upon a Qualifying Termination following a Change in Control

The following table shows the estimated value of payments and other benefits to be conferred upon the NEOs assuming they were terminated upon a qualifying change in control as of December 31, 2014. The company has entered into Change in Control agreements with Messrs. Crane, Cornew, O’Brien, and Von Hoene. These payments and benefits are in addition to the present value of accumulated benefits from the NEO’s qualified and non-qualified pension plans shown in the tables within the Pension Benefit section and the aggregate balance due to each NEO that is shown in tables within the Nonqualified Deferred Compensation section.

Name (a)	Cash Payment ($) (Note 1) (b)	Retirement Benefit Enhance- ment ($) (Note 2) (c)	Value of Unvested Equity Awards ($) (Note 3) (d)	Health and Welfare Benefit Continuation ($) (Note 4) (e)	Perquisites and Other Benefits ($) (Note 5) (f)	Modified Gross-up Payment ($) (Note 6) (g)	Scaleback ($) (Note 6) (h)	Total Value of All Payments and Benefits ($) (Note 7) (i)
Crane	$9,584,000	$5,209,000	$26,741,000	$136,000	$40,000	$5,670,000	Not required	$47,380,000
Thayer	5,086,000	326,000	8,752,000	39,000	40,000	Not Required	$(2,665,000)	11,578,000
Cornew	5,724,000	343,000	9,443,000	56,000	40,000	5,880,000	Not required	21,486,000
O’Brien	5,390,000	218,000	6,999,000	82,000	40,000	4,280,000	Not required	17,009,000
Von Hoene Jr.	4,727,000	287,000	6,808,000	64,000	40,000	Not Required	Not required	11,926,000

Notes to Benefits to be Received Upon a Qualifying Termination following a CIC Table

(1)

Represents the estimated cash severance benefit equal to 2.99 times the sum of the executive’s (i) current base salary and (ii) Severance Incentive. Also, this amount includes an additional payment for Mr. O’Brien of $35,000.

Under Section 4.1(a)(ii) of the CIC Employment Agreement, the executive’s target incentive award is payable upon termination. The amounts above represent the executives’ 2014 target annual incentive with the exception of Mr. Thayer. Under Section 5.1(a)(i) of the Senior Management Severance Plan, the executive is entitled to his or her annual incentive for the applicable performance period. For Mr. Thayer, the amount above represents his 2014 actual annual incentive payout (after company/business unit performance was determined) before applying his IPM, if applicable. Pursuant to the 2014 AIP, a pro-rated annual incentive award is payable, assuming the IPM is 100%.
(2)

Represents the estimated retirement benefit enhancement that consists of a one-time lump sum payment based on the actuarial present value of a benefit under the non-qualified pension plan assuming that the severance pay period was taken into account for purposes of vesting, and the severance pay constituted covered compensation for purposes of the non-qualified pension plan.

(3)	The Value of Unvested Equity Awards includes the following:
a.	the ‘spread’ on all unvested stock options that would vest upon termination of employment. The ‘spread’ is based on Exelon’s closing stock price on December 31, 2014 of $37.08. At that stock price, all unvested stock options are underwater (or out of the money);
b.	the value of the executives’ unvested performance share units. Pursuant to Section 4.1(c) of the CIC Employment Agreement and Section 5.1(c) of the Senior Management Severance Plan, all of the shares will vest upon termination at the actual level earned and awarded. The amount above includes the number of unvested shares earned for the 2012 PSU awards, as applicable, as well as the unvested shares earned for the second tranche of the transition award. It is assumed that the 2013 and 2014 performance share units are earned at target. The value of the shares is based on Exelon’s closing stock price on December 31, 2014 of $37.08; and
c.	the value of the executives’ restricted stock that, pursuant to Section 4.1(d) of the CIC Employment Agreement or the terms of the award, would vest upon a qualifying termination following a change in control. The value of the shares is based on Exelon’s closing stock price on December 31, 2014 of $37.08.
(4)	Estimated costs of healthcare, life insurance and long-term disability coverage which continue during the severance period.
(5)	Estimated costs of outplacement and financial planning services for up to 12 months for all NEOs.
(6)

In 2009, the compensation committee adopted a policy that no future employment or severance agreements will provide for an excise tax gross-up payment. The Senior Management Severance Plan as amended and restated on January 1, 2009 and CIC Employment Agreements that become effective after April 2009 will reduce the executive’s parachute payments to his or her safe harbor amount in order to avoid the excise tax imposed under Section 4999 of the Internal Revenue Code. Messrs. Crane, Cornew, O’Brien and Von Hoene have grandfathered CIC Employment Agreements, which still entitle these NEOs to an excise tax gross-up payment only if the present value of his parachute payments exceed his safe harbor amount by more than 10%. If the present value of their parachute payments do not exceed the amount permitted by the IRS by more than 10%, their payments are reduced to their safe harbor.

(7)

The estimate of total payments and benefits is based on a December 31, 2014 termination date. The company has entered into change in control employment agreement with all of the executives except for Mr. Thayer who is a participant in the Senior Management Severance Plan and severance benefits are determined pursuant to Section 5 of the Senior Management Severance Plan.

76	Exelon Corporation Notice of the Annual Meeting and 2015 Proxy Statement

Vote on Performance Measures Included in Exelon Corporation’s 2011 Long-Term Incentive Plan

PROPOSAL 4: THE REAPPROVAL OF THE PERFORMANCE MEASURES INCLUDED IN EXELON CORPORATION’S 2011 LONG-TERM INCENTIVE PLAN

The Exelon board of directors is recommending shareholder approval of the material terms of the performance measures used for performance-based awards granted under the Exelon Corporation 2011 Long-Term Incentive Plan (the “2011 Plan”), in accordance with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The 2011 Plan, including the material terms of the performance measures under the plan, was approved by our shareholders at Exelon’s 2010 annual meeting. Shareholders are being asked to reapprove the performance measures under the 2011 Plan so that certain compensation paid under the 2011 Plan may qualify as performance-based compensation under Section 162(m) of the Code (“Section 162(m)”). Shareholders are not being asked to approve an increase in the number of shares available under the 2011 Plan or an amendment to any provision of the Plan.

Under the 2011 Plan, various equity-based awards may be made to eligible participants, as described in further detail below. The 2011 Plan allows for the grant of performance-based compensation. The grant, vesting, crediting and/or payment of performance-based compensation, if any, will be based or conditioned on the achievement of objective performance measures established in writing by the compensation and leadership development committee of our board of directors.

Section 162(m) limits the deduction for federal income tax purposes of compensation for the CEO and the three other highest compensated officers (other than the CFO) (collectively, the “covered employee officers”) to $1 million per year, unless such compensation qualifies as “performance-based compensation” under Section 162(m). Various requirements must be satisfied in order for compensation paid to the covered employee officers to qualify as performance-based compensation within the meaning of Section 162(m). One such requirement is that the compensation must be paid based upon the attainment of performance measures established by a committee of board members meeting the definition of “outside director” used for purposes of Section 162(m). The measures established by such a committee, which in our case would be the compensation and leadership development committee (the “committee”), must be based upon performance measures, the material terms of which are approved by shareholders. The material terms of the performance measures must be disclosed to and reapproved by shareholders every five years.

We are accordingly requesting the shareholders to reapprove the material terms of the performance measures for the 2011 Plan in accordance with Section 162(m).

The following is a description of the material terms of the performance measures and certain other material terms of the 2011 Plan. This description is qualified in its entirety by reference to the 2011 Plan, a copy of which has been included as Appendix A to this proxy statement.

Material Terms of the Performance Measures

Participants. Officers and other key management employees of Exelon and its subsidiaries (approximately 3,300) are eligible to participate in the 2011 Plan.

Award Limits. No 2011 Plan participant may be granted awards under the 2011 Plan during any calendar year that, in the aggregate, may be settled by delivery of more than 2,000,000 shares of Exelon common stock. With respect to awards that are valued on the basis of the fair market value of Exelon common stock and that may be settled in cash (in whole or part), no individual may be paid in any calendar year cash amounts exceeding the greater of the fair market value of the number of shares of Exelon common stock set forth in the preceding sentence either at the date of grant or at the date of settlement. With respect to awards that are not valued on the basis of the fair market value of the Exelon common stock, the

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Vote on Performance Measures Included in Exelon Corporation’s 2011 Long-Term Incentive Plan

compensation payable in any calendar year (in cash or shares) may not have an aggregate fair market value in excess of $5 million. The share figures described above are subject to adjustment in the event of a stock split, stock dividend, recapitalization, reorganization, merger, spin-off or other similar change or event.

Performance Measures. Under the 2011 Plan, the vesting or payment of performance share awards and performance unit awards will be subject to the satisfaction of certain performance goals. The performance goals applicable to a particular award will be determined by the committee at the time of grant. To the extent an award is intended to qualify for the performance-based exemption from the $1 million deduction limit under Section 162(m), as described below, the performance goals will be one or more of the following, each of which may be based on absolute standards or peer industry group comparatives and may be applied at various organizational levels (e.g., corporate, business unit, or division): (1) cumulative shareholder value added, (2) customer satisfaction, (3) revenue, (4) primary or fully-diluted earnings per share of Exelon common stock, (5) net income, (6) total shareholder return, (7) earnings before interest and taxes, (8) cash flow, including operating cash flows, free cash flow, discounted cash flow return on investment and cash flow in excess of cost of capital, or any combination thereof, (9) economic value added, (10) return on equity, (11) return on capital, (12) return on assets (13) net operating profits after taxes, (14) stock price increase, (15) return on sales, (16) debt to equity ratio, (17) payout ratio, (18) asset turnover, (19) ratio of share price to book value of shares, (20) price/earnings ratio, (21) employee satisfaction, (22) diversity, (23) market share, (24) operating income, (25) pre-tax income, (26) safety, (27) diversification of business opportunities, (28) expense ratios, (29) total expenditures, (30) completion of key projects, (31) dividend payout as percentage of net income, (32) earnings before interest, taxes, depreciation and amortization, or (33) any individual performance objective which is measured solely in terms of quantitative targets related to Exelon, any subsidiary or Exelon’s or subsidiary’s business. Such individual performance measures related to Exelon, a subsidiary or their respective businesses may include: (a) production-related factors such as generating capacity factor, performance against the INPO index, generating equivalent availability, heat rates and production cost, (b) transmission and distribution-related factors such as customer satisfaction, reliability (based on outage frequency and duration), and cost, (c) customer service-related factors such as customer satisfaction, service levels and responsiveness and bad debt collections or losses, and (d) relative performance against other similar companies in targeted areas. The measures may be weighted differently for holders of awards based on their management level and the extent to which their responsibilities are primarily corporate or business unit-related, and may be based in whole or in part on the performance of Exelon, a subsidiary, division and/or other operational unit under one or more of such measures.

Summary Description of the 2011 Plan

Under the 2011 Plan, Exelon may grant nonqualified stock options, incentive stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units, performance shares and performance units (collectively, the “Awards”). The purposes of the 2011 Plan are to align the interests of Exelon’s shareholders and the recipients of awards under the 2011 Plan by increasing the proprietary interest of recipients in Exelon’s growth and success, to advance the interests of Exelon by attracting and retaining officers and other key management employees and to motivate such persons to act in the long-term best interests of Exelon and its shareholders.

Administration. The 2011 Plan is administered by the committee or another committee designated by the Board. Except with respect to (1) grants to officers of Exelon who are subject to Section 16 of the Exchange Act or whose title with Exelon is “executive vice president” or higher or decisions concerning the timing, pricing or amount of an award to such officer or other person and (2) grants to a person whose compensation is likely to be subject to the $1 million deduction limit under Section 162(m), the committee may delegate some or all of its power and authority to administer the 2011 Plan to the Chief Executive Officer or other executive officer of Exelon. However, the maximum number of shares of Exelon common stock subject to options and SARs that may be granted by Exelon’s Chief Executive Officer in any single year may not exceed 1,200,000 in the aggregate or 40,000 with respect to any individual participant. The maximum number of shares of Exelon common stock subject to restricted stock awards, restricted stock units awards, performance share awards and performance

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Vote on Performance Measures Included in Exelon Corporation’s 2011 Long-Term Incentive Plan

unit awards that may be granted by Exelon’s Chief Executive Officer in any single year may not exceed 600,000 in the aggregate or 20,000 with respect to any individual participant. The share figures described above are subject to adjustment as described below.

Available Shares. The 2011 Plan initially reserved 5,000,000 shares of our common stock for the issuance of Awards, increased by the number of shares which at that time were available for future grant under Exelon’s prior equity compensation plan, and subject to adjustment as described below. The number of available shares is reduced by the sum of the aggregate number of shares of Exelon common stock which become subject to outstanding Awards. To the extent that shares of Exelon common stock subject to an outstanding Award granted under either the 2011 Plan or Exelon’s prior equity compensation plan are not issued or delivered by reason of the expiration, termination, cancellation or forfeiture of such award (excluding shares of Exelon common stock subject to an option cancelled upon settlement of a related tandem SAR or subject to a tandem SAR cancelled upon exercise of a related option), then such shares of Exelon common stock will again be available under the 2011 Plan.

The maximum number of shares of Exelon common stock initially available under the 2011 Plan for restricted stock awards, restricted stock unit awards, performance share awards and performance unit awards was 5,000,000, increased by the number of shares of Exelon common stock which at that time were available for future grant under Exelon’s prior equity compensation plan.

The last reported sale price of a share of the Exelon’s common stock on March 10, 2015 was $XX.

Adjustment. In the event of any stock split, stock dividend, recapitalization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to stockholders (other than a regular cash dividend), the number and class of securities available for all awards under the 2011 Plan, the maximum number of shares with respect to which awards may be granted during any year to any one person, the maximum number of shares subject to awards that may be granted during any year by the Chief Executive Officer, and the number and class of securities subject to each outstanding award and the purchase price per security will be appropriately adjusted by the Committee.

Termination and Amendment. The Committee may amend or terminate the 2011 Plan or any Award agreement at any time, subject to any requirement of shareholder approval required by applicable law, rule or regulation, including Section 162(m) of the Code, and provided that no amendment may be made that impairs the rights of a holder of an outstanding award without the consent of such holder. Unless sooner terminated by the Committee, the 2011 Plan will terminate on January 1, 2021.

Tax Matters

In general, a participant will not recognize taxable income at the time a stock option is granted. Upon exercise of a non-qualified stock option, a participant will recognize compensation, taxable as ordinary income, equal to the excess of the fair market value of the shares of common stock purchased over their exercise price. In the case of “incentive stock options,” within the meaning of Section 422 of the Code, a participant will not recognize ordinary income at the time of exercise (except for purposes of the alternative minimum tax), and if the participant observes certain holding period requirements, then when the shares are sold, the entire gain over the exercise price will be taxable at capital gains rates. A participant has no taxable income at the time stock appreciation rights are granted, but will recognize compensation taxable as ordinary income upon exercise in an amount equal to the fair market value of any shares of common stock delivered and the amount of any cash paid by Exelon. A participant who is granted shares of restricted stock, including shares subject to performance conditions, generally will not recognize taxable income at the time the restricted stock is granted, but will recognize compensation taxable as ordinary income at the time the restrictions lapse in an amount equal to the excess of the fair market value of the shares of common stock at such time over the amount, if any, paid for such shares. However, a participant instead may elect to recognize compensation taxable as ordinary income on the date the restricted stock is

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Vote on Performance Measures Included in Exelon Corporation’s 2011 Long-Term Incentive Plan

granted in an amount equal to the fair market value of the shares on that date. The taxation of other stock based Awards will depend on how such Awards are structured. Generally, a participant who is granted an Award of restricted stock units, performance shares or performance units will not recognize taxable income at the time such Award is granted. When the restrictions applicable to the Award lapse, and the shares of common stock subject to the restricted stock units, performance shares or performance units are transferred (or any amount of cash is paid) to the participant, the participant will recognize compensation taxable as ordinary income in an amount equal to the fair market value of the shares of common stock on the date of transfer and the amount of any cash paid by Exelon.

Subject to the Section 162(m) deduction limitation described above, Exelon may deduct, as a compensation expense, the amount of ordinary income recognized by a participant in connection with the 2011 Plan at the time such ordinary income is recognized by that participant.

New Plan Benefits

The number of performance-based awards granted under the 2011 Plan in any year is subject to the committee’s discretion and is, therefore, not determinable.

The board of directors unanimously recommends a vote “FOR” reapproval of the performance measures included in Exelon Corporation’s 2011 Long-Term Incentive Plan.

80	Exelon Corporation Notice of the Annual Meeting and 2015 Proxy Statement

Vote on Management Proposal Regarding Proxy Access

PROPOSAL 5: THE EXELON BOARD’S PROPOSAL REGARDING PROXY ACCESS

The board of directors believes that “proxy access”—the ability of shareholders to include shareholder-nominated candidates in the company’s proxy materials for annual meetings of shareholders—would also enhance shareholder ability to participate in director elections while potentially enhancing board accountability and responsiveness. However, the board believes that it is important to structure proxy access to minimize the potential for abuse by investors who lack a meaningful long-term interest in Exelon or who wish to promote special interests that are not aligned with the interests of other shareholders. The board also believes that proxy access should be structured to minimize disruption of board functions and effectiveness.

This proxy statement includes a proxy access proposal from the New York City Comptroller on behalf of several New York City pension funds. The board of directors of Exelon evaluated the proposal and considered the composition of Exelon’s shareholders, Exelon’s governance practices, and other factors. Exelon also sought input on the subject of proxy access from shareholders holding over 39 percent of Exelon’s outstanding common stock. As discussed in more detail below, shareholders’ opinions about proxy access are mixed: some shareholders support proxy access consistent with the SEC rule adopted in 2010 (which was subsequently struck down by a federal court); some shareholders support proxy access but expressed concerns about the potential for shareholder abuse of proxy access and disruption of board functions; other shareholders were opposed to proxy access in any form; and many shareholders expressed support for having an opportunity to consider alternatives.

Accordingly, the board believes that shareholders should have the opportunity to consider alternative proxy access proposals. The board is therefore presenting for shareholder vote both its own proposal and the New York City Comptroller’s proposal for proxy access, which include different standards regarding the appropriate qualifications for shareholders to use proxy access, the number of directors who may be nominated, and other important matters.

Both the board’s proposal and the shareholder proposal are advisory in nature, and each constitutes a recommendation to the board. Shareholders may vote FOR, AGAINST or ABSTAIN on each separate proposal. The board will take into consideration the shareholder vote for and against each proposal and will also seek additional shareholder input on proxy access through Exelon’s long-standing program of outreach to its shareholders. If a majority of shares represented at the meeting in person or by proxy and eligible to vote are voted in favor of either proxy access proposal, Exelon intends to bring to a vote at the 2016 annual meeting of shareholders a binding proposal for amendments to Exelon’s bylaws to implement some form of proxy access. Abstentions on a proposal will have the same effect as votes against that proposal.

In considering alternative proxy access proposals, the board of directors encourages shareholders to consider proxy access in the context of other provisions already included in Exelon’s articles of incorporation, bylaws, Corporate Governance Principles and other practices that promote engagement with shareholders and accountability of management and the board to Exelon’s investors. These include:

•	Annual election of directors;

•	Majority vote standard for the election of directors;

•	A process for shareholders to submit nominations of director candidates for consideration by the corporate governance committee;

•	A process for shareholders to make nominations of director candidates at Exelon’s annual meeting, subject to conditions set forth in the bylaws;

•

A process for shareholders to present proposals to be included in the proxy statement, subject to conditions set forth in the bylaws and the rules and regulations of the Securities and Exchange Commission;

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Vote on Management Proposal Regarding Proxy Access

•	No supermajority voting requirements in Exelon’s articles of incorporation or bylaws;

•	No “poison pill”;

•	All but two of the directors are independent;

•	The chairman of the board and the lead director are separate from the chief executive officer;

•	An active shareholder engagement program through which the board seeks input from shareholders at least annually and often twice a year;

•	Annual advisory vote on executive compensation; and

•	A defined process for shareholders to communicate with the board.

The proposal for proxy access recommended by the board of directors is printed in its entirety in the resolutions below. In summary, the proposal recommended by the board, if implemented, would allow any shareholder or group of up to 20 shareholders holding both investment and voting rights with respect to at least 5 percent of Exelon’s outstanding common stock continuously for at least 3 years to nominate up to 20 percent of the Exelon directors to be elected (2 directors on Exelon’s current board of 13 directors) at the annual meeting of shareholders. A shareholder or group of shareholders making a nomination through proxy access would be required to submit information, including information to verify that the nominee(s) will meet the objective standards for independence as determined by the New York Stock Exchange rules and the objective standards for director independence in Exelon’s Corporate Governance Principles. Shareholders are encouraged to read the full text of the Exelon proposal for additional details. The Exelon proposal follows:

RESOLVED, that the shareholders of Exelon Corporation (the “Company”) ask the board of directors to adopt, and present for shareholder approval at the 2016 annual meeting of shareholders, a “proxy access” bylaw, which shall require the Company to include in the proxy statement and the related proxy card prepared for the annual meeting of shareholders the name and other required information of any person nominated for election to the board by an individual beneficial owner or group of up to 20 beneficial owners of shares (the “Nominator”), subject to the conditions established below.

(a)	The number of shareholder-nominated candidates appearing in the Company’s proxy materials shall not exceed 20 percent of the directors to be elected at the annual meeting. A Nominator and members of a Nominator group shall not be permitted to participate in another group that is making a nomination of other nominees through proxy access at the same meeting. A shareholder making (or joining in making) a nomination of directors through procedures other than proxy access shall not be allowed to make (or join in making) a nomination at the same meeting through proxy access.

(b)	The Nominator shall have owned of record or beneficially (with full voting and investment rights and the full economic interest, including the opportunity for profit and risk of loss) at least 5 percent of the Company’s outstanding common stock continuously for at least 3 years before submitting the nomination and shall continue to hold such ownership through the date of the meeting at which the nominees are proposed for election.

(c)

The Nominator shall give the Company, within the time period to be specified in its bylaws and in the form and manner required by the bylaws, all information required by the bylaws and any Securities and Exchange Commission rules about: (1) each nominee, including each nominee’s consent to being named in the proxy materials and to serving as director if elected, information regarding any compensation or indemnification arrangement with any entity or person other than the Company that the nominee may have in respect of his or her proposed service or action as a director, information regarding any arrangement or understanding with any person or entity that the nominee may have as to how he or she, if elected as a director, will act or vote on any issue or question, and information requested by the Company to confirm that each nominee will meet the standards for independence set forth in New York Stock Exchange rules and the Company’s Corporate Governance Principles

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Vote on Management Proposal Regarding Proxy Access

and information requested by the Company to verify that the election of each nominee will not violate any applicable laws or regulations; and (2) the Nominator, including proof it owns the required shares for the required holding period.

(d)	The Nominator shall certify (jointly and severally for each member of a group) that: (1) it will assume liability stemming from any legal or regulatory violation arising out of the Nominator’s communications with the Company shareholders, including information included in the Company’s proxy materials at the request of the Nominator; (2) it will comply with all applicable laws and regulations if it uses soliciting material other than the Company’s proxy materials; (3) the Company shares beneficially owned by the Nominator were acquired in the ordinary course of business and not with the intent or objective to change or influence control of the Company and are not being held with the purpose or effect of changing control of the Company or to gain a number of seats on the board of directors that exceeds the maximum number of nominees that shareholders may nominate pursuant to the proxy access process; and (4) the Nominator intends to hold the required shares through the date of the annual meeting and for at least one year thereafter if the Nominator’s nominee(s) are elected.

(e)	The Nominator may submit with the nomination, for inclusion in the Company’s proxy statement, a statement not exceeding 500 words (including disclosure of the nominee’s personal and biographical information required by SEC rules) in support of each nominee; provided that the Company shall not be required to include in its proxy statement any material submitted by the Nominator that the Company reasonably believes to be materially false and misleading.

FURTHER RESOLVED, that the shareholders request that amendments to the bylaws include: (1) additional procedures and standards for determining the amount, nature and duration of stock ownership; (2) procedures for promptly resolving disputes over whether notice of a nomination was timely and whether the information provided by the Nominator satisfies the bylaws and applicable federal regulations; (3) the priority to be given to multiple nominations exceeding the limit to the number of directors that may be nominated by shareholders at the annual meeting; and (4) such other procedures, standards and requirements as the board determines are necessary and appropriate to carry out the intention of these resolutions.

Exelon’s board of directors unanimously recommends a vote “FOR” this proposal for the following reasons:

•

The Exelon board of directors believes that the right to nominate up to 20 percent of the board (2 seats on a board of 13 directors) to serve on the Exelon board is a reasonable limit that will afford shareholders a meaningful opportunity to obtain board representation without excessive disruption of the balance of skill, experience and diversity of the board that would more likely result from the addition of a larger number of directors through a proxy access process.

Exelon already has a process for shareholders to make recommendations to the corporate governance committee for nominees for election to the board. The corporate governance committee has an important role in considering the effectiveness of the board and in identifying nominees who possess a combination of skills, professional experience and diversity of background necessary to oversee Exelon’s complex business. The corporate governance committee also considers whether a candidate would contribute to an effective and well-rounded and diverse board that operates openly and collaboratively and represents the best interests of all shareholders, and not just those with a special interest. The corporate governance committee’s process for considering nominees for director and the matters it considers are described above at page 23 under the heading “Director Nomination Process.” Although Exelon recognizes the value of proxy access, the board also recognizes that nominees proposed through proxy access are not subject to any evaluation or screening by the board’s corporate governance committee. Proxy access could therefore result in loss of important skills, experience and diversity on the board of directors.

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Vote on Management Proposal Regarding Proxy Access

Several of the shareholders Exelon consulted expressed support for limiting the maximum number of directors who could be nominated through proxy access to 20 percent of the board, so that there could be enough shareholder-selected nominees to have a meaningful effect on the board without excessive disruption of the board’s continuity and operations and the balance of the skills, experience and diversity of the board.

The board believes that the criteria in the board’s proposal allowing nominations of directors representing up to 20 percent of the board strikes the right balance between affording proxy access to long-term shareholders while not being overly disruptive to board functions and effectiveness that might adversely affect Exelon’s financial and operational performance.

•

The Exelon board believes its proposed 5 percent ownership requirement provides a reasonable balance between the desire to provide meaningful rights to shareholders and the need to reduce the potential for abuse of proxy access by shareholders who may seek to advance special interests that may not be in the interest of all shareholders.

Several shareholders with whom Exelon discussed the subject expressed support for a minimum ownership requirement of 5 percent, although others expressed a preference for a 3 percent ownership standard. In this regard, the board notes that Exelon currently has 5 shareholders who own more than 5 percent of Exelon’s stock, and 13 shareholders who hold at least 1 percent of Exelon’s stock; those shareholders hold, in the aggregate, over 45 percent of Exelon’s stock and could act individually or with others in that group with little effort to meet a 5 percent eligibility requirement for proxy access. A lower share ownership requirement would provide greater opportunities for shareholders with narrowly defined special interests and short-term goals to promote their special interests and disrupt the operations of Exelon’s board and its business strategy. Small shareholders with legitimate concerns shared by other shareholders will have the opportunity to form a group to meet the required minimum holdings of Exelon shares.

•

The board’s proposal requires a nominating shareholder or shareholder group to hold full voting and investment rights and the full economic interest, including the opportunity for profit and risk of loss, with respect to the required holdings of Exelon common stock continuously for at least 3 years.

The board believes that proxy access should be structured to require a sustained commitment to Exelon in terms of the shareholder’s ownership holding period, consistent with Exelon’s focus on managing the business for the long term. The board’s proxy access proposal will preclude the use of Exelon stock sold short in meeting the ownership requirements for proxy access. If a proxy access proposal is approved, Exelon also intends to propose standards in the definitive amendment to the bylaws for the treatment of borrowed shares in the share ownership requirements.

•

Exelon’s board believes that a shareholder group making a nomination pursuant to proxy access should consist of no more than 20 shareholders. This will limit the administrative burden and expense that could otherwise be imposed upon Exelon in verifying the nature and duration of holdings of a large number of shareholders participating in a nomination.

Exelon believes that this is a reasonable limitation that will reduce administrative costs for Exelon and help reduce the risk of abuse of proxy access rights. Exelon has 48 shareholders who collectively hold over 62 percent of Exelon’s common stock. These shareholders could easily act alone or form a group of 20 or fewer shareholders to establish the requisite 5 percent ownership requirement. Other holders of Exelon’s common stock who have legitimate concerns about the composition of the board could easily join with any one or more of the larger holders of Exelon stock to form a group of 20 or fewer shareholders with the requisite 5 percent ownership. In the absence of a reasonable limitation on the number of shareholders in a group, Exelon could be required to make burdensome inquiries into the nature and duration of the share ownership of a large number of individuals participating in a nomination in order to verify their qualifications to make the nomination.

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Vote on Management Proposal Regarding Proxy Access

•

The Exelon board believes that shareholders using proxy access to nominate directors should be required to provide information confirming that each nominee, if elected, will qualify as an independent director under the New York Stock Exchange rules and Exelon’s Corporate Governance Principles and that the election of each nominee will not violate applicable laws.

The board’s proposal includes a requirement that information regarding director independence be provided with respect to each nominee so it can be made available to shareholders when they cast their votes in the election of directors. Absent this requirement, shareholders will have information about the independence of Exelon’s nominees under the relevant independence standards but may not receive complete information about shareholder nominees.

Federal antitrust laws prohibit the service of a person on the boards of directors of companies that may be considered competitors. Nominees for director must be screened for compliance with these laws, which may require extensive analysis of the companies’ revenues attributable to specific geographic markets in which they do business.

•

The Exelon board believes that shareholders using proxy access to nominate directors should not be allowed to participate in another nomination pursuant to proxy access for the same election or engage in a proxy contest at the same meeting to seek the election of a greater number of nominees than the shareholder would be permitted to nominate through proxy access.

The board’s proposal provides that a shareholder participating in a nomination of directors through procedures other than proxy access will not be allowed to participate in a nomination at the same meeting through proxy access. Proxy access is intended to allow shareholders to nominate directors without the expense of a proxy solicitation. A shareholder who uses proxy access and engages in a proxy solicitation at the same time incurs the expense that proxy access is intended to avoid, and diminishes the opportunities of other shareholders to make use of proxy access.

The nominating shareholder and members of a nominating group will not be permitted to join in another group that is making a nomination of other nominees through proxy access. This restriction is needed to prevent the use of the same shares to meet the minimum shareholding requirements for multiple nominations through proxy access.

•

The Exelon proposal for proxy access represents the framework that the board believes would be most beneficial to all Exelon shareholders without excessive disruption in the functions and effectiveness of the board.

The board of directors unanimously recommends a vote “FOR”

the management proposal regarding proxy access.

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Vote on Shareholder Proposal Regarding Proxy Access

PROPOSAL 6: A SHAREHOLDER PROPOSAL REGARDING PROXY ACCESS

The Comptroller of the City of New York, as the custodian and a trustee of the New York City Employees’ Retirement System, the New York City Fire Department Pension Fund, the New York City Teachers’ Retirement System, and the New York City Police Pension Fund, and custodian of the New York City Board of Education Retirement System (the “Systems”), beneficial owners of 1,727,092 shares of stock which have been held continuously for more than one year, submitted the following proposal and supporting statement:

“RESOLVED: Shareholders of Exelon Corporation (the “Company”) ask the board of directors (the “Board”) to adopt, and present for shareholder approval, a ‘proxy access’ bylaw. Such a bylaw shall require the Company to include in proxy materials prepared for a shareholder meeting at which directors are to be elected the name, Disclosure and Statement (as defined herein) of any person nominated for election to the board by a shareholder or group (the “Nominator”) that meets the criteria established below. The Company shall allow shareholders to vote on such nominee on the Company’s proxy card. The number of shareholder-nominated candidates appearing in proxy materials shall not exceed one quarter of the directors then serving. This bylaw, which shall supplement existing rights under Company bylaws, should provide that a Nominator must:

a)	have beneficially owned 3% or more of the Company’s outstanding common stock continuously for at least three years before submitting the nomination;

b)	give the Company, within the time period identified in its bylaws, written notice of the information required by the bylaws and any Securities and Exchange Commission rules about (i) the nominee, including consent to being named in the proxy materials and to serving as director if elected; and (ii) the Nominator, including proof it owns the required shares (the “Disclosure”); and

c)	certify that (i) it will assume liability stemming from any legal or regulatory violation arising out of the Nominator’s communications with the Company shareholders, including the Disclosure and Statement; (ii) it will comply with all applicable laws and regulations if it uses soliciting material other than the Company’s proxy materials; and

d)	to the best of its knowledge, the required shares were acquired in the ordinary course of business and not to change or influence control at the Company.

The Nominator may submit with the Disclosure a statement not exceeding 500 words in support of the nominee (the “Statement”). The Board shall adopt procedures for promptly resolving disputes over whether notice of a nomination was timely, whether the Disclosure and Statement satisfy the bylaw and applicable federal regulations, and the priority to be given to multiple nominations exceeding the one-quarter limit.

SUPPORTING STATEMENT

We believe proxy access is a fundamental shareholder right that will make directors more accountable and contribute to increased shareholder value. The CFA Institute’s 2014 assessment of pertinent academic studies and the use of proxy access in other markets similarly concluded that proxy access:

•	Would “benefit both the markets and corporate boardrooms, with little cost or disruption.

•	Has the potential to raise overall US market capitalization by up to $140.3 billion if adopted market-wide. (http://www.cfapubs.org/doi/pdf/10.2469/ccb.v2014.n9.l)

The proposed bylaw terms enjoy strong investor support -votes for similar shareholder proposals averaged 55% from 2012 through September 2014- and similar bylaws have been adopted by companies of various sizes across industries, including Chesapeake Energy, Hewlett-Packard, Western Union and Verizon. We urge shareholders to vote FOR this proposal.”

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Vote on Shareholder Proposal Regarding Proxy Access

Exelon’s Statement in Opposition

This shareholder proposal is based, in part, on a controversial “proxy access” rule adopted by the Securities and Exchange Commission in 2010, which was subsequently struck down by a federal court because the SEC did not adequately analyze the costs to U.S. companies of managing contested board elections and did not back up its claim that the rule would improve shareholder value and board performance. The Exelon board of directors believes that proxy access, if properly structured, would enhance shareholder ability to participate in director elections while potentially enhancing board accountability and responsiveness. However, the board believes that this shareholder proposal is not properly structured to (1) minimize the potential for abuse by investors who lack a meaningful long-term interest in Exelon or who wish to promote special interests that are not aligned with the interests of other shareholders and (2) minimize disruption of board functions and effectiveness.

Exelon sought input on the subject of this proposal from shareholders holding over 39 percent of Exelon’s outstanding common stock. Exelon found that shareholders’ opinions about proxy access are mixed: some shareholders support proxy access consistent with the SEC rule adopted in 2010; some shareholders supported proxy access but expressed concerns about the potential for shareholder abuse of proxy access and disruption of board functions; other shareholders were opposed to proxy access in any form; and many shareholders expressed support for having an opportunity to consider alternatives to this proposal.

The Exelon board of directors recommends a vote AGAINST this proposal for the following reasons:

•

The board of directors believes that the right to nominate up to 25 percent of the board (3 seats on a board of 13 directors) each year to serve on the Exelon board will result in excessive disruption of the balance of skill, experience and diversity of the board and reduce the board’s effectiveness and adversely affect Exelon’s financial and operational performance.

The board’s corporate governance committee has an important role in considering the effectiveness of the board and in identifying nominees who possess a combination of skills, professional experience and diversity of background necessary to oversee Exelon’s complex business. The corporate governance committee also considers whether a candidate would contribute to an effective and well-rounded and diverse board that operates openly and collaboratively and represents the best interests of all shareholders, and not just those with a special interest. Nominees proposed through proxy access are not subject to any evaluation or screening by the corporate governance committee regarding the nominee’s ability to contribute to an effective, well-rounded and diverse board that operates openly and collaboratively in the best interest of all shareholders. Proxy access could therefore result in loss of important skills, experience and diversity on the board of directors.

Several of the shareholders Exelon consulted expressed support for limiting the maximum number of directors who could be nominated through proxy access to 20 percent of the board (2 seats on a board of 13), so that there could be enough shareholder-selected nominees to have a meaningful effect on the board without excessive disruption of the board’s continuity and operations and the balance of the skills, experience and diversity of the board. The board shares the views expressed by some shareholders that proxy access without reasonable limits could detract from the effectiveness of the board and thus adversely affect Exelon’s financial and operational performance.

•

The Exelon board believes the proposed 3 percent ownership requirement in the shareholder proposal fails to provide a reasonable balance between the desire to provide meaningful rights to shareholders and the need to reduce the potential for abuse of proxy access by shareholders who may seek to advance special interests that may not be in the interest of all shareholders.

A 3 percent share ownership requirement would provide greater opportunities for shareholders with narrowly defined special interests and short-term goals to promote their special interests and disrupt the operations of Exelon’s board and its business strategy. For this reason, some shareholders who provided input to Exelon expressed a preference for a higher share ownership requirement. A higher share ownership requirement would reduce this risk without significantly detracting from the goals of proxy access.

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Vote on Shareholder Proposal Regarding Proxy Access

•

The shareholder proposal does not require a nominating shareholder or shareholder group to hold full voting and investment rights and the full economic interest, including the opportunity for profit and risk of loss, over the requisite amount of Exelon stock continuously for the required holding period, does not preclude the use of Exelon stock sold short in meeting the ownership requirements for proxy access, and fails to address the treatment of borrowed shares in the share ownership requirements.

Absent a requirement for the nominating shareholder to retain voting power and investment power with respect to the shares one must own to establish eligibility to nominate a director, a shareholder could have a net short position on Exelon stock and still be entitled to use proxy access to make a nomination. The board believes that proxy access should be structured to require a sustained commitment to Exelon in terms of the shareholder’s ownership interest and holding period, consistent with Exelon’s focus on managing the business for the long term. Although the shareholder proposal purports to be patterned after the SEC rule adopted in 2010, the proposal fails to include these important protections that would be included in the SEC rule had it not been invalidated by a court ruling.

•

The shareholder proposal does not require nominating shareholders to retain ownership of their shares through the meeting date or disclose their intentions regarding continued ownership of shares following the meeting date.

A nominating shareholder could sell all or any portion of the required shares prior to the meeting date, potentially creating misalignment between the interests of the nominating shareholder and other shareholders. Shareholders should be aware of the nominating shareholder’s intentions regarding continued ownership following the meeting in order to gauge the nominating shareholder’s interest in the company.

•

The shareholder proposal places no limit on the number of shareholders who can assemble as a group to establish the share ownership required to make a nomination pursuant to proxy access, which could result in excessive administrative burden and expense for Exelon.

Exelon believes that a reasonable limitation should be established to reduce administrative costs for Exelon and help reduce the risk of abuse of proxy access rights. In the absence of a reasonable limitation on the number of shareholders in a group, Exelon could be required to make burdensome and time-consuming inquiries into the nature and duration of the share ownership of a large number of individuals participating in a nomination in order to verify their required share ownership, which could impede the exercise of proxy access rights by other shareholders.

•	The shareholder proposal fails to address several important considerations relevant to proxy access.

Among other things, the shareholder proposal fails to address requirements for independence of shareholder nominees, the potential for a shareholder to participate simultaneously in more than one proxy access nomination, and the potential for a shareholder to nominate directors through proxy access while simultaneously engaging in a proxy contest to elect more directors than permitted under proxy access.

The board of directors unanimously recommends a vote “AGAINST” this proposal.

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Communication with the Board of Directors

PROCESS FOR SHAREHOLDER COMMUNICATIONS WITH THE BOARD

Shareholders and other interested persons can communicate with the Lead Director or with the independent directors as a group by writing to them, c/o Bruce G. Wilson, Senior Vice President, Deputy General Counsel and Corporate Secretary, Exelon Corporation, 10 South Dearborn Street, P.O. Box 805398, Chicago, Illinois 60680-5398. The board has instructed the Corporate Secretary to review communications initially and transmit a summary to the directors and to exclude from transmittal any communications that are commercial advertisements, other forms of solicitation, general shareholder service matters or individual service or billing complaints. Under the board policy, the Corporate Secretary will forward to the directors any communication raising substantial issues. All communications are available to the directors upon request. Shareholders may also report an ethics concern with the Exelon Ethics Hotline by calling 1-800-23-Ethic (1-800-233-8442). You may also report an ethics concern via the Internet at EthicsOffice@ExelonCorp.com.

SHAREHOLDER PROPOSALS

If you want to submit a proposal for possible inclusion in next year’s proxy statement, you must submit it in writing to the Corporate Secretary, Exelon Corporation, 10 South Dearborn Street, P.O. Box 805398, Chicago, Illinois 60680-5398. Exelon must receive your proposal on or before November 20, 2015. Exelon will consider only proposals meeting the requirements of the applicable rules of the Securities and Exchange Commission (“SEC”). Under our Bylaws, the proposal must also disclose fully all ownership interests the proponent has in Exelon and contain a representation as to whether the shareholder has any intention of delivering a proxy statement to the other shareholders of Exelon.

We strongly encourage any shareholder interested in submitting a proposal to contact our Corporate Secretary in advance of this deadline to discuss the proposal, and shareholders may want to consult knowledgeable counsel with regard to the detailed requirements of applicable securities laws. Submitting a shareholder proposal does not guarantee that we will include it in our proxy statement. Our corporate governance committee reviews all shareholder proposals and makes recommendations to the board for action on such proposals.

Additionally, under our Bylaws, for a shareholder to bring any matter before the 2016 annual meeting that is not included in the 2015 proxy statement, the shareholder’s written notice must be received by the Corporate Secretary not less than 120 days prior to the first anniversary of the mailing date of this proxy statement, which will be November 20, 2015.

DIRECTOR NOMINATIONS

A shareholder who wishes to recommend a candidate (including a self-nomination) to be considered by the Exelon corporate governance committee for nomination as a director must submit the recommendation in writing to the Chair of the Corporate Governance Committee, c/o Bruce G. Wilson, Senior Vice President, Deputy General Counsel and Corporate Secretary, Exelon Corporation, 10 South Dearborn Street, P.O. Box 805398, Chicago, Illinois 60680-5398. The corporate governance committee will consider all recommended candidates and self-nominees when making its recommendation to the full board of directors to nominate a slate of directors for election.

•

Nominations for 2015. Under the Exelon Bylaws, the deadline has passed for a shareholder to nominate a candidate (or nominate himself or herself) for election to the board of directors at the 2015 annual meeting.

•

Nominations for 2016. To nominate a candidate for election as a director or to stand for election at the 2016 annual meeting, a shareholder must either submit a recommendation to the corporate governance committee or provide the

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Communication with the Board of Directors

proper notice and the other information required by Exelon’s Bylaws. The Bylaws currently require the following: (1) notice of the proposed nomination must be received by Exelon no later than November 20, 2015; (2) the notice must include information required under the Bylaws, including: (a) information about the nominating shareholder, (b) information about the candidate that would be required to be included in a proxy statement under the rules of the SEC, (c) a representation as to whether the shareholder intends to deliver a proxy statement to the other shareholders of Exelon, and (d) the signed consent of the candidate to serve as a director of Exelon, if elected. Exelon’s Bylaws are amended from time to time. Please review the Bylaws on our website to determine if any changes to the nomination process or requirements have been made.

AVAILABILITY OF CORPORATE DOCUMENTS

The Exelon Corporate Governance Principles, the Exelon Code of Business Conduct, the Exelon Amended and Restated Bylaws, and the charters for the audit, corporate governance, compensation and leadership development and other committees of the board of directors are available on the Exelon website at www.exeloncorp.com, on the corporate governance page under the Investors tab. Copies may be printed from the Exelon website and copies are available without charge to any shareholder who requests them by writing to Bruce G. Wilson, Senior Vice President, Deputy General Counsel and Corporate Secretary, Exelon Corporation, 10 South Dearborn Street, P.O. Box 805398, Chicago, Illinois 60680-5398. In addition, our Articles of Incorporation, Compensation Consultant Independence Policy, Political Contributions Guidelines, biographical information concerning each director, and all of our filings submitted to the SEC are available on our website. Access to this information is free of charge to any user with internet access. Information contained on our website is not part of this proxy statement.

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Frequently Asked Questions

Can I access the Notice of Annual Meeting and Proxy Statement and the 2014 Financial Report on the Internet?

As permitted by SEC rules, we are making this proxy statement and our annual report available to shareholders electronically via the internet at www.proxyvote.com. On March 19, 2015, we began mailing to our shareholders a notice containing instructions on how to access this proxy statement and our annual report and how to vote online. If you received that notice, you will not receive a printed copy of the proxy materials unless you request it by following the instructions for requesting such materials contained on the notice.

In addition, shareholders may request to receive proxy materials in printed form or electronically by email on an ongoing basis. Exelon encourages shareholders to take advantage of the availability of the proxy materials on the internet in order to save Exelon the cost of producing and mailing documents to you, reduce the amount of mail you receive and help preserve resources.

Shareholders of Record: If you vote on the internet at www.proxyvote.com, simply follow the prompts for enrolling in the electronic delivery service.

Beneficial Owners: You also may be able to receive copies of these documents electronically. Please check the information provided in the proxy materials sent to you by your bank, broker or other holder of record regarding the availability of this service.

Do I need a ticket to attend the annual meeting?

You will need an admission ticket or proof of ownership to enter the annual meeting.

If you are a shareholder of record the bottom half of your proxy card will serve as your admission ticket.

If your shares are held in the name of a bank, broker, or other holder of record and you plan to attend the meeting, you must present proof of your ownership of Exelon stock as you enter the meeting, such as a bank or brokerage account statement. If you would rather have an admission ticket, you can obtain one in advance by mailing a written request, along with proof of your ownership of Exelon stock, to:

Annual Meeting Admission Tickets c/o Bruce G. Wilson, Senior Vice President, Deputy General Counsel and Corporate Secretary, Exelon Corporation, 10 South Dearborn Street, P.O. Box 805398 Chicago, Illinois 60680-5398.

Shareholders also must present a form of personal photo identification in order to be admitted into the meeting.

No cameras, audio or video recording equipment, similar electronic devices, large bags, briefcases or packages will be permitted into the meeting or adjacent areas. Cell phones and similar wireless communication devices will be permitted in the meeting only if turned off. All items brought into the meeting will be subject to search.

Who is entitled to vote at the annual meeting?

Holders of Exelon common stock as of 5:00 p.m. New York Time on March 10, 2015 are entitled to receive notice of the annual meeting and to vote their shares at the meeting. As of that date, there were XXX,XXX,XXX shares of common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter properly brought before the meeting.

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Frequently Asked Questions

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

If your shares are registered directly in your name with Exelon’s transfer agent, Wells Fargo Shareowner Services, you are the “shareholder of record” of those shares. This Notice of Annual Meeting and Proxy Statement and accompanying documents have been provided directly to you by Exelon.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of those shares. This Notice of Annual Meeting and Proxy Statement and the accompanying documents have been forwarded to you by your broker, bank or other holder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote your shares by using the voting instruction card or by following their instructions for voting by telephone or on the Internet.

How do I vote?

Your vote is important. We encourage you to vote promptly. Internet and telephone voting are available through 11:59 p.m. Eastern Time on April 27, 2015. You may vote in the following ways:

•

By Internet. If you have internet access, you may vote by internet. You will need the control number included on your proxy card or voting instruction form (“VIF”), as applicable. You may vote in a secure manner at www.proxyvote.com 24 hours a day. You will be able to confirm that the system has properly recorded your votes, and you do not need to return your proxy card or VIF.

•

By Telephone. If you are located in the United States or Canada, you can vote by calling the toll-free telephone number (1-800-690-6903) and following the recorded instructions. You will need the control number included on your Notice Regarding the Availability of Proxy Materials, proxy card or VIF, as applicable. You may vote by telephone 24 hours a day. The telephone voting system has easy-to-follow instructions and allows you to confirm that the system has properly recorded your votes. If you vote by telephone, you do not need to return your proxy card or your VIF.

•

By Mail. If you are a holder of record and received a full paper set of materials, you can vote by marking, dating and signing your proxy card and returning it by mail in the postage-paid envelope provided. If you are a beneficial holder of shares held of record by a bank or broker or other street name, please complete and mail the VIF provided by the holder of record.

•

At the Annual Meeting. If you are a shareholder of record and attend the annual meeting in person, you may use a ballot provided at the meeting to cast your vote. If you are a beneficial owner, you will need to have a legal proxy from your broker, bank or other holder of record in order to vote by ballot at the meeting.

May I revoke a proxy?

Yes. You may revoke a proxy at any time before the proxy is exercised by filing with the Corporate Secretary a notice of revocation, or by submitting a later-dated proxy by mail, telephone or electronically through the Internet. You may also revoke your proxy by attending the annual meeting and voting in person.

What is householding and how does it affect me?

Exelon has adopted a procedure approved by the SEC called “householding.” Under this procedure, shareholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of this Notice of Annual Meeting and Proxy Statement and the 2014 Annual Report, unless we are notified that one or more of these shareholders wishes to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.

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Frequently Asked Questions

What are the voting requirements to elect the directors and to approve each of the proposals discussed in the Proxy Statement?

The presence of the holders of a majority of the outstanding shares of common stock entitled to vote at the annual meeting, in person or represented by proxy, is necessary to constitute a quorum.

Election of Directors: Majority Vote Policy

Under our Bylaws, directors must be elected by a majority of votes cast in uncontested elections. This means that the number of votes cast “for” a director nominee must exceed the number of votes cast “against” the nominee. In contested elections, the vote standard would be a plurality of votes cast.

Our Bylaws provide that, in an uncontested election, each director nominee must submit to the board before the annual meeting a letter of resignation that becomes effective only if the director fails to receive a majority of the votes cast at the annual meeting. The resignation of a director nominee who is not an incumbent director is automatically accepted by the board. The resignation of an incumbent director is tendered to the independent directors of the board for a determination of whether or not to accept the resignation. The board’s decision and the basis for the decision would be disclosed within 90 days following the certification of the final vote results.

Ratification of PricewaterhouseCoopers as Independent Auditor

The appointment of PricewaterhouseCoopers LLP as Exelon Corporation’s independent auditor requires an affirmative vote of a majority of shares of common stock represented at the annual meeting and entitled to vote thereon in order to be adopted.

Executive Compensation

The vote on executive compensation is advisory and is not binding on the company, the board of directors, or the compensation and leadership development committee in any way, as provided by law. Our board and the compensation and leadership development committee will review the results of the vote and input from shareholders and will take it into account in making a determination concerning executive compensation consistent with our record of shareowner engagement.

Performance Measures included in 2011 Long-Term Incentive Plan

The approval of the performance measures in the 2011 Long-Term Incentive Plan requires an affirmative vote of a majority of shares represented at the annual meeting and entitled to vote thereon.

Management Proposal Regarding Proxy Access

The adoption of the management proposal regarding proxy access requires an affirmative vote of a majority of shares represented at the annual meeting and entitled to vote thereon. Abstentions will have the same effect as a vote against the proposal.

Shareholder Proposal Regarding Proxy Access

The adoption of the shareholder proposal requires an affirmative vote of a majority of shares represented at the annual meeting and entitled to vote thereon. Abstentions will have the same effect as a vote against the proposal.

How frequently will I have an opportunity to vote on executive compensation?

Every year. The Exelon board of directors has decided to hold the advisory vote on executive compensation annually until the next required vote on the frequency of shareholder votes on the compensation of executives.

Could other matters be decided at the annual meeting?

At the date this proxy statement went to press, we did not know of any matters to be raised at the annual meeting other than those referred to in this proxy statement.

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Frequently Asked Questions

Who will count the votes?

Representatives of Broadridge Financial Communications and Exelon’s Office of Corporate Governance will tabulate the votes and act as inspectors of the election.

Where can I find the voting results?

We will report the voting results in a Form 8-K to be filed with the SEC within four business days following the end of our annual meeting.

Who will pay for the cost of this proxy solicitation?

Exelon will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees in person or by telephone, electronic transmission and facsimile transmission. We have hired Alliance Advisors, LLC to distribute and solicit proxies. We will pay Alliance Advisors, LLC a fee of $15,000 plus reasonable expenses for these services.

94	Exelon Corporation Notice of the Annual Meeting and 2015 Proxy Statement

Appendix A

EXELON CORPORATION’S 2011 LONG-TERM INCENTIVE PLAN (AS AMENDED EFFECTIVE DECEMBER 18, 2014)

I.    INTRODUCTION

1.1	Purposes. The purposes of the Exelon Corporation 2011 Long-Term Incentive Plan (this “Plan”) are (i) to align the interests of the Company’s stockholders and the recipients of awards under this Plan by increasing the proprietary interest of such recipients in the Company’s growth and success, (ii) to advance the interests of the Company by attracting and retaining officers and other key management employees and (iii) to motivate such persons to act in the long-term best interests of the Company and its stockholders.

1.2	Certain Definitions.

“Affiliate” shall mean any Person (including a Subsidiary) that directly or indirectly controls, is controlled by, or is under common control with, the Company. For purposes of this definition the term “control” with respect to any Person means the power to direct or cause the direction of management or policies of such Person, directly or indirectly, whether through the ownership of Voting Securities, by contract or otherwise.

“Agreement” shall mean the written agreement evidencing an award hereunder between the Company and the recipient of such award.

“Beneficial Owner” shall mean such term as defined in Rule 13d-3 under the Exchange Act.

“Board” shall mean the Board of Directors of the Company.

“Cause” shall mean (a) with respect to an employee whose entitlement to severance benefits upon termination of employment is governed by an individual change in control agreement, the meaning of such term specified in such agreement, (b) with respect to an employee whose entitlement to severance benefits upon termination of employment is governed by the Exelon Corporation Senior Management Severance Plan or any other executive severance plan, as in effect from time to time, the meaning of such term specified in such plan, or (c) with respect to any other employee, the meaning of such term specified in the Exelon Corporation Severance Benefit Plan, as amended from time to time, or any successor plan thereto, regardless of whether such employee is eligible to participate in such plan.

“Change in Control” shall have the meaning set forth in Section 5.8.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Committee” shall mean the Committee designated by the Board, consisting of two or more members of the Board, each of whom may be (i) a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act, (ii) an “outside director” within the meaning of Section 162(m) of the Code and (iii) “independent” within the meaning of the rules of the New York Stock Exchange or, if the Common Stock is not listed on the New York Stock Exchange, within the meaning of the rules of the principal national stock exchange on which the Common Stock is then traded.

“Common Stock” shall mean the common stock, without par value, of the Company.

“Company” shall mean Exelon Corporation, a Pennsylvania corporation, or any successor thereto.

“Company Plan” shall have the meaning set forth in Section 5.8(b)(i).

“Corporate Transaction” shall have the meaning set forth in Section 5.8(a).

“Disability” shall have the meaning specified in any long term disability plan maintained by the Company in which the participant is eligible to participate; provided that a Disability shall not be deemed to have occurred until the Company has terminated such participant’s employment in connection with such disability and the participant has commenced the

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receipt of long-term disability benefits under such plan. If an participant is not eligible to participate in a long-term disability plan maintained by the Company, then Disability shall mean a termination of such participant’s employment by the Company due to the inability of such participant to perform the essential functions such participant’s position, with or without reasonable accommodation, for a continuous period of at least twelve months, as determined solely by the Committee.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall mean the closing transaction price of a share of Common Stock as reported on the New York Stock Exchange on the date as of which such value is being determined or, if the Common Stock is not listed on the New York Stock Exchange, the closing transaction price of a share of Common Stock on the principal national stock exchange on which the Common Stock is traded on the date as of which such value is being determined or, if there shall be no reported transactions for such date, on the next preceding date for which transactions were reported; provided, however, that if the Common Stock is not listed on a national stock exchange or if Fair Market Value for any date cannot be so determined, Fair Market Value shall be determined by the Committee by whatever means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate and in accordance with Section 409A of the Code.

“Free-Standing SAR” shall mean an SAR which is not granted in tandem with, or by reference to, an option, which entitles the holder thereof to receive, upon exercise, shares of Common Stock (which may be Restricted Stock), cash or a combination thereof with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of such SARs which are exercised.

“Good Reason” shall mean (i) with respect to an employee whose entitlement to severance benefits upon termination of employment is governed by an individual change in control agreement, the meaning of such term specified in such agreement, or (ii) with respect to an employee whose entitlement to severance benefits upon termination of employment is governed by the Exelon Corporation Senior Management Severance Plan or any other executive severance plan, as in effect from time to time, the meaning of such term specified in such plan.

“Incentive Stock Option” shall mean an option to purchase shares of Common Stock that meets the requirements of Section 422 of the Code, or any successor provision, which is intended by the Committee to constitute an Incentive Stock Option.

“Incumbent Board” shall have the meaning set forth in Section 5.8(b)(ii).

“Nonqualified Stock Option” shall mean an option to purchase shares of Common Stock which is not an Incentive Stock Option.

“Performance Measures” shall mean the criteria and objectives, established by the Committee, which shall be satisfied or met (i) as a condition to the grant or exercisability of all or a portion of an option or SAR or (ii) during the applicable Restriction Period or Performance Period as a condition to the vesting of the holder’s interest, in the case of a Restricted Stock Award, of the shares of Common Stock subject to such award, or, in the case of a Restricted Stock Unit Award or Performance Unit Award, to the holder’s receipt of the shares of Common Stock subject to such award or of payment with respect to such award. To the extent necessary for an award to be qualified performance-based compensation under Section 162(m) of the Code and the regulations thereunder, such criteria and objectives shall include one or more of the following measures, each of which may be based on absolute standards or peer industry group comparatives and may be applied at various organizational levels (e.g., corporate, business unit, division): (1) cumulative shareholder value added (SVA), (2) customer satisfaction, (3) revenue, (4) primary or fully-diluted earnings per share of Common Stock, (5) net income, (6) total shareholder return, (7) earnings before interest taxes (EBIT), (8) cash flow, including operating cash flows, free cash flow, discounted cash flow return on investment and cash flow in excess of cost of capital, or any combination thereof, (9) economic value added, (10) return on equity,

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(11) return on capital, (12) return on assets, (13) net operating profits after taxes, (14) stock price increase, (15) return on sales, (16) debt to equity ratio, (17) payout ratio, (18) asset turnover, (19) ratio of share price to book value of shares, (20) price/earnings ratio, (21) employee satisfaction, (22) diversity, (23) market share, (24) operating income, (25) pre-tax income, (26) safety, (27) diversification of business opportunities, (28) expense ratios, (29) total expenditures, (30) completion of key projects, (31) dividend payout as percentage of net income, (32) earnings before interest, taxes, depreciation and amortization (EBITDA), or (33) any individual performance objective which is measured solely in terms of quantitative targets related to the Company, any Subsidiary or the Company’s or Subsidiary’s business. Such individual performance measures related to the Company, a Subsidiary or the Company’s or Subsidiary’s business may include: (A) production-related factors such as generating capacity factor, performance against the INPO index, generating equivalent availability, heat rates and production cost, (B) transmission and distribution-related factors such as customer satisfaction, reliability (based on outage frequency and duration), and cost, (C) customer service-related factors such as customer satisfaction, service levels and responsiveness and bad debt collections or losses, and (D) relative performance against other similar companies in targeted areas. The measures may be weighted differently for holders of awards based on their management level and the extent to which their responsibilities are primarily corporate or business unit-related, and may be based in whole or in part on the performance of the Company, a Subsidiary, division and/or other operational unit under one or more of such measures. In the sole discretion of the Committee, but subject to Section 162(m) of the Code, the Committee may amend or adjust the Performance Measures or other terms and conditions of an outstanding award in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in law or accounting principles.

“Performance Option” shall mean an Incentive Stock Option or Nonqualified Stock Option, the grant of which or the exercisability of all or a portion of which is contingent upon the attainment of specified Performance Measures within a specified Performance Period.

“Performance Period” shall mean any period designated by the Committee during which (i) the Performance Measures applicable to an award shall be measured and (ii) the conditions to vesting applicable to an award shall remain in effect.

“Performance Share Award” shall mean a Restricted Stock Award or Restricted Stock Unit Award, the vesting of which is subject to the attainment of specified Performance Measures within a specified Performance Period.

“Performance Unit” shall mean a right to receive, contingent upon the attainment of specified Performance Measures within a specified Performance Period and the expiration of any applicable Restriction Period, a specified cash amount or, in lieu thereof, shares of Common Stock having a Fair Market Value equal to such cash amount.

“Performance Unit Award” shall mean an award of Performance Units under this Plan.

“Person” shall mean any individual, sole proprietorship, partnership, joint venture, limited liability company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government instrumentality, division, agency, body or department.

“Plan” shall have the meaning set forth in Section 1.1.

“Prior Plan” shall mean the Exelon Corporation 2006 Long-Term Incentive Plan, as amended.

“Restricted Stock” shall mean shares of Common Stock which are subject to a Restriction Period and which may, in addition thereto, be subject to the attainment of specified Performance Measures within a specified Performance Period.

“Restricted Stock Award” shall mean an award of Restricted Stock under this Plan.

“Restricted Stock Unit” shall mean a right to receive one share of Common Stock or, in lieu thereof, the Fair Market Value of such share of Common Stock in cash, which shall be contingent upon the expiration of a specified Restriction Period and which may, in addition thereto, be contingent upon the attainment of specified Performance Measures within a specified Performance Period.

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“Restricted Stock Unit Award” shall mean an award of Restricted Stock Units under this Plan.

“Restriction Period” shall mean any period designated by the Committee during which (i) the Common Stock subject to a Restricted Stock Award may not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, except as provided in this Plan or the Agreement relating to such award, or (ii) the conditions to vesting applicable to a Restricted Stock Unit Award shall remain in effect.

“Restrictive Covenant” shall have the meaning set forth in Section 2.3(g).

“Retirement” shall mean the retirement of a holder of an award from employment with the Company on or after attaining the minimum age specified for early or normal retirement in any then effective qualified defined benefit retirement plan of the Company in which such holder is a participant, provided that such holder has also attained age 50 and completed at least ten years of service with the Company and the Subsidiaries. For purposes of this definition, the holder’s age and service shall be determined taking into account any deemed age or service awarded to the holder for benefit accrual purposes under any nonqualified defined benefit retirement plan of the Company in which the holder is a participant.

“SAR” shall mean a stock appreciation right, which may be a Free-Standing SAR or a Tandem SAR.

“SEC Person” shall mean any person (as such term is used in Rule 13d-5 under the Exchange Act) or group (as such term is defined in Sections 3(a)(9) and 13(d)(3) of the Exchange Act), other than (i) the Company or an Affiliate, or (ii) any employee benefit plan (or any related trust) of the Company or any of its Affiliates.

“Stock Award” shall mean a Restricted Stock Award or a Restricted Stock Unit Award, including any such award which is granted as a Performance Share Award.

“Subsidiary” shall mean any corporation, limited liability company, partnership, joint venture or similar entity in which the Company owns, directly or indirectly, an equity interest possessing more than 50% of the combined voting power of the total outstanding equity interests of such entity.

“Tandem SAR” shall mean an SAR which is granted in tandem with, or by reference to, an option (including a Nonqualified Stock Option granted prior to the date of grant of the SAR), which entitles the holder thereof to receive, upon exercise of such SAR and surrender for cancellation of all or a portion of such option, shares of Common Stock (which may be Restricted Stock), cash or a combination thereof with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of shares of Common Stock subject to such option, or portion thereof, which is surrendered.

“Tax Date” shall have the meaning set forth in Section 5.5.

“Ten Percent Holder” shall have the meaning set forth in Section 2.1(a).

“20% Owner” shall have the meaning set forth in Section 5.8(b)(i).

“Voting Securities” shall mean with respect to a corporation, securities of such corporation that are entitled to vote generally in the election of directors of such corporation.

1.3

Administration. This Plan shall be administered by the Committee. Any one or a combination of the following awards may be made under this Plan to eligible persons: (i) options to purchase shares of Common Stock in the form of Incentive Stock Options or Nonqualified Stock Options (which may include Performance Options), (ii) SARs in the form of Tandem SARs or Free-Standing SARs, (iii) Stock Awards in the form of Restricted Stock or Restricted Stock Units (which may include Performance Share Awards) and (iv) Performance Units. The Committee shall, subject to the terms of this Plan, select eligible persons for participation in this Plan and determine the form, amount and timing of each award to such persons and, if applicable, the number of shares of Common Stock, the number of SARs, the number of Restricted Stock Units and the number of Performance Units subject to such an award, the exercise price or base price

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associated with the award, the time and conditions of exercise or settlement of the award and all other terms and conditions of the award, including, without limitation, the form of the Agreement evidencing the award. The Committee may, in its sole discretion and for any reason at any time, subject to the requirements of Section 162(m) of the Code and regulations thereunder in the case of an award intended to be qualified performance-based compensation, take action such that (i) any or all outstanding options and SARs shall become exercisable in part or in full, (ii) all or a portion of the Restriction Period applicable to any outstanding Restricted Stock or Restricted Stock Units shall lapse, (iii) all or a portion of the Performance Period applicable to any outstanding Performance Share Award or Performance Units shall lapse and (iv) the Performance Measures (if any) applicable to any outstanding award shall be deemed to be satisfied at the target or any other level not exceeding the maximum allowable under its terms. The Committee shall, subject to the terms of this Plan, interpret this Plan and the application thereof, establish rules and regulations it deems necessary or desirable for the administration of this Plan and may impose, incidental to the grant of an award, conditions with respect to the award, such as limiting competitive employment or other activities. All such interpretations, rules, regulations and conditions shall be conclusive and binding on all parties.

The Committee may delegate some or all of its power and authority hereunder to the Board or, subject to applicable law, to the Chief Executive Officer or other officer of the Company as the Committee deems appropriate; provided, however, that (i) the Committee may not delegate its power and authority to the Board or the Chief Executive Officer or other officer of the Company with regard to the grant of an award to any person who is a “covered employee” within the meaning of Section 162(m) of the Code or who, in the Committee’s judgment, is likely to be a covered employee at the time during the period an award hereunder to such employee would be outstanding, (ii) the Committee may not delegate its power and authority to the Chief Executive Officer or other officer of the Company with regard to the selection for participation in this Plan of an officer or other person subject to Section 16 of the Exchange Act or whose title with the Company is “executive vice president” or higher, or decisions concerning the timing, pricing or amount of an award to such an officer or other person and (iii) the awards granted by the Chief Executive Officer pursuant to such delegation shall not exceed the limits set forth in Section 1.6(c) and 1.6(d).

No member of the Board or Committee, and neither the Chief Executive Officer nor any other officer to whom the Committee delegates any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction or determination made in connection with this Plan in good faith, and the members of the Board and the Committee and the Chief Executive Officer or other officer shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys’ fees) arising therefrom to the full extent permitted by law (except as otherwise may be provided in the Company’s Articles of Incorporation and/or By-laws) and under any directors’ and officers’ liability insurance that may be in effect from time to time.

A majority of the Committee shall constitute a quorum. The acts of the Committee shall be either (i) acts of a majority of the members of the Committee present at any meeting at which a quorum is present or (ii) acts approved in writing by all of the members of the Committee without a meeting.

1.4	Eligibility. Participants in this Plan shall consist of such officers and other key management employees, and persons expected to become officers and other key management employees, of the Company and its Subsidiaries as the Committee in its sole discretion may select from time to time. The Committee’s selection of a person to participate in this Plan at any time shall not require the Committee to select such person to participate in this Plan at any other time. For purposes of this Plan, references to employment by the Company shall also mean employment by a Subsidiary.

1.5

Shares Available. Subject to adjustment as provided in Section 5.7, the aggregate number of shares of Common Stock available for awards granted under the Plan in the form of options, SARs, Stock Awards or Performance Units shall be the sum of (i) five million (5,000,000), plus (ii) the number of shares of Common Stock which as of the effective date of this Plan remain available for future awards pursuant to Section 1.5 of the Prior Plan, and reduced by the sum of the aggregate number of shares of Common Stock which become subject to outstanding options, outstanding Free-Standing SARs and outstanding Stock Awards granted under the Plan and shares of Common Stock delivered upon

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the settlement of Performance Units granted under the Plan. To the extent that shares of Common Stock subject to an outstanding option, SAR or stock award granted under the Plan or any predecessor plan are not issued or delivered by reason of the expiration, termination, cancellation or forfeiture of such award (excluding shares subject to an option cancelled upon settlement in shares of a related tandem SAR or shares subject to a tandem SAR cancelled upon exercise of a related option), then such shares of Common Stock shall again be available under this Plan. Shares of Common Stock to be delivered under this Plan shall be made available from authorized and unissued shares of Common Stock, or authorized and issued shares of Common Stock reacquired and held as treasury shares or otherwise or a combination thereof.

1.6	Award Limits.

(a)	Subject to adjustment as provided in Section 5.7, no individual may be granted awards under the Plan during any calendar year that, in the aggregate, may be settled by delivery of more than two million (2,000,000) shares of Common Stock. In addition, with respect to awards the value of which is based on the Fair Market Value of Common Stock and that may be settled in cash (in whole or in part), no individual may be paid during any calendar year cash amounts relating to such awards that exceed the greater of the Fair Market Value of the number of shares of Common Stock set forth in the preceding sentence either at the date of grant or at the date of settlement. This Section 1.6(a) sets forth two separate limitations, so that awards that may be settled solely by delivery of Common Stock will not operate to reduce the amount or value of cash-only awards, and vice versa; nevertheless, awards that may be settled in Common Stock or cash must not exceed either limitation.

(b)	With respect to awards, the value of which is not based on the Fair Market Value of Common Stock, no individual may receive during any calendar year cash or shares of Common Stock with a Fair Market Value at the date of settlement that, in the aggregate, exceeds five million dollars ($5,000,000).

(c)	Subject to adjustment as provided in Section 5.7, the number of shares of Common Stock subject to options and SARs granted in any single year by the Chief Executive Officer, pursuant to a delegation by the Committee in accordance with Section 1.3 of this Plan, shall not exceed 1,200,000 in the aggregate or 40,000 with respect to any individual employee.

(d)	Subject to adjustment as provided in Section 5.7, the number of shares of Common Stock subject to Stock Awards and Performance Units granted in any single year by the Chief Executive Officer, pursuant to a delegation by the Committee in accordance with Section 1.3 of this Plan, shall not exceed 600,000 in the aggregate or 20,000 with respect to any individual employee.

II.    STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

2.1	Stock Options. The Committee may, in its discretion, grant options to purchase shares of Common Stock to such eligible persons as may be selected by the Committee. Each option, or portion thereof, that is not an Incentive Stock Option, shall be a Nonqualified Stock Option. Each option shall be granted within 10 years after the date on which this Plan is approved by the Board. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of shares of Common Stock with respect to which options designated as Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under this Plan or any other plan of the Company, or any parent or Subsidiary) exceeds the amount (currently $100,000) established by the Code, such options shall constitute Nonqualified Stock Options.

Options shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a)

Number of Shares and Purchase Price. The number of shares of Common Stock subject to an option and the purchase price per share of Common Stock purchasable upon exercise of the option shall be determined by the Committee; provided, however, that the purchase price per share of Common Stock purchasable upon exercise of

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a Nonqualified Stock Option or an Incentive Stock Option shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such option; provided further, that if an Incentive Stock Option shall be granted to any person who, at the time such option is granted, owns capital stock possessing more than 10 percent of the total combined voting power of all classes of capital stock of the Company (or of any parent or Subsidiary) (a “Ten Percent Holder”), the purchase price per share of Common Stock shall not be less than the price (currently 110% of Fair Market Value) required by the Code in order to constitute an Incentive Stock Option.

(b)	Option Period and Exercisability. The period during which an option may be exercised shall be determined by the Committee; provided, however, that no option shall be exercised later than 10 years after its date of grant; provided further, that if an Incentive Stock Option shall be granted to a Ten Percent Holder, such option shall not be exercised later than five years after its date of grant. The Committee may, in its discretion, determine that an option is to be granted as a Performance Option and may establish an applicable Performance Period and Performance Measures which shall be satisfied or met as a condition to the grant of such option or to the exercisability of all or a portion of such option. The Committee shall determine whether an option shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time. An exercisable option, or portion thereof, may be exercised only with respect to whole shares of Common Stock.

(c)	Method of Exercise. An option may be exercised (i) by giving written notice to the Company specifying the number of whole shares of Common Stock to be purchased and accompanying such notice with payment therefor in full, and without any extension of credit, either (A) in cash, (B) by delivery (either actual delivery or by attestation procedures established by the Company) to the Company of previously owned whole shares of Common Stock having a Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the date of exercise, equal to the amount necessary to satisfy such obligation, provided that the Committee determines that such withholding of shares does not cause the Company to recognize an increased compensation expense under applicable accounting principles, (D) except as may be prohibited by applicable law, in cash by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (E) a combination of (A), (B) and (C), in each case to the extent set forth in the Agreement relating to the option, (ii) if applicable, by surrendering to the Company any Tandem SARs which are cancelled by reason of the exercise of the option and (iii) by executing such documents as the Company may reasonably request. Any fraction of a share of Common Stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the optionee. No shares of Common Stock shall be issued and no certificate representing Common Stock shall be delivered until the full purchase price therefor and any withholding taxes thereon, as described in Section 5.5, have been paid.

2.2	Stock Appreciation Rights. The Committee may, in its discretion, grant SARs to such eligible persons as may be selected by the Committee. The Agreement relating to an SAR shall specify whether the SAR is a Tandem SAR or a Free-Standing SAR.

SARs shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a)	Number of SARs and Base Price. The number of SARs subject to an award shall be determined by the Committee. Any Tandem SAR related to an Incentive Stock Option shall be granted at the same time that such Incentive Stock Option is granted. The base price of a Tandem SAR shall be the purchase price per share of Common Stock of the related option. The base price of a Free-Standing SAR shall be determined by the Committee; provided, however, that such base price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such SAR.

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(b)	Exercise Period and Exercisability. The Agreement relating to an award of SARs shall specify whether such award may be settled in shares of Common Stock (including shares of Restricted Stock) or cash or a combination thereof. The period for the exercise of an SAR shall be determined by the Committee; provided, however, that no SAR shall be exercised later than 10 years after its date of grant; and provided, further, that no Tandem SAR shall be exercised later than the expiration, cancellation, forfeiture or other termination of the related option. The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of an SAR or to the exercisability of all or a portion of an SAR. The Committee shall determine whether an SAR may be exercised in cumulative or non-cumulative installments and in part or in full at any time. An exercisable SAR, or portion thereof, may be exercised, in the case of a Tandem SAR, only with respect to whole shares of Common Stock and, in the case of a Free-Standing SAR, only with respect to a whole number of SARs. If an SAR is exercised for shares of Restricted Stock, a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.2(c), or such shares shall be transferred to the holder in book entry form with restrictions on the Shares duly noted, and the holder of such Restricted Stock shall have such rights of a stockholder of the Company as determined pursuant to Section 3.2(d). Prior to the exercise of an SAR for shares of Common Stock, including Restricted Stock, the holder of such SAR shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such SAR.

(c)	Method of Exercise. A Tandem SAR may be exercised (i) by giving written notice to the Company specifying the number of whole SARs which are being exercised, (ii) by surrendering to the Company any options which are cancelled by reason of the exercise of the Tandem SAR and (iii) by executing such documents as the Company may reasonably request. A Free-Standing SAR may be exercised (A) by giving written notice to the Company specifying the whole number of SARs which are being exercised and (B) by executing such documents as the Company may reasonably request.

2.3	Termination of Employment.

(a)	Retirement or Disability. Subject to Sections 2.3(e) and 2.3(g) below, and unless otherwise specified in the Agreement relating to an option or SAR, as the case may be, if the Company ceases to employ the holder of an option or SAR by reason of such holder’s Retirement or Disability, each option and SAR held by such holder shall be fully exercisable, and may thereafter be exercised by such holder (or such holder’s legal representative or similar person) until and including the earlier to occur of (i) the date which is five years after the effective date of such holder’s termination of employment and (ii) the expiration date of the term of such option or SAR.

(b)	Death. Unless otherwise specified in the Agreement relating to an option or SAR, as the case may be, if the Company ceases to employ the holder of an option or SAR by reason of such holder’s death, each option and SAR held by such holder shall be fully exercisable, and may thereafter be exercised by such holder’s executor, administrator, legal representative, beneficiary or similar person until and including the earlier to occur of (i) the date which is three years after the date of death and (ii) the expiration date of the term of such option or SAR.

(c)	Cause. If the Company ceases to employ the holder of an option or SAR due to a termination of employment by the Company for Cause, each option and SAR held by such holder shall be cancelled and cease to be exercisable as of the earlier to occur of (i) the effective date of such termination of employment and (ii) the date on which the holder first engaged in conduct giving rise to a termination for Cause, and the Company thereafter may require the repayment of any amounts received by such holder in connection with an exercise of such option or SAR following such cancellation date.

(d)

Other Termination. Subject to Sections 2.3(e), 2.3(f) and 2.3(g) below and unless otherwise specified in the Agreement relating to an option or SAR, as the case may be, if the Company ceases to employ the holder of an option or SAR for any reason other than as described in Section 2.3(a) through Section 2.3(c), then each option and SAR held by such holder shall be exercisable only to the extent that such option or SAR is exercisable on the

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effective date of such holder’s termination of employment, and may thereafter be exercised by such holder (or such holder’s legal representative or similar person) until and including the earlier to occur of (i) the date which is 90 days after the effective date of such holder’s termination of employment and (ii) the expiration date of the term of such option or SAR.

(e)	Death Following Termination of Employment. Unless otherwise specified in the Agreement relating to an option or SAR, as the case may be, if the holder of an option or SAR dies during the applicable post-termination exercise period described in Section 2.3(d), each option and SAR held by such holder shall be exercisable only to the extent that such option or SAR, as the case may be, is exercisable on the date of such holder’s death and may thereafter be exercised by the holder’s executor, administrator, legal representative, beneficiary or similar person until and including the earlier to occur of (i) the date which is one year after the date of death and (ii) the expiration date of the term of such option or SAR.

(f)	Breach of Restrictive Covenant. Notwithstanding Sections 2.3(a) through (e), if the holder of an option or SAR breaches his or her obligations to the Company or any of its affiliates under a noncompetition, nonsolicitation, confidentiality, intellectual property or other restrictive covenant (a “Restrictive Covenant”), each option and SAR held by such holder shall be cancelled and cease to be exercisable as of the date on which the holder first breached such Restrictive Covenant, and the Company thereafter may require the repayment of any amounts received by such holder in connection with an exercise of such option or SAR following such cancellation date.

(g)	Certain Terminations After Change in Control. Unless otherwise specified in, and subject to all conditions set forth in, the Agreement relating to an option or SAR, as the case may be, or any individual change in control agreement or severance plan, and notwithstanding any other provision of this Section 2.3, if within 24 months following a Change in Control, the Company ceases to employ the holder of an option or SAR due to a termination of employment (i) by the Company other than for Cause, or (ii) with respect to a holder whose position is at least salary band E09 (or its equivalent), by the holder for Good Reason, such holder’s outstanding options shall immediately become fully exercisable and may thereafter be exercised by such holder (or such holder’s legal representative or similar person) until and including the earlier to occur of (A) the date which is five years after the effective date of such holder’s termination of employment and (B) the expiration date of the term of such option or SAR.

2.4	No Repricing. The Committee shall not without the approval of the stockholders of the Company, (i) reduce the purchase price or base price of any previously granted option or SAR, (ii) cancel any previously granted option or SAR in exchange for another option or SAR with a lower purchase price or base price or (iii) cancel any previously granted option or SAR in exchange for cash or another award if the purchase price of such option or the base price of such SAR exceeds the Fair Market Value of a share of Common Stock on the date of such cancellation, in each case, other than in connection with a Change in Control or the adjustment provisions set forth in Section 5.7.

III.    STOCK AWARDS

3.1	Stock Awards. The Committee may, in its discretion, grant Stock Awards to such eligible persons as may be selected by the Committee. The Agreement relating to a Stock Award shall specify whether the Stock Award is a Restricted Stock Award or a Restricted Stock Unit Award. The Committee may, in its discretion, determine that a Restricted Stock Award or Restricted Stock Unit Award is to be granted as a Performance Share Award and may establish an applicable Performance Period and Performance Measures which shall be satisfied or met as a condition to the grant or vesting of all or a portion of such award.

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3.2	Terms of Restricted Stock Awards. Restricted Stock Awards shall be subject to the following terms and conditions and shall be subject to such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a)	Number of Shares and Other Terms. The number of shares of Common Stock subject to a Restricted Stock Award and the Restriction Period and Performance Measures (if any) applicable to a Restricted Stock Award shall be determined by the Committee.

(b)	Vesting and Forfeiture. The Agreement relating to a Restricted Stock Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of the shares of Common Stock subject to such award (i) if the holder of such award remains continuously in the employment of the Company during the specified Restriction Period and (ii) in the case of a Performance Share Award, if specified Performance Measures are satisfied or met during a specified Performance Period, and for the forfeiture of the shares of Common Stock subject to such award (x) if the holder of such award does not remain continuously in the employment of the Company during the specified Restriction Period or (y) in the case of a Performance Share Award, if specified Performance Measures are not satisfied or met during a specified Performance Period. The restrictions applicable to each Performance Share Award shall lapse no earlier than one year after the applicable grant date, except to the extent an award Agreement provides otherwise in the case of a Change in Control or a participant’s death, Disability or termination of employment.

(c)	Stock Issuance. During the Restriction Period, the shares of Restricted Stock shall be held by a custodian in book entry form with restrictions on such shares duly noted or, alternatively, a certificate or certificates representing a Restricted Stock Award shall be registered in the holder’s name and may bear a legend, in addition to any legend which may be required pursuant to Section 5.6, indicating that the ownership of the shares of Common Stock represented by such certificate is subject to the restrictions, terms and conditions of this Plan and the Agreement relating to the Restricted Stock Award. All such certificates shall be deposited with the Company, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate, which would permit transfer to the Company of all or a portion of the shares of Common Stock subject to the Restricted Stock Award in the event such award is forfeited in whole or in part. Upon termination of any applicable Restriction Period (and the satisfaction or attainment of applicable Performance Measures), subject to the Company’s right to require payment of any taxes in accordance with Section 5.5, the restrictions shall be removed from the requisite number of any shares of Common Stock that are held in book entry form, and all certificates evidencing ownership of the requisite number of shares of Common Stock shall be delivered to the holder of such award.

(d)	Rights with Respect to Restricted Stock Awards. Unless otherwise set forth in the Agreement relating to a Restricted Stock Award, and subject to the terms and conditions of a Restricted Stock Award, the holder of such award shall have all rights as a stockholder of the Company, including, but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Common Stock; provided, however, that (i) a distribution with respect to shares of Common Stock, other than a regular cash dividend, and (ii) a regular cash dividend with respect to shares of Common Stock that are subject to performance-based vesting conditions, in each case shall be deposited with the Company and shall be subject to the same restrictions as the shares of Common Stock with respect to which such distribution was made.

3.3	Terms of Restricted Stock Unit Awards. Restricted Stock Unit Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a)	Number of Shares and Other Terms. The number of shares of Common Stock subject to a Restricted Stock Unit Award and the Restriction Period and Performance Measures (if any) applicable to a Restricted Stock Unit Award shall be determined by the Committee.

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(b)	Vesting and Forfeiture. The Agreement relating to a Restricted Stock Unit Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such Restricted Stock Unit Award (i) if the holder of such award remains continuously in the employment of the Company during the specified Restriction Period and (ii) in the case of a Performance Share Award, if specified Performance Measures are satisfied or met during a specified Performance Period, and for the forfeiture of the shares of Common Stock subject to such award (x) if the holder of such award does not remain continuously in the employment of the Company during the specified Restriction Period or (y) in the case of a Performance Share Award, if specified Performance Measures are not satisfied or met during a specified Performance Period. Each Performance Share Award shall become vested no earlier than one year after the applicable grant date, except to the extent an award Agreement provides otherwise in the case of a Change in Control or a participant’s death, Disability or termination of employment.

(c)	Settlement of Vested Restricted Stock Unit Awards. The Agreement relating to a Restricted Stock Unit Award shall specify (i) whether such award may be settled in shares of Common Stock, including Restricted Stock, or cash or a combination thereof and (ii) whether the holder thereof shall be entitled to receive, on a current or deferred basis, dividend equivalents and, if determined by the Committee, interest on, or the deemed reinvestment of, any deferred dividend equivalents, with respect to the number of shares of Common Stock subject to such award. Prior to the settlement of a Restricted Stock Unit Award, the holder of such award shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such award.

3.4	Termination of Employment. All of the terms relating to the satisfaction of Performance Measures and the termination of the Restriction Period or Performance Period relating to a Stock Award, or any forfeiture and cancellation of such award upon a termination of employment with the Company of the holder of such award, whether by reason of Disability, Retirement, death or any other reason, shall be determined by the Committee and set forth in the applicable award Agreement.

IV.    PERFORMANCE UNIT AWARDS

4.1	Performance Unit Awards. The Committee may, in its discretion, grant Performance Unit Awards to such eligible persons as may be selected by the Committee.

4.2	Terms of Performance Unit Awards. Performance Unit Awards shall be subject to the following terms and conditions and shall be subject to such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a)	Number of Performance Units and Performance Measures. The number of Performance Units subject to a Performance Unit Award and the Performance Measures and Performance Period applicable to a Performance Unit Award shall be determined by the Committee.

(b)	Vesting and Forfeiture. The Agreement relating to a Performance Unit Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such Performance Unit Award if the specified Performance Measures are satisfied or met during the specified Performance Period and for the forfeiture of such award if the specified Performance Measures are not satisfied or met during the specified Performance Period.

(c)

Settlement of Vested Performance Unit Awards. The Agreement relating to a Performance Unit Award shall specify whether such award may be settled in shares of Common Stock (including shares of Restricted Stock) or cash or a combination thereof. If a Performance Unit Award is settled in shares of Restricted Stock, such shares of Restricted Stock shall be issued to the holder in book entry form or a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.2(c) and the holder of such Restricted Stock

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shall have such rights as a stockholder of the Company as determined pursuant to Section 3.2(d). Prior to the settlement of a Performance Unit Award in shares of Common Stock, including Restricted Stock, the holder of such award shall have no rights as a stockholder of the Company.

4.3	Termination of Employment. All of the terms relating to the satisfaction of Performance Measures and the termination of the Performance Period relating to a Performance Unit Award, or any forfeiture and cancellation of such award upon a termination of employment with the Company of the holder of such award, whether by reason of Disability, Retirement, death or any other reason, shall be determined by the Committee and set forth in the applicable award Agreement.

V.    GENERAL

5.1	Effective Date and Term of Plan. This Plan shall be submitted to the stockholders of the Company for approval at the Company’s 2010 annual meeting of stockholders and, if approved by the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at such annual meeting of stockholders, shall become effective as of January 1, 2011. This Plan shall terminate ten (10) years after its effective date, unless terminated earlier by the Committee. Termination of this Plan shall not affect the terms or conditions of any award granted prior to termination.

Awards hereunder may be made at any time prior to the termination of this Plan, provided that, subject to Section 2.1, no award may be made later than ten (10) years after the effective date of this Plan. In the event that this Plan is not approved by the stockholders of the Company, this Plan and any awards hereunder shall be void and of no force or effect.

5.2	Amendments. The Committee may amend this Plan as it shall deem advisable, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including Section 162(m) of the Code and any rule of the New York Stock Exchange, or, if the Common Stock is not listed on the New York Stock Exchange, any rule of the principal national stock exchange on which the Common Stock is then traded; provided, however, that no amendment may impair the rights of a holder of an outstanding award without the consent of such holder.

5.3	Agreement. Each award under this Plan shall be evidenced by an Agreement setting forth the terms and conditions applicable to such award. No award shall be valid until an Agreement is executed by the Company and the recipient of such award and, upon execution by each party and delivery of the Agreement to the Company within the time period specified by the Company, such award shall be effective as of the effective date set forth in the Agreement.

5.4	Non-Transferability. No award shall be transferable other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company or, to the extent expressly permitted in the Agreement relating to such award, to the holder’s family members, a trust or entity established by the holder for estate planning purposes or a charitable organization designated by the holder. Except to the extent permitted by the foregoing sentence or the Agreement relating to an award, each award may be exercised or settled during the holder’s lifetime only by the holder or the holder’s legal representative or similar person. Except as permitted by the second preceding sentence, no award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any award, such award and all rights thereunder shall immediately become null and void.

5.5

Tax Withholding. The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash pursuant to an award made hereunder, or upon the vesting of any award that is considered deferred compensation, payment by the holder of such award of any federal, state, local or other taxes which may be required to be withheld or paid in connection with such award. An Agreement may provide that (i) the Company shall withhold whole shares of Common Stock which would otherwise be delivered to a holder, having

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an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with an award (the “Tax Date”), or withhold an amount of cash which would otherwise be payable to a holder, in the amount necessary to satisfy any such obligation or (ii) the holder may satisfy any such obligation by any of the following means: (A) a cash payment to the Company, (B) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the Tax Date, or withhold an amount of cash which would otherwise be payable to a holder, equal to the amount necessary to satisfy any such obligation, (C) in the case of the exercise of an option and except as may be prohibited by applicable law, a cash payment by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (D) any combination of (A) and (B), in each case to the extent set forth in the Agreement relating to the award. Shares of Common Stock to be delivered or withheld may not have an aggregate Fair Market Value in excess of the amount determined by applying the minimum statutory withholding rate. Any fraction of a share of Common Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the holder.

5.6	Restrictions on Shares. Each award made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the shares of Common Stock subject to such award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares thereunder, such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing shares of Common Stock delivered pursuant to any award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

5.7	Adjustment. In the event any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock (other than a regular cash dividend) occurs on or after the date this Plan is approved by the stockholders of the Company, the number and class of securities available for all awards under this Plan, the maximum number of securities with respect to which awards may be granted during any year to any one person, the maximum number of shares subject to awards granted during any year by the Chief Executive Officer, the number and class of securities subject to each outstanding option and the purchase price per security, and the terms of each outstanding SAR, Restricted Stock Award, Restricted Stock Unit Award, Performance Share Award and Performance Unit Award, including the number and class of securities subject thereto, shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding options and SARs without an increase in the aggregate purchase price or base price. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive. If any such adjustment would result in a fractional security being (a) available under this Plan, such fractional security shall be disregarded, or (b) subject to an award under this Plan, the Company shall pay the holder of such award, in connection with the first vesting, exercise or settlement of such award, in whole or in part, occurring after such adjustment, an amount in cash determined by multiplying (i) the fraction of such security (rounded to the nearest hundredth) by (ii) the excess, if any, of (A) the Fair Market Value on the vesting, exercise or settlement date over (B) the exercise or base price, if any, of such award.

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5.8	Corporate Transactions; Change in Control.

(a)	If the Company shall be a party to a reorganization, merger, or consolidation or sale or other disposition of more than 50% of the operating assets of the Company (determined on a consolidated basis), other than in connection with a sale-leaseback or other arrangement resulting in the continued utilization of such assets (or the operating products of such assets) (a “Corporate Transaction”), the Board (as constituted prior to any Change in Control resulting from such Corporate Transaction) may, in its discretion:

(i)	require that (A) some or all outstanding options and SARs shall immediately become exercisable in full or in part, (B) the Restriction Period applicable to some or all outstanding Restricted Stock Awards and Restricted Stock Unit Awards shall lapse in full or in part, (C) the Performance Period applicable to some or all outstanding Performance Share Awards and Performance Unit Awards shall lapse in full or in part, and (D) the Performance Measures applicable to some or all outstanding awards shall be deemed to be satisfied at the target or any other level not exceeding the maximum levels allowable under their respective terms;

(ii)	require that shares of capital stock of the corporation resulting from such Corporate Transaction, or a parent corporation thereof, be substituted for some or all of the shares of Common Stock subject to an outstanding award, with an appropriate and equitable adjustment to such award as determined by the Board in accordance with Section 5.7; and/or

(iii)	require outstanding awards, in whole or in part, to be surrendered to the Company by the holder, and to be immediately cancelled by the Company, and to provide for the holder to receive (A) a cash payment in an amount equal to (1) in the case of an option or an SAR, the number of shares of Common Stock then subject to the portion of such option or SAR surrendered, to the extent such option or SAR is then exercisable or becomes exercisable pursuant to clause (i), multiplied by the excess, if any, of the Fair Market Value of a share of Common Stock as of the date of the Corporate Transaction, over the purchase price or base price per share of Common Stock subject to such option or SAR, (2) in the case of a Stock Award, the number of shares of Common Stock then subject to the portion of such award surrendered, to the extent the Restriction Period and Performance Period, if any, on such Stock Award have lapsed or will lapse pursuant to clause (i) and to the extent that the Performance Measures, if any, have been satisfied or are deemed satisfied pursuant to clause (i), multiplied by the Fair Market Value of a share of Common Stock as of the date of the Corporate Transaction, and (3) in the case of a Performance Unit Award, the value of the Performance Units then subject to the portion of such award surrendered, to the extent the Performance Period applicable so such award has lapsed or will lapse pursuant to clause (i) and to the extent the Performance Measures applicable to such award have been satisfied or are deemed satisfied pursuant to clause (i); (B) shares of capital stock of the corporation resulting from such Corporate Transaction, or a parent corporation thereof, having a fair market value not less than the amount determined under clause (A) above; or (C) a combination of the payment of cash pursuant to clause (A) above and the issuance of shares pursuant to clause (B) above.

(b)	For purposes of Sections 2.3(f) and 5.8(a), “Change in Control” shall mean, except as otherwise provided below, the first to occur of any of the following events:

(i)

any SEC Person becomes the Beneficial Owner of 20% or more of the then outstanding common stock of the Company or of Voting Securities representing 20% or more of the combined voting power of all the then outstanding Voting Securities of the Company (such an SEC Person, a “20% Owner”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (1) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was acquired directly from the Company), (2) any acquisition by the Company, (3) any acquisition by an

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employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company (a “Company Plan”), or (4) any acquisition by any corporation pursuant to a transaction which complies with paragraphs (A), (B) and (C) of subsection (iii) of this definition; provided further, that for purposes of clause (2), if any 20% Owner of the Company other than the Company or any Company Plan becomes a 20% Owner by reason of an acquisition by the Company, and such 20% Owner of the Company shall, after such acquisition by the Company, become the Beneficial Owner of any additional outstanding common shares of the Company or any additional outstanding Voting Securities of the Company (other than pursuant to any dividend reinvestment plan or arrangement maintained by the Company) and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change in Control; or

(ii)	Individuals who, as of the effective date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Incumbent Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest (as such terms are used in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii)	Consummation of a Corporate Transaction by the Company; excluding, however, a Corporate Transaction pursuant to which:

(A)	all or substantially all of the individuals and entities who are the Beneficial Owners, respectively, of the outstanding common stock of Company and outstanding Voting Securities of the Company immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 60% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which, as a result of such transaction, owns the Company or all or substantially all of the assets of the Company either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Corporate Transaction of the outstanding common stock of Company and outstanding Voting Securities of the Company, as the case may be;

(B)	no SEC Person (other than the corporation resulting from such Corporate Transaction, and any Person which beneficially owned, immediately prior to such corporate Transaction, directly or indirectly, 20% or more of the outstanding common stock of the Company or the outstanding Voting Securities of the Company, as the case may be) becomes a 20% Owner, directly or indirectly, of the then-outstanding common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation; and

(C)	individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

(iv)	Approval by the Company’s shareholders of a plan of complete liquidation or dissolution of the Company, other than a plan of liquidation or dissolution which results in the acquisition of all or substantially all of the assets of the Company by an affiliated company.

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Notwithstanding the occurrence of any of the foregoing events, a Change in Control shall not occur with respect to an award if, in advance of such event, the holder of such award agrees in writing that such event shall not constitute a Change in Control.

5.9	Deferrals. The Committee may determine that the delivery of shares of Common Stock or the payment of cash, or a combination thereof, upon the exercise or settlement of all or a portion of any award made hereunder shall be deferred, or the Committee may, in its sole discretion, approve deferral elections made by holders of awards. Deferrals shall be for such periods and upon such terms as shall be set forth in a deferral plan or program established by the Committee in its sole discretion in accordance with Section 409A of the Code.

5.10	No Right of Participation or Employment. Unless otherwise set forth in an employment agreement, no person shall have any right to participate in this Plan. Neither this Plan nor any award made hereunder shall confer upon any person any right to continued employment with the Company, any Subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any Subsidiary or any affiliate of the Company to terminate the employment of any person at any time without liability hereunder.

5.11	Rights as Stockholder. No person shall have any right as a stockholder of the Company with respect to any shares of Common Stock or other equity security of the Company which is subject to an award hereunder unless and until such person becomes a stockholder of record with respect to such shares of Common Stock or equity security.

5.12	Designation of Beneficiary. A holder of an award may file with the Committee a written designation of one or more persons as such holder’s beneficiary or beneficiaries (both primary and contingent) in the event of the holder’s death or incapacity. To the extent an outstanding option or SAR granted hereunder is exercisable, such beneficiary or beneficiaries shall be entitled to exercise such option or SAR pursuant to procedures prescribed by the Committee.

Each beneficiary designation shall become effective only when filed in writing with the Committee during the holder’s lifetime on a form prescribed by the Committee. The spouse of a married holder domiciled in a community property jurisdiction shall join in any designation of a beneficiary other than such spouse. The filing with the Committee of a new beneficiary designation shall cancel all previously filed beneficiary designations.

If a holder fails to designate a beneficiary, or if all designated beneficiaries of a holder predecease the holder, then each outstanding option and SAR hereunder held by such holder, to the extent exercisable, may be exercised by such holder’s executor, administrator, legal representative or similar person.

5.13	Governing Law. This Plan, each award hereunder and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the Commonwealth of Pennsylvania and construed in accordance therewith without giving effect to principles of conflicts of laws.

5.14	Foreign Employees. Without amending this Plan, the Committee may grant awards to eligible persons who are foreign nationals on such terms and conditions different from those specified in this Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of this Plan and, in furtherance of such purposes the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or its Subsidiaries operates or has employees.

A-16	Exelon Corporation Notice of the Annual Meeting and 2015 Proxy Statement

Exelon Corporation P.O. Box 805398 Chicago, IL 60680-5398 exeloncorp.com © Exelon Corporation, 2015

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 27, 2015. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 27, 2015. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. EXELON CORPORATION 10 SOUTH DEARBORN STREET P.O. BOX 805398 CHICAGO, IL 60680-5398 M85192-P62030-Z65036 EXELON CORPORATION The board of directors recommends voting FOR Proposals 1 through 5 and AGAINST Proposal 6: 1. Election of Directors Abstain For Against Nominees: 1a. Anthony K. Anderson 1b. Ann C. Berzin Abstain Against For 1c. John A. Canning, Jr. 1l. Mayo A. Shattuck III 1d. Christopher M. Crane 1m. Stephen D. Steinour 2. The Ratification of PricewaterhouseCoopers LLP as Exelon’s independent Auditor for 2015. 1e. Yves C. de Balmann 1f. Nicholas DeBenedictis 3. Advisory vote to approve executive compensation. 4. Approve performance measures in the 2011 Long-Term Incentive Plan. 1g. Paul L. Joskow 1h. Robert J. Lawless 5. Management proposal regarding proxy access. 1i. Richard W. Mies 6. Shareholder proposal regarding proxy access. 1j. William C. Richardson NOTE: Authority is also given to vote on all other matters that may properly come before the meeting or any adjournment thereof. 1k. John W. Rogers, Jr. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

ADMISSION TICKET To attend the annual meeting please detach and bring this ticket along with a valid photo ID and present them at the Shareholder Registration Table upon arrival. This ticket is not transferable. No cameras, audio or video recording equipment, similar electronic devices, large bags, backpacks, briefcases or packages will be permitted in the meeting room or adjacent areas. Cell phones and similar wireless communication devices will be permitted in the meeting only if turned off. All items brought into the meeting will be subject to search. NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING Exelon’s Notice and Proxy Statement and Annual Report are available online at www.proxyvote.com. The electronic documents have been prepared to offer easy viewing and are completely searchable. The website will allow you to view the materials as you vote the shares. We believe that you will find this method of viewing Exelon’s information and voting the shares more convenient. We encourage you to vote the shares at www.proxyvote.com and then register for the electronic delivery of Exelon’s proxy materials for 2016 and beyond. IF YOU WISH TO ATTEND THE ANNUAL MEETING, DETACH AND BRING THIS ADMISSION TICKET ALONG WITH A PHOTO ID M85193-P62030-Z65036 EXELON CORPORATION 2015 COMMON STOCK PROXY This proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Shareholders to be held on Tuesday, April 28, 2015 at 9:00 A.M. Central Time at Exelon Corporation Headquarters 10 S. Dearborn Street Chicago, Illinois DARRYL M. BRADFORD and BRUCE G. WILSON, or either of them with power of substitution, are hereby appointed to vote as specified all shares of common stock which the shareholder(s) named on the proxy card is/are entitled to vote atthe annual meeting described above or at any adjournment thereof, and in their sole discretion to vote upon all other matters that may be properly brought before the annual meeting. If the proxy card is signed and dated, but no votes are indicated, it will be voted as recommended by the Board of Directors. The Northern Trust Company as trustee for the Exelon Employee Savings Plan, the Employee Savings Plan for Constellation Energy Nuclear Energy Group, LLC and the Represented Employee Savings Plan for Nine Mile Point, for which Hewitt Associates LLC is the plan record keeper, is hereby authorized to execute a proxy with the identical instructions for any shares of common stock held in this plan for the benefit of any shareholder(s) named on this card. For all shares for which no valid instruction is timely received, the trustee of the respective plan is instructed to vote the shares in the same proportion as the shares that were affirmatively voted by shareholders participating in the respective plan. Continued and to be signed on reverse side